                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                          LIBERTY LIVEWIRE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                      [LIBERTY LIVEWIRE CORPORATION LOGO]

                          LIBERTY LIVEWIRE CORPORATION
                            520 BROADWAY, 5TH FLOOR
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 434-7000

                                                               November 19, 2001

Dear Fellow Stockholder:

     On behalf of the board of directors and management of Liberty Livewire Corporation, we cordially invite you to attend the Company's annual meeting of stockholders. The meeting will be held at 10:00 a.m. Pacific Standard Time, on December 19, 2001, at The Fairmont Miramar Hotel Santa Monica, located at 101 Wilshire Boulevard, Santa Monica, California. At the annual meeting, you will have the opportunity to meet with the Company's management team and we will report to you on the Company's financial and operating performance.

     As you know, an important aspect of the annual meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

     Whether or not you plan to attend the annual meeting, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

     Your Board of Directors and management are committed to the success of the Company and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

                                          Very truly yours,

                                          /s/ Robert T. Walston
                                          Robert T. Walston
                                          President and Chief Executive Officer

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS....................     1
ABOUT THE MEETING...........................................     2
  What is the purpose of the annual meeting?................     2
  Who is entitled to vote?..................................     2
  What if my shares are held in "street name" by a
     broker?................................................     3
  How many shares must be present to hold the meeting?......     3
  What if a quorum is not present at the meeting?...........     3
  How do I vote?............................................     3
  Can I change my vote after I submit my proxy?.............     4
  How does the board of directors recommend I vote on the
     proposals?.............................................     4
  What if I do not specify how my shares are to be voted?...     4
  Will any other business be conducted at the meeting?......     4
  How many votes are required to elect the director
     nominees?..............................................     4
  What happens if a nominee is unable to stand for
     election?..............................................     4
  How many votes are required to approve the proposed 2001
     Incentive Plan of the Company?.........................     4
  How many votes are required to approve the proposed 2000
     Nonemployee Director Stock Option Plan of the
     Company?...............................................     5
  How many votes are required to ratify the appointment of
     the Company's independent auditors?....................     5
  How many votes are required to approve the First Amended
     and Restated Credit Agreement, including the potential
     issuance of Class B shares under the Credit
     Agreement?.............................................     5
  How will abstentions be treated?..........................     5
  How will broker non-votes be treated?.....................     5
  Who pays for the costs of soliciting proxies?.............     5
PROPOSAL 1 -- ELECTION OF DIRECTORS.........................     6
  Who are the nominees for election as directors at the
     annual meeting?........................................     6
  Who are the Company's continuing directors?...............     8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................     9
  Does anyone own more than five percent of any class of the
     Company's stock?.......................................     9
  Has a change in control of the Company occurred since
     January 1, 2000?.......................................    11
  How much stock do the Company's directors and executive
     officers own?..........................................    12
  Who are the executive officers?...........................    14
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS...........    15
  How often did the board of directors meet during 2000?....    15
  How are board members nominated?..........................    16
  Is there a due date for stockholder nominations?..........    16
  Are there any board committees?...........................    16
AUDIT COMMITTEE REPORT......................................    17
COMPENSATION INFORMATION....................................    18
  How are directors compensated?............................    18
  Summary compensation table................................    18
  Option/SAR grants during the 2000 fiscal year.............    20

                                                               PAGE
                                                               ----
  Did the Company at any time during 2000 change the
     exercise price of stock options or SARs previously
     awarded to any of its executive officers?..............    20
  Aggregate options/SAR exercises and fiscal year end
     option/SAR values......................................    20
  Does the Company have any employment or consulting
     agreements with any of its directors or named executive
     officers?..............................................    21
  Does the Company have any termination or severance
     agreements with any of its former directors or named
     executive officers?....................................    22
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....    24
  Compensation philosophy...................................    24
  Compensation of the executive officers....................    24
  CEO compensation..........................................    24
  Section 162 of the Internal Revenue Code..................    25
  Stock performance graph...................................    26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    26
  Executive Officer Loan....................................    26
  Tax Sharing Agreement between Liberty Media and the
     Company................................................    27
  Convertible Subordinated Credit Facility with Liberty
     Media..................................................    27
  Liberty LWR, Inc. and Liberty Livewire Holdings, Inc. ....    28
  Services received from Liberty Media......................    29
  SMH Entertainment, Inc....................................    29
  Contribution of Liberty Livewire, LLC from Liberty Media
     to the Company.........................................    30
  Contribution of Video Services Corporation from Liberty
     Media to the Company...................................    30
  Ascent Network Services...................................    31
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE........    31
PROPOSAL 2 -- APPROVAL OF THE COMPANY'S 2001 INCENTIVE
  PLAN......................................................    32
  What is the purpose of the Company's 2001 Incentive
     Plan?..................................................    32
  Summary of the Company's 2001 Incentive Plan..............    32
     How will option and award prices be determined?........    33
     What type of awards may be granted under the 2001
      Incentive Plan?.......................................    33
     How is the Company's 2001 Incentive Plan
      administered?.........................................    35
     Who is eligible to participate under the Company's 2001
      Incentive Plan?.......................................    36
     How may the plan be amended, modified or terminated?...    37
     What are the federal income tax consequences to
      participants of awards granted under the Company's
      2001 Incentive Plan?..................................    37
     What are the federal income tax consequences to the
      Company of awards granted under the Company's 2001
      Incentive Plan?.......................................    39
PROPOSAL 3 -- APPROVAL OF THE COMPANY'S 2000 NONEMPLOYEE
  DIRECTOR STOCK OPTION PLAN................................    40
  What is the purpose of the Company's 2000 Nonemployee
     Director Stock Option Plan?............................    40
  Summary of Company's 2000 Nonemployee Director Stock
     Option Plan............................................    40
     What type of awards will be granted and how will such
      awards be granted under the 2000 Nonemployee Director
      Stock Option Plan?....................................    40
     When do the stock options granted to Nonemployee
      Directors under the Plan terminate?...................    41
     When will the stock options granted under the Company's
      2000 Nonemployee Director Stock Option Plan be
      exercisable?..........................................    41

                                                               PAGE
                                                               ----
     How many shares of the Company's Class A common stock
      are reserved for issuance under the Company's 2000
      Nonemployee Director Stock Option Plan?...............    42
     Are the stock options granted under the Company's 2000
      Nonemployee Director Stock Option Plan
      transferable?.........................................    42
     How may the Company's 2000 Nonemployee Director Stock
      Option Plan be amended, modified or terminated?.......    42
     What are the federal tax consequences of awards granted
      to a Nonemployee Director under the Company's 2000
      Nonemployee Director Stock Option Plan?...............    42
     What are the federal income tax consequences to the
      Company of stock options granted under the Company's
      2000 Nonemployee Director Stock Option Plan?..........    43
     Which of the Company's directors are eligible to
      participate under the Company's 2000 Nonemployee
      Director Stock Option Plan?...........................    43
PROPOSAL 4 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
  AUDITORS..................................................    44
  Audit Fees and All Other Fees.............................    44
PROPOSAL 5 -- APPROVAL OF THE FIRST AMENDED AND RESTATED
  CREDIT AGREEMENT DATED AS OF DECEMBER 22, 2000 BETWEEN THE
  COMPANY AND LIBERTY MEDIA CORPORATION, INCLUDING THE
  POTENTIAL ISSUANCE OF SHARES OF THE COMPANY'S CLASS B
  COMMON STOCK UNDER THAT CREDIT AGREEMENT..................    45
  What is the purpose of this proposal?.....................    45
  What are the material terms of the Credit Agreement and
     under what circumstances are shares of the Company's
     Class B common stock issued under the Credit
     Agreement?.............................................    46
  What is the aggregate outstanding principal amount of the
     loans, and how many shares of the Company's Class B
     common stock have been issued to Liberty Media, under
     the Credit Agreement?..................................    47
  If Proposal 5 is approved, how will it effect my rights as
     a stockholder?.........................................    48
STOCKHOLDER PROPOSALS.......................................    48
OTHER MATTERS...............................................    48
WHERE YOU CAN FIND MORE INFORMATION.........................    48
ANNEX A Audit Committee Charter.............................   A-1
ANNEX B Liberty Livewire Corporation 2001 Incentive Plan....   B-1
ANNEX C 2000 Nonemployee Director Stock Option Plan of
  Liberty Livewire Corporation..............................   C-1
ANNEX D First Amended and Restated Credit Agreement.........   D-1

                          LIBERTY LIVEWIRE CORPORATION

                            520 BROADWAY, 5TH FLOOR
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 434-7000
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 19, 2001
                             ---------------------
To Our Stockholders:

     The 2001 Annual Meeting of Stockholders of Liberty Livewire Corporation ("Livewire" or the "Company") will be held at The Fairmont Miramar Hotel Santa Monica, 101 Wilshire Boulevard, Santa Monica, California, on December 19, 2001, at 10:00 a.m. Pacific Standard Time, for the purpose of considering and acting upon the following matters:

          1.  Election of the Company's board of directors;

          2.  A proposal to approve the Company's 2001 Incentive Plan;

          3. A proposal to approve the Company's 2000 Nonemployee Director Stock Option Plan;

          4. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2001; and

          5. A proposal to approve the First Amended and Restated Credit Agreement dated as of December 22, 2000 between the Company and Liberty Media Corporation, including the potential issuance of shares of the Company's Class B common stock under that credit agreement;

and such other matters as may properly come before the annual meeting or any adjournments thereof. The board of directors is not aware of any other business scheduled for the annual meeting. Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

     Stockholders of record at the close of business on October 29, 2001 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof. A complete list of stockholders entitled to vote at the meeting will be available for inspection by stockholders during normal business hours at the executive offices of the Company located at 520 Broadway, 5th Floor, Santa Monica, California 90401, during the ten days prior to the meeting as well as at the meeting.

     Your vote is important. Please sign and date the enclosed proxy, and return it promptly in the enclosed envelope to ensure your representation at the annual meeting. The proxy will not be used if you attend and vote at the meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Robert T. Walston
                                          Robert T. Walston
                                          President and Chief Executive Officer

Santa Monica, California
November 19, 2001

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                          LIBERTY LIVEWIRE CORPORATION
                            520 BROADWAY, 5TH FLOOR
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 434-7000

                             ---------------------
                                PROXY STATEMENT
                             ---------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 19, 2001
                             ---------------------
     This proxy statement is furnished in connection with the solicitation, on behalf of the board of directors of Liberty Livewire Corporation, a Delaware corporation ("Livewire" or the "Company"), of proxies to be used at the Company's annual meeting of stockholders, to be held at The Fairmont Miramar Hotel Santa Monica, 101 Wilshire Boulevard, Santa Monica, California, on December 19, 2001, at 10:00 a.m. Pacific Standard Time, and all adjournments of the meeting. The accompanying Notice of Meeting, this proxy statement and proxy are first being mailed to stockholders on or about November 20, 2001. A copy of the Company's Annual Report on Form 10-K, and the amendment to the Company's Annual Report on Form 10-K/A, for the year ended December 31, 2000, also accompany these materials.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, stockholders are being asked to consider and vote upon the matters outlined in the accompanying Notice of Meeting, including:

          PROPOSAL 1.  Election of the Company's board of directors;

          PROPOSAL 2.  Approval of the Company's 2001 Incentive Plan;

          PROPOSAL 3. Approval of the Company's 2000 Nonemployee Director Stock Option Plan;

          PROPOSAL 4. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2001; and

          PROPOSAL 5. Approval of the First Amended and Restated Credit Agreement dated as of December 22, 2000 between the Company and Liberty Media Corporation (hereinafter referred to as the First Amended and Restated Credit Agreement or the Credit Agreement), including the potential issuance of shares of the Company's Class B common stock under the Credit Agreement.

     The stockholders will also transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

     The record date for the annual meeting is October 29, 2001. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. The Company has two series of capital stock outstanding: the Class A common stock, par value $0.01, and the Class B common stock, par value $0.01. Holders of both the Class A common stock and the Class B common stock are entitled to vote at the meeting.

     Except as otherwise required by law, or as described in this proxy statement, the holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters presented to a vote of stockholders. Each holder of Class A common stock is entitled to 1 vote per share on each matter submitted at the meeting. Each holder of Class B common stock is entitled to 10 votes per share on each matter submitted at the meeting. At the close of business on the record date there were 5,335,424 shares of Class A common stock (representing an equal number of votes) and 34,982,148 shares of Class B common stock (representing 349,821,480 votes), for an aggregate of 355,156,904 votes eligible to be cast at the meeting by holders of both classes of the Company's capital stock.

WHAT IF MY SHARES ARE HELD IN "STREET NAME" BY A BROKER?

     If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to the election of directors (Proposal 1) and the ratification of auditors (Proposal 4), but will not be permitted to vote your shares with respect to any other matter. Shares that a broker is not entitled to vote with respect to a proposal are sometimes called "broker non-votes." The treatment of broker non-votes is described in the following paragraph and below under "How will broker non-votes be treated?"

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

     A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of voting stock outstanding on the record date, determined by voting power, will constitute a quorum. Proxies received but marked as abstentions or broker non-votes (i.e., shares that your broker is not permitted to vote) will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

     If a quorum is not present at the scheduled time of the meeting, the holders of a majority in total voting power of the shares that are represented or the chairman of the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

HOW DO I VOTE?

     1. You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States. If your shares are held in "street name" by a broker or other nominee, you may also be able to give voting instructions by telephone or on the Internet. Please check the voting form provided by your broker or nominee to see if such options are available to you.

     2. You may vote in person at the meeting. If you hold your shares of record and attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the institution that holds your shares indicating that you were the beneficial owner of the Company's voting stock on October 29, 2001, the record date for voting at the annual meeting. Please contact your broker or other institution directly if you would like to obtain a proxy to vote your shares directly at the meeting. Even if you plan to attend the meeting, please sign and return your proxy card to ensure that your shares are represented. If you do attend the meeting, any votes you cast at the meeting will supersede your proxy.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

     Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

     - signing another proxy with a later date;

     - giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or

     - voting in person at the annual meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

     The board of directors recommends that you vote:

     - "FOR" Proposal 1: the election to the board of directors of the nominees named in this proxy statement (see page 6);


     - "FOR" Proposal 2: approval of the Company's 2001 Incentive Plan (see page
       32);



     - "FOR" Proposal 3: approval of the Company's Nonemployee Director Stock Option Plan (see page 40);



     - "FOR" Proposal 4: ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2001 (see page 44); and



     - "FOR" Proposal 5: approval of the First Amended and Restated Credit Agreement, including the potential issuance of shares of the Company's Class B common stock under that credit agreement (see page 45).


WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

     If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals set forth in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING?

     The board of directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED TO ELECT THE DIRECTOR NOMINEES?

     The affirmative vote of a plurality of the votes cast on this matter is required to elect the six nominees as directors. This means that the six nominees will be elected if they receive more affirmative votes than any other person. If you vote "Withheld" with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

     If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSED 2001 INCENTIVE PLAN OF THE COMPANY?

     Approval of the proposed 2001 Incentive Plan requires the affirmative vote of a majority of the combined voting power of the Class A common stock and Class B common stock present at the meeting in person or by proxy and entitled to vote as of the record date. Liberty Media Corporation, which controls a majority of the Company's outstanding stock, has expressed its intention to vote "FOR" proposal 2, approval of the Company's 2001 Incentive Plan.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSED 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN OF THE COMPANY?

     Approval of the amendment to the proposed 2000 Nonemployee Director Stock Option Plan requires the affirmative vote of a majority of the combined voting power of the Class A common stock and Class B common stock present at the meeting in person or by proxy and entitled to vote as of the record date. Liberty Media Corporation has expressed its intention to vote "FOR" proposal 3, approval of the Company's 2000 Nonemployee Director Stock Option Plan.

HOW MANY VOTES ARE REQUIRED TO RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS?

     The ratification of the appointment of KPMG LLP as independent auditors for the Company requires the affirmative vote of a majority of the combined voting power of the Class A common stock and Class B common stock present at the meeting in person or by proxy and entitled to vote as of the record date.


HOW MANY VOTES ARE REQUIRED TO APPROVE THE FIRST AMENDED AND RESTATED CREDIT AGREEMENT, INCLUDING THE POTENTIAL ISSUANCE OF CLASS B SHARES UNDER THE CREDIT AGREEMENT?


     The approval of the First Amended and Restated Credit Agreement, including the potential issuance of shares of the Company's Class B common stock under the Credit Agreement requires the affirmative vote of a majority of the combined voting power of the Class A common stock and Class B common stock present at the meeting in person or by proxy and entitled to vote as of the record date.

HOW WILL ABSTENTIONS BE TREATED?

     If you abstain from voting on one or more proposals, your shares will still be included for purposes of determining whether a quorum is present. Because directors are elected by a plurality of votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for Proposal 1. If you abstain from voting on a proposal for which this option is available, your shares will be included in the number of shares voting on the proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

HOW WILL BROKER NON-VOTES BE TREATED?

     If your shares are held for you by a broker or other nominee in "street name," your broker will generally be prohibited from voting such shares on any matter other than the election of directors and the ratification of the Company's auditors, unless you tell your broker how you want your shares to be voted. If you don't provide your instructions by properly completing and returning to your broker the enclosed voting card (or by voting by telephone or Internet, if your broker provides such services), such shares will be treated as "broker non-votes" with respect to any proposals raised at the meeting other than Proposals 1 and 4. Such shares will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal.

WHO PAYS FOR THE COSTS OF SOLICITING PROXIES?

     The Company will pay the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of voting stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Except as disclosed in this proxy statement, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominee was selected.

     Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

     The table below sets forth, with respect to each director nominee, his name, age, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company and directorships held in other public companies. For additional information regarding the nominees, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," "MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS," "COMPENSATION INFORMATION," and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".


     Each person elected as a director of the Company will serve until such director's successor is duly elected and qualified, or until such director's earlier resignation or removal. The Company currently has a classified board of directors that is to consist of three Class I directors, three Class II directors and three Class III directors. The Class I directors were to serve until the annual meeting of stockholders in 2000, but the Company did not have an annual meeting in that year. Accordingly, you will be voting to elect Class I directors, as well as Class II directors, the latter of whom are currently serving a term scheduled to expire at the annual meeting of stockholders in 2001. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.


WHO ARE THE NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING?

NAME                                                                POSITION
----                                                                --------
Robert T. Walston.........................  Has served as a Director and President since June 2000,
  Age 42                                    and as Chief Executive Officer since August 2001. From
  Class I Director                          April to August 2001, he served as President, Chief
                                            Operating Officer and Interim Chief Executive Officer of
                                            the Company. From June 2000 until April 2001, he served
                                            as the Company's President and Chief Operating Officer.
                                            Mr. Walston was the founder of Four Media Company and
                                            served as the Chairman and Chief Executive Officer of
                                            Four Media Company from 1993 to 2000. Prior to Four
                                            Media, Mr. Walston spent ten years as a banker,
                                            investment banker and private equity investor, working
                                            on merger and acquisition assignments and debt and
                                            equity offerings.
Salah M. Hassanein........................  Has served as a Director of the Company since 1962,
  Age 79                                    which prior to June 2000 was known as the Todd-AO
  Class I Director                          Corporation. From July 1996 to June 2000, Mr. Hassanein
                                            served as President and Chief Executive Officer of the
                                            Company. From 1994 to 1996, Mr. Hassanein served as the
                                            Company's President and Chief Operating Officer. Prior
                                            to 1994, he was the Company's Senior Executive Vice
                                            President. Mr. Hassanein also served as President of
                                            Warner Bros. International Theatres Co. from 1988 to
                                            June 30, 1994. Mr. Hassanein previously served as
                                            Executive Vice President and Director of UACI and
                                            President of United Artists Eastern Theatres, Inc. Mr.
                                            Hassanein has been a principal of SMH Entertainment,
                                            Inc. since June 2000.

NAME                                                                POSITION
----                                                                --------
David P. Malm.............................  Has served as a Director since 1997, except for a period
  Age 36                                    between June 9, 2000 and July 18, 2000. He is currently
  Class I Director                          a partner of Halpern, Denny & Company, a Boston-based
                                            private equity investment/firm. Prior to forming
                                            Halpern, Denny & Company in 1991, Mr. Malm was
                                            affiliated with Bain Capital, a private equity
                                            investment firm, and Bain & Company, a corporate
                                            strategy consulting firm. He also previously worked in
                                            the Investment Banking Group at Morgan Stanley &
                                            Company.
Gary Howard...............................  Has served as a Director since June 2000. Mr. Howard has
  Age 51                                    served as Executive Vice President and Chief Operating
  Class II Director                         Officer of Liberty Media since July 1998. Mr. Howard has
                                            also served as Chairman of the Board of Liberty
                                            Satellite & Technology, Inc. since August 2000. Mr.
                                            Howard served as Chief Executive Officer of Liberty
                                            Satellite & Technology, Inc. from December 1996 to April
                                            2000. Mr. Howard also served as Executive Vice President
                                            of Tele-Communications, Inc., or TCI, from December 1997
                                            to March 1999, as Chief Executive Officer, Chairman of
                                            the Board and a director of TV Guide, Inc. from June
                                            1997 to March 1999; and as President and Chief Executive
                                            Officer of TCI Ventures Group, LLC from December 1997 to
                                            March 1999. Mr. Howard served as Senior Vice President
                                            of TCI Communications, Inc., the domestic cable
                                            subsidiary of TCI, from October 1994 to December 1996.
                                            Mr. Howard is also a Director of Liberty Media
                                            Corporation, Liberty Digital, Inc. and Liberty Satellite
                                            & Technology, Inc., and a Director and Chairman of the
                                            Board of On Command Corporation.
Sydney Pollack............................  Has served as a Director of the Company since 1998. A
  Age 66                                    renowned motion picture director, Mr. Pollack's 17 films
  Class II Director                         have received 46 Academy Award(R) nominations, including
                                            four for Best Picture. His film "Out of Africa" won
                                            seven Oscars including Best Picture and Best Director.
                                            In addition to winning the New York Film Critics' Award
                                            for his 1982 film "Tootsie", Mr. Pollack won the Golden
                                            Globe for Best Director twice, the National Society of
                                            Film Critics Award, and the NATO Director of the Year
                                            Award. Mr. Pollack formed Mirage Enterprises in 1985,
                                            which produces motion picture feature films, and is
                                            Mirage's Chief Executive Officer. He is a founding
                                            member of The Sundance Institute, The Chairman Emeritus
                                            of The American Cinematheque, and serves on the Board of
                                            Directors of the Film Preservation Board and The Motion
                                            Picture and Television Fund Foundation.

NAME                                                                POSITION
----                                                                --------
Bernard W. Schotters......................  Was appointed to the board of directors of the Company
  Age 56                                    on November 8, 2001, to fill a vacancy. Mr. Schotters is
  Class II Director                         currently a consultant and private equity investor.
                                            Since April 2000 he has been a member of Telecom
                                            Partners, a venture capital firm based in Denver,
                                            Colorado. Mr. Schotters served as Executive Vice
                                            President, Finance and Treasury, and was Principal
                                            Financial Officer, of Tele-Communications, Inc., or TCI,
                                            from March 1998 to March 1999, when TCI was acquired by
                                            AT&T Corp. From March 1999 through March 2000, Mr.
                                            Schotters served as a Executive Vice President of TCI
                                            and its successor AT&T Broadband. Mr. Schotters is a
                                            past member of The Nasdaq Stock Market's Issuer Affairs
                                            Committee and a member of the National Association of
                                            Treasurers and the National Cable Television
                                            Association. He is also the Chairman of the Finance
                                            Committee and a Director of Velocom Inc.



     The above-mentioned individuals nominated as Class I and Class II directors will be elected to terms extending through the 2003 and 2004 annual meetings of stockholders, respectively. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.


WHO ARE THE COMPANY'S CONTINUING DIRECTORS?

     For each member of the board of directors whose term of office as a director continues after the annual meeting, information given by each concerning his name, age, principal occupation and employment for the past 5 years, the year in which he or she first became a director of the Company and directorships held in other public companies is provided below. For additional information regarding these directors see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," "MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS," "COMPENSATION INFORMATION," and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

NAME                                                                POSITION
----                                                                --------
William R. Fitzgerald.....................  Has served as a Director and Chairman of the Board since
  Age 43                                    August 2000. Mr. Fitzgerald has served as Senior Vice
  Class III Director                        President of Liberty Media Corporation since August
                                            2000. Mr. Fitzgerald served as Chief Operating Officer,
                                            Operations Administration, of AT&T Broadband, which was
                                            formerly known as Tele-Communications, Inc., or TCI,
                                            from August 1999 to May 2000, and Executive Vice
                                            President and Chief Operating Officer of TCI from March
                                            1999 to August 1999. Mr. Fitzgerald served as Executive
                                            Vice President and Chief Operating Officer of TCI
                                            Communications from November 1998 to March 1999, served
                                            as an Executive Vice President of TCI Communications
                                            from December 1997 to March 1999 and served as a Senior
                                            Vice President of TCI Communications from March 1996 to
                                            December 1997. Mr. Fitzgerald was a Senior Vice
                                            President and a Partner in Daniels & Associates, a
                                            brokerage and investment banking company, from 1988 to
                                            1996. Mr. Fitzgerald is also a Director of On Command
                                            Corporation.

NAME                                                                POSITION
----                                                                --------
Robert B. Bennett.........................  Has served as a Director since June 2000. Mr. Bennett
  Age 42                                    has served as President and Chief Executive Officer of
  Class III Director                        Liberty Media since April 1997 and as a director since
                                            September 1994. Mr. Bennett also served as acting Chief
                                            Financial Officer of Liberty Digital, Inc. from June
                                            1997 to July 1997. Mr. Bennett served as Executive Vice
                                            President of Tele-Communications, Inc., or TCI; from
                                            April 1997 to March 1999. Mr. Bennett served as
                                            Executive Vice President, Secretary and Treasurer of
                                            Liberty Media from June 1995 through March 1997, Chief
                                            Financial Officer from May 1996 through March 1997, and
                                            in various executive positions since their inception in
                                            1990. Mr. Bennett is a director of Gemstar-TV Guide
                                            International, Inc., Liberty Satellite & Technology,
                                            Inc., USANi LLC and Telewest Communications plc; and
                                            serves as a Director and Chairman of the Board of
                                            Liberty Digital, Inc.
Larry E. Romrell..........................  Has served as a Director since June 2000. He has served
  Age 61                                    as a consultant to Liberty Media since March 1999. Mr.
  Class III Director                        Romrell served as Executive Vice President of
                                            Tele-Communications, Inc., or TCI; from January 1994 to
                                            March 1999 and since March 1999 has served as a
                                            consultant to AT&T Broadband. Mr. Romrell also served,
                                            from December 1997 to March 1999, as Executive Vice
                                            President and Chief Executive Officer of TCI Business
                                            Alliance and Technology Co., a subsidiary of TCI prior
                                            to the TCI merger that oversaw and developed TCI's
                                            technology activities; from December 1997 to March 1999,
                                            as Senior Vice President of TCI Ventures Group, LLC;
                                            and, from September 1994 to October 1997, as President
                                            of TCI Technology Ventures, Inc., a subsidiary of TCI
                                            prior to the TCI merger that invested in and developed
                                            companies engaged in advancing telecommunications
                                            technology. Mr. Romrell served as Senior Vice President
                                            of TCI Communications from 1991 to October 1994. Mr.
                                            Romrell is a Director of Liberty Media and General
                                            Communication, Inc.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


DOES ANYONE OWN MORE THAN FIVE PERCENT OF ANY CLASS OF THE COMPANY'S STOCK?

     The following table lists stockholders believed by the Company to be the beneficial owners of more than five percent of either class of the Company's outstanding common stock as of October 29, 2001. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 29, 2001 through the exercise of any stock option or other right. Inclusion in the table below of such shares, however, does not constitute an admission that the named stockholder is a director or indirect beneficial owner of such shares. Shares issuable upon exercise of options and upon vesting of restricted shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. Voting power in the table is computed with respect to a general election of directors. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as believed to be owned by them except as otherwise stated in the notes to the table. Shares of the Company's Class A common stock and Class B common stock are represented in the table as LWIRA and LWIRB, respectively.


                                                            NUMBER OF
                                                              SHARES                      COMBINED
                                                TITLE OF   BENEFICIALLY   PERCENT OF   VOTING POWER OF
NAME AND ADDRESS OF BENEFICIAL OWNER             CLASS        OWNED        CLASS(1)    ALL HOLDINGS(1)
------------------------------------            --------   ------------   ----------   ---------------
Liberty Media Corporation(2)..................                                             98.5%
12300 Liberty Boulevard                          LWIRA              --          --
Englewood, Colorado                              LWIRB      34,982,148      100.00%
Robert A. Naify(3)............................                                                 *
172 Golden Gate Avenue                           LWIRA         876,985       16.44%
San Francisco, California                        LWIRB              --          --
Marshall Naify Revocable Trust(4).............                                                 *
172 Golden Gate Avenue                           LWIRA         297,615        5.58%
San Francisco, California                        LWIRB              --          --
Salah M. Hassanein(5).........................                                                 *
2318 Ocean Front                                 LWIRA         381,678        7.02%
Del Mar, California                              LWIRB              --          --
Paul Dujardin(6)..............................                                                 *
500 Fifth Avenue, Suite 2020                     LWIRA         571,583       10.71%
New York, New York                               LWIRB              --          --
Baron Capital Group, Inc., BAMCO, Inc.
  Baron Small Cap Fund and Ronald Baron(7)....                                                 *
767 Fifth Avenue                                 LWIRA         412,000        7.72%
New York, New York                               LWIRB              --          --


---------------

 *  Less than one percent.

(1) Based on 5,335,424 shares of the Company's Class A common stock and 34,982,148 shares of the Company's Class B common stock outstanding as of October 29, 2001.


(2) Includes 31,941,229 and 2,503,563 shares of the Company's Class B common stock held by Liberty LWR, Inc. and Liberty Livewire Holdings, Inc., respectively, both subsidiaries of Liberty Media. For more information regarding the holdings of the Company's Class B common stock held by Liberty LWR, Inc. and Liberty Livewire Holdings, Inc., see "Certain Relationships and Related Transactions -- Convertible Subordinated Credit Facility with Liberty Media," beginning on page 27 and "Certain Relationship and Related Transactions -- Liberty LWR, Inc. and Liberty Livewire Holdings, Inc." beginning on page 28.


(3) Includes 876,985 shares of the Company's Class A common stock held by trusts for which Mr. Naify is both trustee and beneficiary. Excludes 4,023 shares of the Company's Class A common stock held in trusts for which Mr. Naify is trustee and has no beneficial interest. Mr. Naify disclaims beneficial ownership of these shares.

(4) The sole trustee for the Marshall Naify Revocable Trust is Michael Naify. Michael Naify has a 1/3 beneficial interest and 100% voting control of the trust. Since the death of Marshall Naify, the trust has become an irrevocable trust.

(5) Includes 20,000 shares of the Company's Class A common stock held by an irrevocable trust for which Mr. Hassanein is trustee and has no beneficial interest. Mr. Hassanein disclaims beneficial ownership of these shares. Assumes the exercise in full of options to purchase 100,000 shares of the Company's Class A common stock, all of which are currently exercisable, granted in connection with that certain consulting agreement between Mr. Hassanein, SMH Entertainment, Inc., Liberty Media and the Company. For a description of this consulting agreement, see "Does the Company have any employment or consulting agreements with any of its directors or named executive officers? -- Consulting Agreement with Salah Hassanein," on page 22, and "Certain Relationships and Related Transactions -- SMH Entertainment, Inc.," on page 29.



(6) Includes 440,981 shares of the Company's Series A Common Stock currently pledged to the Company pursuant to agreements dated as of June 21, 2000, as to which Mr. Dujardin retains the sole right to vote. Does not include 16,100 shares of Company's Series A common Stock sold after October 29, 2001, or 88,888 shares of the Company's Series A Common Stock pledged to the Company pursuant to agreements dated as of June 21, 2000 and currently subject to forfeiture.


(7) Based on Schedule 13G filed on February 14, 2001 with the Securities and Exchange Commission. BAMCO is a subsidiary of Baron Capital Group. Baron Small Cap Fund is an investment advisory client of BAMCO. Ronald Baron owns a controlling interest in Baron Capital Group. Baron Capital Group and Ronald Baron disclaim beneficial ownership of these shares which are held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than Baron Capital Group and Ronald Baron. BAMCO disclaims beneficial ownership of these shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliates.

HAS A CHANGE IN CONTROL OF THE COMPANY OCCURRED SINCE JANUARY 1, 2000?

     Yes. Liberty Media acquired a controlling interest in the Company, then known as The Todd-AO Corporation, on June 9, 2000. This transaction was effected through the merger of B-Group Merger Corp., which was then a wholly owned subsidiary of AT&T Corp., with and into the Company, pursuant to a merger agreement dated as of December 10, 1999, as amended March 6, 2000, among AT&T, B-Group Merger Corp., Liberty Media, and the Company. As a result of the transactions provided for in the merger agreement:

     - each share of common stock of Todd-AO outstanding prior to June 9, 2000 was reclassified as 0.4 shares of the Company's Class A common stock and
       0.6 shares of the Company's Class B common stock.

     - all of the Company's Class B common stock issued in such reclassification was converted in the merger into shares of AT&T's Class A Liberty Media Group common stock, at a ratio of 5 shares of Class A Liberty Media Group common stock for each 6 shares of the Company's Class B common stock outstanding.

     - in the aggregate, approximately 3.6 million shares of Class A Liberty Media Group common stock were issued by AT&T Corp., in exchange for shares of the Company's Class B common stock representing 60% of the equity and approximately 94% of the voting power, of the Company.

     - AT&T immediately transferred to Liberty Media the Class B common stock of the Company acquired by AT&T in the merger, giving Liberty Media control of the Company.

     (The Class A Liberty Media Group common stock was a tracking stock of AT&T designed to reflect the economic performance of the businesses and assets of AT&T attributed to the "Liberty Media Group" as a result of the acquisition of TCI by AT&T in March 1999. As of August 10, 2001, Liberty Media "split off" from AT&T and all of its common stock was recapitalized. Upon consummation of that split off, each outstanding share of AT&T's Class A Liberty Media Group tracking stock was redeemed for one share of Liberty Media's Series A common stock. Since August 10, 2001, Liberty Media Corporation has been a separate public company, with no affiliation with AT&T Corp.)

     In addition to the merger agreement described above, Liberty Media and Todd-AO were parties to a contribution agreement, dated as of February 11, 2000, pursuant to which, after the completion of the merger and the transactions related thereto, Liberty Media transferred all of its shares of Four Media Company, which was then a wholly-owned subsidiary of Liberty Media, to the Company in exchange for approximately 16.6 million additional shares of the Company's Class B common stock. As a result of this contribution of the shares of Four Media Company to the Company, Liberty Media's equity interest in the Company increased to approximately 84% and its voting power in the Company was increased to approximately 98.2%.

     That February 2000 contribution agreement between Liberty Media and Todd-AO, as amended as of July 19, 2000, also provided for the contribution to the Company of all the post production, sound and related businesses of Soundelux Entertainment Group, a privately held corporation, which businesses were acquired by Liberty Media for $90,000,000 in cash pursuant to an asset purchase agreement dated as of July 19, 2000. Upon the consummation of the transaction with Soundelux on July 19, 2000, Liberty Media contributed all of the assets and businesses it acquired from Soundelux to the Company in exchange for 8,181,818 shares of the Company's Class B common stock. As a result of this contribution, Liberty Media's equity interest in the Company further increased to approximately 88% and its voting power in the Company was increased to approximately 98.7%.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND NAMED EXECUTIVE OFFICERS OWN?


     The following table sets forth information with respect to the ownership by each director and each of the named executive officers of the Company and by all directors and executive officers of the Company as a group of shares of the Company's common stock. In addition, the table sets forth information with respect to the ownership of such individuals of shares of Series A common stock, par value $0.01, and Series B common stock, par value $0.01, of Liberty Media, which owns a controlling interest in the Company.


     The Liberty Media charter provides that, except as otherwise required by Delaware law the holders of Liberty Media's Series A common stock and Series B common stock vote together as one class.

     The following information is given as of October 29, 2001 and, in case of percentage ownership information, is based on 5,335,424 shares of the Company's Class A common stock and 34,982,148 shares of the Company's Class B common stock, 2,377,917,544 shares of Liberty Media's Series A common stock and 212,045,288 shares of Liberty Media's Series B common stock outstanding on that date. Shares issuable upon exercise of options and upon vesting of restricted shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other persons. The number of shares beneficially owned by each director and each of the named executive officers of the Company is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 29, 2001 through the exercise of any stock option or other right. Inclusion in the table below of such shares, however, does not constitute an admission that the named director or executive officer is a direct or indirect beneficial owner of such shares. Voting power in the table is computed with respect to a general election of directors. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as believed to be owned by them, except as indicated in the notes to the table. Shares of the Company's Class A common stock will be represented in the table as LWIRA.


                                                                         NUMBER
                                                                       OF SHARES     PERCENT
                                                                      BENEFICIALLY     OF      VOTING
NAME                                             TITLE OF CLASS          OWNED        CLASS    POWER
----                                         ----------------------   ------------   -------   ------
Directors:
  William R. Fitzgerald....................  LWIRA                             --        --     --
                                             Liberty Media Series A       380,784(1)      *      *
                                             Liberty Media Series B            --        --     --
  Robert T. Walston........................  LWIRA                             --        --     --
                                             Liberty Media Series A       708,520(2)      *      *
                                             Liberty Media Series B            --        --     --
  Robert R. Bennett........................  LWIRA                             --        --     --
                                             Liberty Media Series A     2,700,233         *      *
                                             Liberty Media Series B            --        --     --
  Salah M. Hassanein.......................  LWIRA                        381,678(3)   7.02%     *
                                             Liberty Media Series A       868,817         *      *
                                             Liberty Media Series B            --        --     --

                                                                         NUMBER
                                                                       OF SHARES     PERCENT
                                                                      BENEFICIALLY     OF      VOTING
NAME                                             TITLE OF CLASS          OWNED        CLASS    POWER
----                                         ----------------------   ------------   -------   ------
  Gary S. Howard...........................  LWIRA                             --        --     --
                                             Liberty Media Series A       787,823         *      *
                                             Liberty Media Series B            --        --     --
  David P. Malm............................  LWIRA                         10,002         *      *
                                             Liberty Media Series A        10,000         *      *
                                             Liberty Media Series B            --        --     --
  Sydney Pollack...........................  LWIRA                          5,600         *      *
                                             Liberty Media Series A         9,625         *      *
                                             Liberty Media Series B            --        --     --
  Larry E. Romrell.........................  LWIRA                             --        --     --
                                             Liberty Media Series A     2,834,000(4)      *      *
                                             Liberty Media Series B         3,000         *      *
  Bernard Schotters........................  LWIRA                             --        --     --
                                             Liberty Media Series A     1,517,028(5)      *      *
                                             Liberty Media Series B         3,656(5)      *      *

Named executive officers:
  David P. Beddow..........................  LWIRA                        387,500(6)   6.77%     *
                                             Liberty Media Series A       519,228(6)      *      *
                                             Liberty Media Series B            --        --     --
  Marcus O. Evans..........................  LWIRA                             --        --     --
                                             Liberty Media Series A            --        --     --
                                             Liberty Media Series B            --        --     --
  Gavin W. Schutz..........................  LWIRA                             --        --     --
                                             Liberty Media Series A        19,356(7)      *      *
                                             Liberty Media Series B            --        --     --
  Jeffrey J. Marcketta.....................  LWIRA                             --        --     --
                                             Liberty Media Series A       322,580(8)      *      *
                                             Liberty Media Series B            --        --     --
  M. David Cottrell........................  LWIRA                          7,132         *      *
                                             Liberty Media Series A         8,575         *      *
                                             Liberty Media Series B            --        --     --
  Christopher D. Jenkins...................  LWIRA                          7,540         *      *
                                             Liberty Media Series A        26,300         *      *
                                             Liberty Media Series B            --        --     --
All directors and executive officers as a
  group (15 persons).......................  LWIRA                        411,952       7.7%     *
                                             Liberty Media Series A    10,604,169         *      *
                                             Liberty Media Series B         6,656         *      *


---------------
(*) Less than one percent.

(1) Includes stock options to acquire 346,016 shares of Liberty Media's Series A common stock, all of which are currently exercisable. Does not include Mr. Fitzgerald's ownership of a 7.9488% equity interest in common stock of Liberty Livewire Holdings, Inc., an entity controlled by Liberty Media which holds certain of Liberty Media's interests in the Company. See "Certain Relationships and Related Transactions -- Liberty LWR, Inc. and Liberty Livewire Holdings, Inc.," on page 28.

(2) Assumes the exercise in full of stock options to acquire 708,520 shares of Liberty Media Class A common stock, all of which are currently exercisable.

(3) Includes 20,000 shares of the Company's Class A common stock held by an irrevocable trust for which Mr. Hassanein is trustee and has no beneficial interest. Mr. Hassanein disclaims beneficial ownership of these shares. Assumes the exercise in full of stock options to acquire 100,000 shares of the Company's Class A common stock, all of which are currently exercisable, granted in connection with the consulting agreement dated December 10, 1999 among Mr. Hassanein, SMH Entertainment, Inc., Liberty Media and the Company. For a description of this consulting agreement, see "Does the Company have any employment or consulting agreements with any of its directors or named executive officers? -- Consulting Agreement with Salah Hassanein," on page 22, and "Certain Relationships and Related Transactions -- SMH Entertainment, Inc.," on page 29.



(4) Includes beneficial ownership of 2,481,936 shares of Liberty Media's Series A common stock which may be acquired within 60 days after October 29, 2001, pursuant to stock options granted in tandem with SARs. Does not include Mr. Romrell's ownership of a 7.9488% equity interest in common stock of Liberty Livewire Holdings, Inc. See "Certain Relationships and Related
    Transactions -- Liberty LWR, Inc. and Liberty Livewire Holdings, Inc.," on page 28.



(5) Includes 4,788 shares of Liberty Media's Series A common stock held in a custodial account for the benefit of family members. Mr. Schotters is the custodian of this account and disclaims beneficial ownership of the shares therein. Includes 328 shares of Liberty Media's Series B common stock held by Communications Capital Partners, LLC, an entity controlled by Bernard and Nancy Schotters. Mr. Schotters disclaims beneficial ownership of those shares. Includes stock options to acquire 1,096,456 shares of Liberty Media's Series A common stock, all of which are currently exercisable.



(6)Includes stock options to acquire 387,500 shares of the Company's Class A common stock granted pursuant to Mr. Beddow's severance agreement with the Company, all of which are currently exercisable. For more information regarding Mr. Beddow's severance agreement, see "Does the Company have any termination or severance agreements with any of its directors or named executive officers -- Severance Agreement of David Beddow" on page 22. Includes stock options to acquire 496,200 shares of Liberty Media's Series A common stock, all of which are currently exercisable.


(7) Assumes the exercise in full of stock options to acquire 19,356 shares of Liberty Media's Series A common stock, all of which are currently exercisable.


(8) Assumes the exercise in full of stock options to acquire 322,580 shares of Liberty Media's Series A common stock granted pursuant to Mr. Marcketta's severance agreement with the Company, all of which are currently exercisable. For a description of Mr. Marcketta's severance agreement, see "Does the Company have any termination or severance agreements with any of its directors or named executive officers? -- Severance Agreement of Jeffrey Marcketta," on page 23.


WHO ARE THE EXECUTIVE OFFICERS?


NAME                                                                POSITION
----                                                                --------
William R. Fitzgerald.....................   Has served as a Director and Chairman of the Board
 Age 43                                      since August 2000. Mr. Fitzgerald has served as Senior
                                             Vice President of Liberty Media Corporation since
                                             August 2000. Mr. Fitzgerald served as Chief Operating
                                             Officer, Operations Administration, of AT&T Broadband
                                             Information Systems, LLC, which was formerly known as
                                             Tele-Communications, Inc. or TCI, from August 1999 to
                                             May 2000, and Executive Vice President and Chief
                                             Operating Officer of TCI from March 1999 to August
                                             1999. Mr. Fitzgerald served as Executive Vice President
                                             and Chief Operating Officer of TCI Communications from
                                             November 1998 to March 1999, served as an Executive
                                             Vice President of TCI Communications from December 1997
                                             to March 1999 and served as a Senior Vice President of
                                             TCI Communications from March 1996 to December 1997.
                                             Mr. Fitzgerald was a Senior Vice President and a
                                             Partner in Daniels & Associates, a brokerage and
                                             investment banking company, from 1988 to 1996.

NAME                                                                POSITION
----                                                                --------
Robert T. Walston.........................   Has served as a Director and President since June 2000,
 Age 42                                      and as Chief Executive Officer since August 2001. From
                                             April to August 2001, he served as President, Chief
                                             Operating Officer and Interim Chief Executive Officer
                                             of the Company. From June 2000 until April 2001, he
                                             served as the Company's President and Chief Operating
                                             Officer. Mr. Walston was the founder of Four Media
                                             Company and served as the Chairman and Chief Executive
                                             Officer of Four Media Company from 1993 to 2000. Prior
                                             to Four Media, Mr. Walston spent ten years as a banker,
                                             investment banker and private equity investor, working
                                             on merger and acquisition assignments and debt and
                                             equity offerings.
George C. Platisa.........................   Has served as Executive Vice President and Chief
 Age 44                                      Financial Officer since May 2001. Mr. Platisa
                                             previously served as Chief Financial Officer of
                                             Broadband Sports from July 2000 through May 2001. He
                                             was Chief Financial Officer of Pacificare of California
                                             from September 1998 until July 2000. Mr. Platisa held
                                             positions at The Walt Disney Company as Vice
                                             President -- Operations Planning from 1996 through
                                             1998, as Vice President -- Corporate Controllership
                                             from 1993 through 1996 and as Director of International
                                             Accounting in 1993.
Marcus O. Evans...........................   Has served as Executive Vice President and General
 Age 51                                      Counsel of the Company since June 2000. Mr. Evans
                                             previously served as Senior Vice President and General
                                             Counsel of direct broadcast satellite (DBS) service
                                             provider Primestar, Inc./Primestar Partners from 1991
                                             through 1999. Previously, Mr. Evans held a variety of
                                             senior positions with Group W Broadcasting & Cable,
                                             Inc., or its affiliates, in the cable television,
                                             television and radio industries.
Gavin W. Schutz...........................   Has served as Executive Vice President and Chief
 Age 47                                      Technology Officer of the Company since November 2000.
                                             Mr. Schutz had been with Four Media since 1993, prior
                                             to which he spent 13 years as Vice President and
                                             Director of Engineering of Image Transform, Inc., a
                                             company acquired by Four Media in 1993.
William E. Niles..........................   Has served as Executive Vice President, Business and
 Age 38                                      Legal Affairs since October 2001 and as Senior Vice
                                             President and Assistant Secretary of the Company since
                                             June 2000. Mr. Niles most recently served as General
                                             Counsel and Vice President of Business Affairs for Four
                                             Media Company from February 1998 to April 2000, and was
                                             General Counsel and Vice President of Business Affairs
                                             for Visualize (dba POP), a leading provider of post
                                             production and visual effects services, from 1997 to
                                             February 1998. From 1991 to 1997, Mr. Niles practiced
                                             law as a partner at Stein & Kahan, a Law Corporation,
                                             specializing in corporate, transactional, and real
                                             estate law. Before that, he was an associate in the Los
                                             Angeles office of Baker & McKenzie.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING 2000?

     For the year ended December 31, 2000, the Company's board of directors met five times. During 2000, each director other than Sydney Pollack and Larry Romrell attended, either in person or telephonically, at least 75% of the aggregate of the total number of board of directors meetings and the total number of meetings held by the committees of the board of directors on which they served.

HOW ARE BOARD MEMBERS NOMINATED?

     Stockholders may nominate directors to be elected to the board of directors at any annual meeting of stockholders or any special meeting of stockholders called for the purpose of electing directors. In order to make such a nomination, the stockholder must (i) be a record holder of shares of common stock on the date notice is given as provided for in the Company's bylaws and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) be entitled to vote for the election of such director(s) and (iii) comply with the notice procedures set forth in the Company's bylaws, which are summarized below. If you would like a copy of the Company's bylaws, please notify the Company at the address given on the first page of this proxy statement, and one will be provided to you.

IS THERE A DUE DATE FOR STOCKHOLDER NOMINATIONS?


     Notice of a stockholder's nomination(s) must be delivered to or mailed and received by the Company's Secretary at its principal executive offices: not later than 70 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. The stockholder's notice shall be signed by the stockholder of record who intends to introduce the other business, shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (B) the classes and number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner and (C) a representation that such stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice.


ARE THERE ANY BOARD COMMITTEES?

     The Company's board of directors has a standing Executive Committee, Audit Committee and Compensation Committee.


     The principal responsibilities of the Executive Committee are to, if necessary, exercise all the powers and authority of the board of directors in the management of the business and affairs of the Company to the fullest extent permitted by applicable law, and the Company's Restated Certificate of Incorporation and bylaws, as each may be amended from time to time. The current members of the Executive Committee are directors Robert Bennett, William Fitzgerald and Robert T. Walston. The Executive Committee met one time in 2000.



     The principal responsibilities of the Audit Committee are described in the Audit Committee Charter that was approved by the Company's board of directors and is attached as Annex A to this proxy statement. The Audit Committee reviews the scope and approach of the annual audit, the annual financial statements and the auditors' report thereon and the auditors' comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee is also responsible for recommending to the board of directors the appointment of independent public accountants for the following year. The members of the Audit Committee are directors David Malm and Sydney Pollack. On November 8, 2001, Bernard Schotters was appointed to the Audit Committee. Each of the members is a non-employee director of the Company, and also an "independent" director within the meaning of Rule 4200(a)(14) of the Marketplace Rules of The Nasdaq Stock Market, Inc. The Audit Committee met one time in 2000.



     The purpose of the Compensation Committee is to review management compensation levels and provide recommendations to the board of directors regarding salaries and other compensation for the Company's executive officers, including bonuses and incentive programs. The Compensation Committee met one time in 2000. The members of the Compensation Committee are directors William Fitzgerald, Gary Howard, David Malm and Sydney Pollack. On November 8, 2001, Bernard Schotters was appointed as an alternate member of the Compensation Committee.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 -- Communication with Audit Committees), as amended, relating to the auditors' judgment about the quality of the Company's accounting principles, judgments and estimates, as applied in its financial reporting.

     The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants' independence from the Company and its subsidiaries, and has discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC.

                                          David Malm
                                          Sydney Pollack

                            COMPENSATION INFORMATION

HOW ARE DIRECTORS COMPENSATED?


     Members of the Company's board of directors who are also full-time employees of the Company or Liberty Media, or any of their respective subsidiaries, or any other member of the Liberty Media Group, do not receive any additional compensation for their services as directors. Directors who are not full-time employees or consultants of the Company or Liberty Media or any of their respective subsidiaries, receive a retainer of $16,000 per year. Members of the Audit Committee also receive $750 per month for (i) each telephonic or in-person meeting of the Audit Committee which is not convened simultaneously with, or immediately preceding or following the conduct of, any regularly scheduled or special meeting of the board of directors, and (ii) each monthly financial update teleconference of the board of directors which is not held simultaneously with, or immediately preceding or following the conduct of, any meeting of the Audit Committee or the board of directors. Directors are not otherwise separately compensated for service on board committees. All independent members of the Company's board of directors who are not full-time employees are also reimbursed for expenses incurred to attend any meeting of the board or any committee thereof. In addition, on November 28, 2000, the board of directors adopted the Company's 2000 Nonemployee Director Stock Option Plan, subject to approval by the stockholders of the Company at the annual meeting. For more information regarding the Company's 2000 Nonemployee Director Stock Option Plan, see "Proposal 3 -- Approval of the Company's 2000 Nonemployee Director Stock Option Plan," beginning on page 40. Pursuant to the Nonemployee Director Stock Option Plan, each of the persons who were directors of the Company, but not employees or consultants of the Company or any of the Company's affiliates, as of November 28, 2000, has been granted options to purchase 15,000 shares of the Company's Class A common stock, and each person who becomes such a non-employee director after November 28, 2000 will be automatically granted options to purchase up to 15,000 shares of the Company's Class A common stock upon such person becoming a director. The Nonemployee Director Stock Option Plan provides that the per share exercise price of each option granted under the plan will be equal to the fair market value of the Company's Class A common stock on the date such option is granted. In general, fair market value is determined by reference to the last sale price for shares of the Company's Class A common stock on the date of grant.


SUMMARY COMPENSATION TABLE

     The following table is a summary of all forms of compensation paid by the Company to the officers named therein for services rendered in all capacities to the Company for the fiscal years ended December 31, 2000, 1999 and 1998. (Total of eight persons).


                                                                                         SECURITIES
                                                                            RESTRICTED   UNDERLYING    ALL OTHER
NAME AND PRINCIPAL                                                            STOCK       OPTIONS/    COMPENSATION
POSITION WITH THE COMPANY                   YEAR   SALARY($)    BONUS($)      AWARD         SARS         (1)($)
-------------------------                   ----   ---------    --------    ----------   ----------   ------------
David P. Beddow...........................  2000    302,885(2)       --           --           --        341,910(3)
  Chief Executive Officer                   1999         --          --           --           --             --
  Liberty Livewire                          1998         --          --           --           --             --
Salah M. Hassanein........................  2000    189,439(4)       --           --           --             --
  President and Chief Executive Officer     1999    221,160(4)       --           --           --             --
  The Todd-AO Corporation                   1998    250,000(4)  241,831(4)        --           --             --
Robert T. Walston.........................  2000    288,462(2)       --           --           --          3,427(6)
  President and Chief Operating Officer     1999         --          --           --           --             --
  Liberty Livewire                          1998         --          --           --           --             --
Marcus O. Evans...........................  2000    215,384(2)       --           --           --        175,549(7)
  Executive Vice President and              1999         --          --           --           --             --
  General Counsel of Liberty Livewire       1998         --          --           --           --             --
Gavin W. Schutz...........................  2000    158,654(2)       --           --           --        981,097(5)
  Executive Vice President and Chief        1999         --          --           --           --             --
  Technology Officer of Liberty Livewire    1998         --          --           --           --             --

                                                                                         SECURITIES
                                                                            RESTRICTED   UNDERLYING    ALL OTHER
NAME AND PRINCIPAL                                                            STOCK       OPTIONS/    COMPENSATION
POSITION WITH THE COMPANY                   YEAR   SALARY($)    BONUS($)      AWARD         SARS         (1)($)
-------------------------                   ----   ---------    --------    ----------   ----------   ------------
Jeffrey J. Marcketta......................  2000    201,923(2)       --           --           --          3,029(6)
  Executive Vice President and Chief        1999         --          --           --           --             --
  Financial Officer of Liberty Livewire     1998         --          --           --           --             --
M. David Cottrell.........................  2000    234,200          --           --           --         11,700(8)
  Vice President and Controller of          1999         --          --           --           --             --
  Liberty Livewire                          1998         --          --           --           --             --
Christopher D. Jenkins....................  2000    740,327(9)       --           --           --          2,528(9)
  President                                 1999    739,408(9)       --           --           --          6,068(9)
  Todd-AO Studios                           1998    963,027(9)       --           --           --          6,068(9)

---------------
(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each officer listed above is less than 10% of the total annual salary of such officer.

(2) Amounts shown as salary are for seven months ended December 31, 2000. These amounts do not include (i) $192,307 and $134,615 of salary for the five months ended May 31, 2000 earned by Mr. Walston and Mr. Marcketta, respectively, at Four Media Company prior to its acquisition by the Company; and (ii) $40,835 and $63,461 of salary for the period commencing March 15, 2000 through June 1, 2000 earned by Mr. Evans and Mr. Schutz, respectively, paid by Four Media Company.

(3) $268,785 of the amount shown as "All Other Compensation" reflects reimbursed relocation expenses. $73,125 of the amount shown as "All Other Compensation" reflects the grant to Mr. Beddow by Liberty Media of a common stock interest in Liberty LWR, Inc. For more information regarding this compensation, see "Certain Relationships and Related Transactions -- Liberty LWR, Inc. and Liberty Livewire Holdings, Inc.," on page 28. Mr. Beddow is no longer a director or employee of the Company.


(4) Amount shown as salary for 2000 includes salary of $50,481 and professional fees of $52,083 for the five months ended May 31, 2000 and $86,875 for consulting fees for the period beginning June 9, 2000 and ended December 31, 2000. For more information regarding the compensation paid to Mr. Hassanein as consulting fees, see "Does the Company have any employment or consulting agreements with any of its directors or named executive officers? -- Agreement between SMH Entertainment, Inc., Liberty Media and the Company" below and "Certain Relationships and Related
    Transactions -- SMH Entertainment, Inc.", on page 29. Amounts shown for 1999 and 1998 salary also include professional fees of $125,000 for each year. Amount shown as bonus for 1998 is a Class A common stock bonus of 50,000 shares valued at $241,813 on the date of grant.



(5) Amounts shown as "All Other Compensation" represent the value of the exercised stock options of Liberty Media's Series A common stock granted to Mr. Schutz in connection with the acquisition Four Media Company by Liberty Media.


(6) Amounts shown as "All Other Compensation" represent contributions made by Four Media Company to its 401(k) Plan on the respective executive's behalf, for the seven months ended December 31, 2000.

(7) Amount shown as "All Other Compensation" reflects reimbursed moving expenses.

(8) Amounts shown as "All Other Compensation" represent contributions made by Todd-AO to its 401(k) Plan on Mr. Cottrell's behalf.

(9) Mr. Jenkins is no longer an employee of the Company. On December 31, 2000, his employment agreement expired without renewal. Mr. Jenkins' salary in 1998 includes non-qualified stock option exercise compensation of $129,360. The amounts that are shown as salary also include compensation of $640,327, $639,408 and $732,667 for 2000, 1999 and 1998, respectively, attributable to his services as a sound mixer. Amounts shown as "All Other Compensation" represent contributions made by Todd-AO under a collective bargaining agreement to the Motion Picture Industry Pension Plan on Mr. Jenkins' behalf.

     Since June 2000, the Company's employees generally have been eligible to enroll in the Liberty Media 401(k) Plan. The 401(k) Plan provides the Company's employees with an opportunity to save for retirement. Subject to the maximum limits allowed by law, eligible participants may contribute up to 10% of their compensation. The Company will match 50% of the participants' contribution up to 6% of compensation, in the form of Liberty Media Series A common stock. The Company's participant contributions to the 401(k) Plan are fully vested upon contribution. The Company's matching contributions are vested as follows:

                                                               VESTING
YEARS OF SERVICE                                              PERCENTAGE
----------------                                              ----------
Less than 1.................................................       0%
1-2.........................................................      33%
2-3.........................................................      66%
3 or more...................................................     100%


OPTION/SAR GRANTS DURING THE 2000 FISCAL YEAR



     There were no stock options or stock appreciation rights (also known as SARs) granted during the year ended December 31, 2000 to any executive officers of the Company in respect of shares of the Company's Class A common stock.


     On November 28, 2000, the board of directors of the Company adopted resolutions approving a draft form of stock option plan designated the Liberty Livewire Corporation 2000 Incentive Plan, in substantially the form presented to the board, subject to (i) the finalization of such plan, (ii) the preparation and approval by the board of a form of option agreement to be used under the plan, and (iii) the approval of the final plan by the stockholders of the Company at the next annual meeting. Following such action, the Compensation Committee of the board approved the grant of certain stock options under that proposed plan to four persons who were then executive officers of the Company, subject to (A) the approval of the proposed plan by the stockholders of the Company and (B) the execution and delivery by the Company and each prospective grantee of an option agreement relating to such grant. However, the 2000 Incentive Plan was never submitted to the stockholders of the Company for their approval in the form adopted by the board, the option grants conditioned on such stockholder approval were accordingly rescinded, and the contemplated stock option agreements were never entered into.


     On August 6, 2001, the board of directors approved a revised form of option plan, designated the Liberty Livewire Corporation 2001 Incentive Plan, and the Compensation Committee approved the grant of certain options under the revised plan, subject to stockholder approval of the plan as contemplated thereby. See, "Proposal 2 -- Approval of the Company's 2001 Incentive Plan -- New Plan Benefits table," on page 36.



DID THE COMPANY AT ANY TIME DURING 2000 CHANGE THE EXERCISE PRICE OF STOCK OPTIONS OR SARS PREVIOUSLY AWARDED TO ANY OF ITS EXECUTIVE OFFICERS?



     The Company did not, at any time during 2000, change the exercise price of stock options or SARs previously awarded to any of its executive officers. See "Option/SAR grants during the 2000 fiscal year," above.



AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES


     The following table provides, for the executives named in the Summary Compensation Table above, information on (i) the exercise during the year ended December 31, 2000, of options with respect to shares of the Company's Class A common stock, (ii) the number of shares of the Company's Class A common stock represented by unexercised options owned by them at December 31, 2000, and (iii) the value of those options as of the same date.

                                                                              NUMBER OF
                                                                              SHARES OF
                                                                               CLASS A
                                                                               COMMON
                                                                                STOCK         VALUE OF
                                                                             UNDERLYING      UNEXERCISED
                                                                             UNEXERCISED    IN-THE-MONEY
                                                                              OPTIONS/        OPTIONS/
                                                                               SARS AT         SARS AT
                                                                            DECEMBER 31,    DECEMBER 31,
                                                 SHARES                        2000(#)         2000($)
                                                ACQUIRED         VALUE      EXERCISABLE/    EXERCISABLE/
NAME                                         ON EXERCISE(#)   REALIZED($)   UNEXERCISABLE   UNEXERCISABLE
----                                         --------------   -----------   -------------   -------------
Salah M. Hassanein.........................     253,000        7,803,507         --              --
M. David Cottrell..........................       9,800          144,776         --              --
Christopher D. Jenkins.....................      52,600        2,139,505         --              --

DOES THE COMPANY HAVE ANY EMPLOYMENT OR CONSULTING AGREEMENTS WITH ANY OF ITS DIRECTORS OR NAMED EXECUTIVE OFFICERS?

  Employment Agreement with Robert Walston


     Mr. Walston currently has an employment agreement with Four Media Company, a subsidiary of the Company, which was executed on January 1, 1999 and expires on December 31, 2003 (the "4MC Agreement"). Under the terms of the 4MC Agreement, among other things, Mr. Walston was to be paid an annual salary of $500,000 as Four Media Company's Chairman and Chief Executive Officer. It is expected that the 4MC Agreement will be modified and amended to reflect Mr. Walston's current duties as the Company's President and Chief Executive Officer, payment of an annual salary of $700,000 (which became effective as of August 6, 2001) and the stock options permitting him to purchase 775,000 shares of the Company's Class A common stock at an exercise price of $7.00 per share, which will vest in accordance with the terms of the Company's 2001 Incentive Plan, subject to shareholder approval thereof at the annual meeting. For a description of this Plan and the grants thereunder, see "Summary of the Company's 2001 Incentive Plan" beginning on page 32. For a discussion of how Mr. Walston's compensation was determined, see "Compensation Committee Report on Executive Compensation -- CEO Compensation," on page 24.


  Employment Agreement with Gavin Schutz


     Mr. Schutz entered into an employment agreement with Four Media Company on October 1, 1996. This employment agreement was amended on January 1, 1999, for a five-year term, relating to his services as Executive Vice President and Chief Technology Officer. The agreement provides for an annual base salary of $275,000. In addition to the base salary, Four Media Company may make discretionary bonus payments to Mr. Schutz, under such terms, conditions and requirements as may be determined by the Compensation Committee of the board of directors of Four Media Company. Mr. Schutz has also received a grant of options to purchase 185,000 shares of the Company's Class A common stock at an exercise price of $7.00 per share, which will vest in accordance with the terms of the Company's 2001 Incentive Plan, subject to stockholder approval thereof at the annual meeting.



     Should he be terminated without cause, Mr. Schutz would also be entitled to severance payments equal to (1) any base salary and vacation time accrued but unpaid as of the date of termination; (2) an amount equal to his base salary in effect on the date of termination for an eighteen-month period; and (3) any reimbursement for expenses incurred while an employee of Four Media Company, plus the continuation of certain health or medical benefits. Other benefits received by Mr. Schutz under this employment agreement include: participation in group life, health, accident, disability, hospitalization or pension plans and retirement plans, four weeks paid vacation and reimbursement of expenses.

     Although Mr. Schutz's employment agreement is with Four Media Company, his services are provided primarily to the Company, which is the parent of Four Media Company, and all of his salary and benefits under that agreement are accordingly provided by the Company. Mr. Schutz has served as Executive Vice President and Chief Technology Officer for the Company since November 2000.


  Consulting Agreement with Salah Hassanein


     In connection with Liberty Media's acquisition of a controlling interest in the Company, Mr. Hassanein, a director of the Company, SMH Entertainment, Inc., a corporation under Mr. Hassanein's control, the Company and Liberty Media entered into a three-year consulting agreement, dated December 10, 1999, under which SMH Entertainment is entitled to receive $150,000 annually as compensation for Mr. Hassanein's consulting services to the Company during the terms of the agreement. In addition, pursuant to the terms of the consulting agreement, on August 6, 2001, the Company granted Mr. Hassanein stock options to acquire (1) 50,000 shares of the Company's Class A common stock at an exercise price of $7.00 per share, all of which were fully vested and exercisable as of June 10, 2001, and (2) 100,000 shares of the Company's Class A common stock at an exercise price of $10.27, 50,000 of which were fully exercisable as of June 10, 2001 and 50,000 of which will become fully vested and exercisable as of June 10, 2002. These stock options expire on June 9, 2010. For a description of this transaction, see "Certain Relationships and Related Transactions -- SMH Entertainment, Inc.," beginning on page 29.


  Severance Agreement with Marcus Evans

     In connection with Mr. Evans' employment by the Company and relocation to the West Coast from Philadelphia, the Company has agreed that, if Mr. Evans' employment with the Company terminates for any reason on or before March 15, 2002, other than a termination of such employment by the Company for cause, Mr. Evans will be entitled to receive severance payments equal to 24 months' base salary, at the rate of $350,000 per year, in lieu of any other severance pay to which he might otherwise be entitled by law or any applicable severance policy of the Company.

DOES THE COMPANY HAVE ANY TERMINATION OR SEVERANCE AGREEMENTS WITH ANY OF ITS FORMER DIRECTORS OR NAMED EXECUTIVE OFFICERS?

  Severance Agreement of David Beddow


     On August 28, 2001, David Beddow entered into a severance agreement and general release with the Company and Liberty Media relating to the terms of the termination of his position as the Company's Chief Executive Officer, effective April 19, 2001. In lieu of any other severance pay to which he might otherwise be entitled by law or any applicable severance policy of the Company, Mr. Beddow received a one-time severance payment equal to $1,413,461, an amount equal to 140 weeks' salary at Mr. Beddow's base salary rate of $10,096.15 per week at the time his employment terminated. In addition, on August 28, 2001 the Company and Mr. Beddow entered into a stock option agreement, whereby, pursuant to the terms of the severance agreement, the Company granted Mr. Beddow options to purchase 387,500 shares of the Company's Class A common stock exercisable until the fifth anniversary date of execution of the stock option agreement, at an exercise price of $13.47 per share, which options were fully vested as of August 28, 2001.



     In addition, effective concurrently with the execution of the severance agreement, and as a condition precedent to the obligations of the Company and Liberty Media under that agreement, Mr. Beddow executed and delivered to Liberty Media and Liberty LWR, Inc., a subsidiary of Liberty Media, an agreement providing for the sale by Mr. Beddow of an aggregate of 73.125 shares of the common stock, par value $.01 per share, of Liberty LWR, for a purchase price of $33,815, pursuant to the provisions of that certain stockholders' agreement executed by Mr. Beddow at the time of receipt of these shares of common stock of Liberty LWR. For more information regarding Liberty LWR, Inc., see "Certain Relationship and Related Transactions -- Liberty LWR, Inc. and Liberty Livewire Holdings, Inc.," beginning on page 28.

     Mr. Beddow served as a director and the Chief Executive Officer of the Company from June 2000 until April 18, 2001 at an annual base salary of $525,000. Prior to June 2000, Mr. Beddow was employed from time to time in various capacities by Liberty Media and/or one or more affiliates of Liberty Media.

  Severance Agreement of Jeffrey Marcketta


     On May 18, 2001, Jeffrey Marcketta entered into a severance agreement and general release with the Company, Liberty Media and Four Media Company specifying the terms of the termination of his position as an Executive Vice President of the Company and the Company's Chief Financial Officer. Prior to June 2000, Mr. Marcketta served as the President and Chief Operating Officer of Four Media Company. Pursuant to the provisions of this severance agreement, effective on May 18, 2001 and continuing until December 31, 2003, Mr. Marcketta will continue to receive an amount equal to his then annual base salary of $350,000 per year as severance payments, plus continued participation in such health and/or medical benefit plans as were in effect with respect to Mr. Marcketta on the execution date of the severance agreement. In addition, the options held by Mr. Marcketta to purchase 322,580 shares of Liberty Media's Series A common stock at an exercise price of $12.40 per share became fully vested and exercisable as of the date of the severance agreement, and will remain exercisable until May 18, 2003, pursuant to the terms of the severance agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the board of directors with respect to the Company's executive compensation policies and practices. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers.

COMPENSATION PHILOSOPHY

     The philosophy of the Company's compensation program is, generally, to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance stockholder value. Specifically, the Company's executive compensation program has been designed to provide an overall level of compensation opportunity that is competitive within the entertainment service and broadcast industries. The Compensation Committee uses its discretion to set individual executive compensation levels warranted in its judgment by market practice, Company performance and individual performance thereby enabling the Company to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance the Company's growth and financial performance.

     The compensation of the Company's executive officers, including the executive officers named in the summary compensation table above, is comprised of three elements: base salary, annual cash bonus and stock options.

     Base Salary. Base salary is the primary mechanism used to compensate executives for their management responsibilities. Base salaries are determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, the contribution of the individual to the Company's achievements during the prior year and the competitive marketplace for executive talent. The Chief Executive Officer recommends annual salary adjustments for executive officers after consideration of these factors. The Chief Executive Officer's recommendations are considered by the Compensation Committee in determining executive officers' annual salary levels.

     Annual Bonus. The annual bonuses paid to the Company's executive officers are dependent upon individual and overall company performance. At the beginning of the year, the Compensation Committee approves specific performance measures and goals based upon the business plan for that year. At the conclusion of the year, the Compensation Committee compares actual achievements against these goals. There were no annual bonuses awarded to the Company's executive officers for the year ending December 31, 2000.

     Stock Options. Stock options provide an incentive for retention of executive talent and the creation of stockholder value in the long-term since their full benefits cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The Compensation Committee believes that stock options serve as an important component of compensation by closely aligning management's interests and actions with those of the Company's stockholders.

COMPENSATION OF THE EXECUTIVE OFFICERS

     The Compensation Committee has reviewed the compensation of the Company's executive officers and has concluded that their 2000 compensation was reasonable in view of the Company's performance and the contribution of those officers to that performance.

CEO COMPENSATION

     Robert Walston's compensation is subject to the approval of the Compensation Committee. Mr. Walston's initial base salary compensation level was based upon the salary paid in his capacity as Chairman and Chief Executive Officer for, and pursuant to his employment contract with, Four Media Company, a subsidiary of the Company. Mr. Walston's compensation was subsequently increased upon his taking the additional responsibilities as the Company's President and acting Chief Executive Officer in April 2001 and again in August 2001 upon his assumption of his current responsibilities. The proposed grants of stock options and performance awards to Mr. Walston under the Company's 2001 Incentive Plan were determined by the Compensation Committee, and will be awarded to him upon the approval of such Plan by the stockholders of the Company at the annual meeting. The Compensation Committee believes such allocation to be reasonable in light of Mr. Walston's personal performance, and the Compensation Committee's objective of having Mr. Walston's base salary remain competitive with salaries being paid to similarly situated chief executive officers in the Company's industry.

SECTION 162 OF THE INTERNAL REVENUE CODE

     In adopting and administering executive compensation plans and arrangements, the Compensation Committee will consider whether the deductibility of such compensation will be limited under section 162(m) of the Internal Revenue Code, as amended, and, in appropriate cases, may serve to structure arrangements so that any such limitation will not apply.

                                          Submitted by the Compensation
                                          Committee,

                                          William Fitzgerald
                                          Gary Howard
                                          David Malm
                                          Sydney Pollack

STOCK PERFORMANCE GRAPH

     The following chart compares the yearly percentage change in the cumulative stockholder return on the Company's common stock during the five years ended December 31, 2000 with the cumulative total return on the Nasdaq index and the cumulative total return on the S&P 500 Index.(1) The comparison assumes $100 was invested on December 31, 1995, in the Company's common stock and in the Nasdaq index and assumes reinvestment of dividends.

                            STOCK PERFORMANCE GRAPH


                                              DECEMBER 31
--------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
 Livewire              $100.0    $132.3    $108.7    $104.5    $414.5    $133.9
 Nasdaq                $100.0    $122.7    $149.2    $208.4    $386.8    $234.8
 S&P 500 Index(1)      $100.0    $120.3    $157.6    $199.6    $238.5    $214.4


---------------

(1) The S&P 500 Index was used because there exists no applicable line-of-business index for the Company. The Company does not believe that it can identify a peer group of companies in its industry because there exist no comparable industry peers of similar market capitalization or asset size.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXECUTIVE OFFICER LOAN

     On April 8, 1999, Mr. Walston, currently the Company's President and Chief Executive Officer, was granted a loan, from Four Media Company, which is now a subsidiary of the Company, in the principal amount of $2,000,000 in conjunction with the execution of his employment agreement with Four Media Company dated January 1, 1999. The loan is unsecured and bears interest at an annual rate of 4.59%, compounded semiannually. Mr. Walston is required to repay the outstanding balance of the loan, if any, and any accrued interest thereon, no later than May 8, 2004. Notwithstanding the foregoing terms of the loan, Mr. Walston's employment agreement provides that the outstanding balance of the loan, if any, and any accrued interest thereon will be automatically forgiven, upon the occurrence of any of the following events:

     - upon a change of control of Four Media Company during the five-year term of the loan; or

     - Mr. Walston is terminated without cause, or terminates his employment for good reason; or

     - the Company (as successor to Four Media Company) achieves $327 million or more in consolidated gross operating revenues (as defined in the note governing the loan) during the 365 day period beginning April 8, 2003 (the "Measurement Period"); or

     - the Company (as successor to Four Media Company) achieves $87 million or more in consolidated "earnings before interest, taxes, depreciation and amortization" during the Measurement Period; or

     - the board of directors, in its sole and absolute discretion, determines that the payments under the loan should be forgiven following the expiration of the Measurement Period.

     In April 2000, Mr. Walston agreed to waive the forgiveness of the loan that would otherwise have resulted from the acquisition of Four Media Company by Liberty Media in December 1999. As of October 15, 2001, the outstanding balance on the loan to Mr. Walston, including accrued interest, was $2,239,800.

TAX SHARING AGREEMENT BETWEEN LIBERTY MEDIA AND THE COMPANY

     In November 2000, the Company and Liberty Media became parties to a tax sharing agreement, whereby the Company is obligated to make a cash payment to Liberty Media in each year that the Company (taken together with any of its subsidiaries) has positive taxable income measured on a separate basis. The amount of the payment would be equal to the amount of that positive taxable income multiplied by the highest corporate tax rate. In the event that (1) the Company and its subsidiaries, when treated as a separate group, has a net operating loss or is entitled to a net tax credit for a particular year, and (2) Liberty Media is able to use such loss or credit to reduce its tax liability for any year, the Company would become entitled to a credit against future payments to Liberty Media under the agreement. If the Company becomes disaffiliated from Liberty Media and the group of companies that file tax returns jointly with Liberty Media (i.e., if the value or voting power of Liberty Media's stock ownership of the Company were to drop below 80%) prior to the time that the Company is able to use such credit, the Company would be entitled to a payment from Liberty Media at the earlier of the time that (1) the Company shows it could have used the net operating loss or net tax credit to reduce its own separately computed tax liability or (2) the value or voting power of Liberty Media's stock ownership of the Company drops below 20%.

     In addition, under the tax sharing agreement, the Company has the right to participate in the defense of claims of the Internal Revenue Service that might affect its liability under the agreement, and to participate in tax refunds paid to Liberty Media where such refunds are due in part to the Company's operations.

CONVERTIBLE SUBORDINATED CREDIT FACILITY WITH LIBERTY MEDIA

     On June 10, 2000, the Company entered into a credit agreement with Liberty Media whereby Liberty Media agreed to lend the Company up to $125,000,000 (hereinafter referred to as the "Original Credit Agreement") to finance the acquisition of certain businesses and assets. On December 22, 2000, the Company entered into the First Amended and Restated Credit Agreement with Liberty Media (hereinafter referred to as the "Credit Agreement") which increased the maximum amount available under the Original Credit Agreement from $125,000,000 to $213,600,000. Liberty Media has the right to convert loans made under the Credit Agreement, in whole or in part (including any accrued but unpaid interest), into shares of the Company's Class B common stock at a conversion price of $10.00 per share, subject to any adjustments as specified under the Credit Agreement. Interest on such loans accrues at rate of 10% per annum, payable in cash or shares of the Company's Class B Common Stock.

     As of October 15, 2001, the Company has borrowed approximately $206,191,736 from, and has issued 1,357,657 shares of the Company's Class B common stock as interest payments on such borrowings to, Liberty Media pursuant to the terms of the Credit Agreement. See "Proposal 5 -- Approval of the First Amended and Restated Credit Agreement dated as of December 22, 2000 between the Company and Liberty Media Corporation, including the potential issuance of shares of the Company's Class B common stock under the Credit Agreement," for more information regarding the Credit Agreement.

LIBERTY LWR, INC. AND LIBERTY LIVEWIRE HOLDINGS, INC.

     On November 2, 2000, Liberty LWR, Inc. (hereinafter referred to as "LWR") was formed as a wholly owned subsidiary of Liberty Media. Upon LWR's formation, and pursuant to that certain contribution agreement between Liberty Media and LWR dated as of November 2, 2000, Liberty Media contributed to LWR:

     - 31,635,682 shares of the Company's Class B common stock;


     - all of Liberty Media's rights and obligations under the Original Credit Agreement (which rights and obligations subsequently were transferred back to Liberty Media in exchange for the grant of a $125,000,000 participation interest in the First Amended and Restated Credit Agreement pursuant to that certain participation agreement dated as of December 22,
       2000)(see "Convertible Subordinated Credit Facility with Liberty Media" above and Proposal 5 beginning on page 45 for more information regarding the First Amended and Restated Credit Agreement); and


     - an agreement to fund certain subordinated convertible loans to be made under the Original Credit Agreement.

In exchange for its contributions to LWR, Liberty Media received 81,502 shares of the preferred stock of LWR, par value $.01 per share, and 10,000 shares of the common stock of LWR, par value $.01 per share, at the time of such contribution.


     In turn, Liberty Media then transferred 4.0725% of its common stock interest in LWR, having a value of $407,250, to William R. Fitzgerald, a director and Chairman of the board of directors of the Company, Larry E. Romrell, a director of the Company, David P. Beddow, then a director and Chief Executive Officer of the Company, and another individual (who is neither a director nor an executive officer of the Company). The stock grants and deferred bonuses (as described below) to Messrs. Fitzgerald, Beddow and Romrell described herein were not made as compensation to such individuals for their services rendered as directors of the Company, but for their respective services to Liberty Media and its various affiliates. The percentage interests granted to Messrs. Fitzgerald, Romrell and Beddow, and the value of such interests, are as follows:


                                            PERCENTAGE COMMON STOCK
                                                INTEREST IN LWR       VALUE OF INTEREST IN LWR
                                            -----------------------   ------------------------
William R. Fitzgerald.....................          1.25250%                  $125,250
Larry E. Romrell..........................          1.46250%                  $146,250
David P. Beddow...........................          0.73125%                  $ 73,125

     In addition, LWR awarded Mr. Romrell and Mr. Beddow deferred bonuses in the initial amounts of $3,373,836 and $1,686,921, respectively, which amounts were to decrease by an amount equal to any increase during the relevant period in the value of 21 shares of LWR's common stock in the case of Mr. Romrell and 10.5 shares of LWR's common stock in the case of Mr. Beddow. The relevant period was the period beginning on the date of grant, which was November 2, 2000, and ending on the earlier of (i) the date on which the recipient ceased to be employed by Liberty Media or any of its affiliates (such date hereinafter referred to as the "Termination Date"), and (ii) November 2, 2005. Each adjusted bonus was payable in cash, shares of Liberty Media's common stock, shares of the Company's common stock or any combination of the foregoing (at the election of LWR) within 100 days following the earlier to occur of the Termination Date or the date on which the recipient ceased to be a "covered employee" within the meaning of Section 162(m)(3) of the Internal Revenue Code with respect to Liberty Media or any affiliate of Liberty Media.

     Liberty Media, LWR and all of the above individuals also entered into a stockholders' agreement pursuant to which the individuals could require Liberty Media to exchange, after five years, all or part of their common stock interest in LWR for Liberty Media common stock at its then fair market value. In addition, Liberty Media had the right to exchange, for shares of Liberty Media common stock, the LWR common stock interests held by such individuals at fair market value at any time. LWR also had the right, upon termination of an individual's employment with Liberty Media and its affiliates on or before November 2, 2005, to purchase all or a portion (depending on the date of termination of employment) of the individual's common stock interest in LWR.


     On April 19, 2001, in connection with the termination of his positions as a director and Chief Executive Officer of the Company, Mr. Beddow entered into a purchase agreement with LWR to sell his common stock interest in LWR, which amounted to 73.125 shares of the common stock of LWR, for a price of $33,815, and waived the right to receive his deferred bonus. See "Does the Company have any termination or severance agreements with any of its former directors or named executive officers? -- Severance Agreement of David Beddow" beginning on page 22, for more information regarding the sale of Mr. Beddow's shares of common stock of LWR. On October 25, 2001, LWR entered into agreements with each of the other individuals who held common stock interests in LWR to purchase such common stock interests for fair market value. As part of his agreement to sell his common stock interest in LWR, Mr. Romrell waived the right to receive his deferred bonus.



     In July 2001, LWR formed Liberty Livewire Holdings, Inc, (hereinafter referred to as "Holdings") to which LWR contributed 2,400,000 shares of the Company's Class B common stock and assigned $41,000,000 of LWR's $125,000,000 participation interest in the First Amended and Restated Credit Agreement pursuant to the terms of that certain contribution agreement dated July 26, 2001. For a further discussion of the rights and obligations of LWR and Holdings arising under the First Amended and Restated Credit Agreement, see "-- What are the material terms of the Credit Agreement and under what circumstances are shares of the Company's Class B common stock issued under the Credit Agreement?" on page 46.


     In exchange for its contributions to Holdings, LWR received 6,833.33 shares of preferred stock of Holdings, par value $.01 per share, and 10,000 shares of common stock of Holdings, par value $.01 per share. LWR then sold 19.872% of its common stock interest in Holdings to William R. Fitzgerald, Larry E. Romrell and another individual (who is neither a director nor an executive officer of the Company) for fair market value. The percentage interest sold to, and the purchase price paid by, Messrs. Fitzgerald and Romrell are as follows:

                                                    PERCENTAGE COMMON STOCK
                                                     INTEREST IN HOLDINGS     PURCHASE PRICE
                                                    -----------------------   --------------
William R. Fitzgerald.............................          7.9488%              $397.44
Larry E. Romrell..................................          7.9488%              $397.44

     Liberty Media, LWR, Holdings and the three individuals also entered into a stockholders' agreement having terms that are similar to those described above for the LWR stockholders' agreement. Pursuant to the Holdings stockholders' agreement, the individuals can require Liberty Media to exchange, after four years, all or part of their common stock interest in Holdings for Liberty Media common stock at its then fair market value. In addition, Liberty Media has the right to exchange, for shares of Liberty Media common stock, the Holdings common stock interests held by such individuals at fair market value at any time. Holdings has the right, upon termination of an individual's employment with Liberty Media and its affiliates on or prior to July 26, 2005, to purchase all or a portion (depending upon the date of termination of employment) of the individual's common stock interest in Holdings.

SERVICES RECEIVED FROM LIBERTY MEDIA

     The Company purchases corporate, general, property and hazard insurance with Liberty Media and its other subsidiaries under combined policies and reimburses Liberty Media for a pro rata allocation of the associated costs. The expenses allocated from Liberty Media to the Company for such services, in the aggregate, totaled $1,000,000 during 2000.

SMH ENTERTAINMENT, INC.

     In connection with Liberty Media's acquisition of a controlling interest in the Company, Mr. Hassanein, a director of the Company, SMH Entertainment, Inc., a corporation under Mr. Hassanein's control, the

Company and Liberty Media are parties to a three-year consulting agreement, dated December 10, 1999, as amended by the stock option agreement described below, under which:

     - SMH Entertainment receives $150,000 annually as compensation for Mr. Hassanein's consulting services to the Company during the terms of the agreement; and

     - Mr. Hassanein received stock options to purchase 50,000 of the Company's Class A common stock at an exercise price of $7.00 per share, all of which are fully vested and exercisable, and an additional 100,000 shares of the Company's Class A common stock at a per share exercise price of $10.27, 50,000 of which were fully vested and exercisable as of June 10, 2001 and 50,000 of which will become fully vested and exercisable on June 10, 2002.

The above-mentioned options were granted to Mr. Hassanein on August 6, 2001, pursuant to option agreements dated as of June 1, 2001, and they all expire on June 9, 2010 if not exercised prior to that date.

CONTRIBUTION OF LIBERTY LIVEWIRE, LLC FROM LIBERTY MEDIA TO THE COMPANY

     Liberty Media and the Company are parties to that certain contribution agreement, dated December 22, 2000, whereby Liberty Media contributed all of its interests in Liberty Livewire LLC, which constituted 100% of the outstanding limited liability company interest of Liberty Livewire, LLC, to the Company in exchange for the Company's assumption of certain obligations and liabilities of Liberty Media. As a result of that contribution, the Company assumed all of Liberty Media's rights under that certain joint marketing agreement dated April 13, 2000 between ACTV, Inc., an affiliate of Liberty Media, and Liberty Media, in which Liberty Media and ACTV agreed to jointly market HyperTV with the Company.

     ACTV is a digital media company that provides technical and creative services, tools and proprietary applications for digital television and enhanced media. HyperTV is a suite of patented processes that enhance a television program or advertisement with related and synchronized content delivered through the Internet. The web content can be synchronized to video programming of any kind, whether shown on a particular television channel, streamed through the Internet, or played through a local storage device, such as a DVD player. Under the joint marketing agreement, and by virtue of the assumption of the rights under that agreement, the Company received the non-exclusive right to use certain patented technologies of ACTV in providing turnkey convergence services, including application hosting, web authorizing services, data management, e-commerce and other value-added services for advertisers, television programmers, studios and networks.

     In consideration therefor, the Company assumed Liberty Media's obligation under a warrant that was issued to ACTV in accordance with the terms of that joint venture agreement giving ACTV the right to acquire 2,500,000 shares of the Company's Class A common stock, at an exercise price of $30.00 per share, from Liberty Livewire, LLC. The warrant, which expires in June 2015 and includes registration rights, vests ratably over five years, beginning April 13, 2001.


CONTRIBUTION OF VIDEO SERVICES CORPORATION FROM LIBERTY MEDIA TO THE COMPANY



     On July 25, 2000, Liberty Media, the Company, AT&T Corp., E-Group Merger Corp., a wholly owned subsidiary of AT&T Corp., and Video Services Corporation (hereinafter referred to as "VSC") entered into a merger agreement providing for the merger of E-Group Merger Corp. with and into VSC, with VSC surviving. The merger was effected on December 22, 2000, and at that time, each share of VSC's common stock outstanding was converted into the right to receive 0.104 shares of Class A Liberty Media Group common stock and $2.75 in cash, in a taxable transaction. The transaction valued VSC at approximately $108 million, including the assumption of certain indebtedness. An aggregate of approximately 1.4 million shares of Class A Liberty Media Group common stock was issued to the shareholders of VSC in the transaction. As a result of the merger and the post-merger restructuring transactions contemplated by the merger agreement, AT&T Corp. acquired and immediately transferred to Liberty Media, 100% of the outstanding capital stock of VSC.



     Pursuant to that certain contribution agreement between Liberty Media and the Company dated December 22, 2000 Liberty Media contributed to the Company 100% of the outstanding capital stock of VSC in exchange for a note under the Credit Agreement in the principal amount of $92,453,571. For a more detailed discussion of the Credit Agreement and the loan thereunder to finance the acquisition of VSC, see "Certain Relationships and Related Transactions -- Convertible Subordinated Credit Facility with Liberty Media," above on page 27 and "Proposal 5 -- Approval of the First Amended and Restated Credit Agreement dated as of December 22, 2000 between the Company and Liberty Media Corporation, including the potential issuance of shares of the Company's Class B common stock under that Credit Agreement -- What is the purpose of this proposal?" beginning on page 45.


ASCENT NETWORK SERVICES

     On January 5, 2001, the Company, ANS Acquisition Sub, Inc., a direct, wholly owned subsidiary of the Company and Ascent Entertainment Group, Inc., an affiliate of Liberty Media, entered into an Ownership Interest Purchase Agreement. Pursuant to the terms of the Ownership Interest Purchase Agreement, all of the assets used in connection with the business of Ascent Network Services, a division of Ascent Entertainment, were transferred to Livewire Network Services, LLC, a newly-formed and wholly owned subsidiary of Ascent Entertainment. Ascent Entertainment then transferred a 1% ownership interest in Livewire Network Services to the Company in exchange for $300,000.00 in cash. In connection with the Ownership Interest Purchase Agreement between Ascent Entertainment and the Company, Ascent Entertainment and Livewire Network Services executed a Contribution and Assumption Agreement pursuant to which Livewire Network Services assumed all liabilities, obligations and commitments of Ascent Entertainment relating to the business of Ascent Network Services, whether before or after January 5, 2001.

     Ascent Entertainment and the Company also became parties to the Operating Agreement of Livewire Network Services. Under the Operating Agreement of Livewire Network Services:

     - the Company became the manager of Livewire Network Services as of January 5, 2001;

     - the Company received $800,000 per month from available cash of Livewire Network Services as a guaranteed payment to compensate the Company for its managerial services;

     - Ascent Entertainment obtained the right to receive a preferred return in the amount of 10% per annum, compounded quarterly, on the balance of its capital account as of January 5, 2001, which amounted to approximately $29,700,000, calculated for the period beginning on January 5, 2001 and ending on the date on which the members of Livewire Network Services receive final liquidating distributions; and

     - the Company and Ascent Entertainment entered into certain put-call arrangements.

     On September 6, 2001, the Company exercised its call option and acquired the remaining 99% interest in Liberty Livewire Network Services for a purchase price of $31,738,165, which was equal to Ascent Entertainment's capital account on the closing date of such purchase.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Class A common stock and other equity securities of the Company by the tenth of the month following a change. Officers, directors and greater than 10 percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.


     Based solely on review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, or written representations that no Forms 5 were required, the Company believes that, during the year ended December 31, 2000, its officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements, except that Liberty Media was late filing three Section 16(a) forms, each form being less than one month late.

          PROPOSAL 2 -- APPROVAL OF THE COMPANY'S 2001 INCENTIVE PLAN

     The Company's 2001 Incentive Plan (also referred to as the "Plan" in this Proposal 2) was adopted by the board of directors at its meeting held on August 6, 2001, subject to stockholder approval. The 2001 Incentive Plan is intended to benefit the Company's stockholders, by providing a means to attract, retain and reward individuals who will contribute to the longer-term financial success of the Company. At the annual meeting, you will be asked to consider and vote to approve the 2001 Incentive Plan. Unless otherwise instructed on the proxy, a properly executed proxy will be voted in favor of the 2001 Incentive Plan.

WHAT IS THE PURPOSE OF THE COMPANY'S 2001 INCENTIVE PLAN?

     The purpose of the Company's 2001 Incentive Plan is to promote the success of the Company by providing a method whereby, (i) eligible employees of the Company and its subsidiaries and (ii) independent contractors providing services to the Company or its subsidiaries, may be awarded additional compensation for services rendered and encouraged to invest in the Company's capital stock. Such awards to the Company's employees or independent contractors will:

     - increase their proprietary interest in the Company's businesses;

     - encourage them to remain in the employ of the Company or its subsidiaries; and

     - increase their personal interest in the continued success and progress of the Company or its subsidiaries.

The 2001 Incentive Plan is also intended to aid in (i) attracting persons of exceptional ability to become officers and employees of the Company and its subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company and its subsidiaries.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation provided that certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation if, among other things, the option was issued under a plan approved by the stockholders, which plan provides a limit on the number of shares that may be issued under the plan to any individual and the option has an exercise price equal to at least the fair market value of the stock on the date of grant of the option.

     In order for options and other stock-based awards granted under the 2001 Incentive Plan to comply with Section 162(m) of the Internal Revenue Code, the 2001 Incentive Plan must be approved by the stockholders at the annual meeting. If the stockholders do not approve the 2001 Incentive Plan at the annual meeting, the Company will not be able to grant any options or make any further awards under the Plan, and any options or awards approved to be granted under the Plan by the board of directors prior to the annual meeting will be null and void.

SUMMARY OF THE COMPANY'S 2001 INCENTIVE PLAN

     The following is a summary of the material provisions of the Company's 2001 Incentive Plan and is qualified in its entirety and incorporated by reference to the complete text of the Company's 2001 Incentive Plan, which is attached to this proxy statement as Annex B. Under the Plan, the maximum number of shares of the Company's Class A common stock that the Compensation Committee or the board of directors is authorized to issue as awards, whether granted as stock options, stock appreciation rights, restricted shares or performance awards, is 7,000,000, subject to certain adjustments for stock dividends, stock splits, reclassifications or otherwise, as set forth in the Plan. Shares issued under the plan may be treasury shares or new issuances. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 2001 Incentive Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

  HOW WILL OPTION AND AWARD PRICES BE DETERMINED?

     The exercise price of options and stock appreciation rights issued under the Plan shall be determined by the Compensation Committee, which is the committee that administers the Plan, and may be at, below or above the fair market value thereof on the date of grant. However, any stock option designated an incentive stock option may not be granted at an exercise price per share less than fair market value on the date of grant.

  WHAT TYPE OF AWARDS MAY BE GRANTED UNDER THE 2001 INCENTIVE PLAN?

     Stock Options. A stock option may be in the form of an incentive stock option or in another form that may or may not qualify for favorable federal income tax treatment. The shares covered by a stock option may be purchased by means of a cash payment, check, whole shares of common stock owned by the option holder immediately prior to the exercise of such option, promissory note, withholding of shares of common stock issuable upon such exercise, delivery of irrevocable instructions from the holder to a broker to sell or borrow against the shares and deliver proceeds to the Company, or such other manner authorized by the Compensation Committee in the applicable stock option agreement. Permissible methods of payment must be set forth in the form of option agreement relating to any option and may be subject to such restrictions as the board of directors or the Compensation Committee may deem appropriate.

     No participant may be granted in any calendar year other than calendar year 2001 stock options covering more than 950,000 shares of the Company's common stock, and no participant may be granted in calendar year 2001 stock options covering more than 1,550,000 shares of the Company's common stock, in either case as may be adjusted for stock splits, reverse stock splits, reclassification or combination of such common stock. Subject to the provisions of the Plan and the applicable agreement governing the award of such stock options with respect to death, retirement and termination of employment, the term of each stock option shall be for such period as the Compensation Committee shall determine as set forth in the applicable agreement, but shall in no event be longer than ten years from the date of grant.

     Each stock option granted under the plan will become, and remain, exercisable (i.e., "vest") during the term of the stock option to the extent provided in the applicable agreement governing the award of such option and the 2001 Incentive Plan. No stock option, however, shall be exercisable prior to the second anniversary of the date of grant, or become exercisable as to more than 25% of the shares subject thereto (on a cumulative basis) on each of the second, third, fourth and fifth anniversaries of the date of grant without the prior approval of the board of directors. However, the board of directors has determined in the case of certain stock options granted August 6, 2001, that such awards will vest in four equal annual installments commencing December 31, 2002. Unless the agreement governing the grant of such stock option otherwise provides, each stock option granted under the 2001 Incentive Plan may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during the term of such stock option. The board of directors may, at any time prior to the termination of such stock option, accelerate the time or times at which such stock option may be exercised in whole or in part (without reducing the term of such stock option as otherwise provided in the 2001 Incentive Plan). Subject to limited exceptions, unvested stock options are forfeited upon termination of employment or service. Options are not transferable or assignable (except by will, the laws of descent and distribution or pursuant to a domestic relations order).


     Stock Appreciation Rights. A stock appreciation right (hereinafter referred to as an "SAR") is a right to receive a payment in cash, shares or a combination of cash and shares, equal to the excess of (a) the fair market value of a specified or determinable number of shares of the Company's common stock at the time of payment or exercise over (b) a specified or determinable price which, in the case of an SAR granted in connection with a stock option, may not be less than the exercise price for that number of shares subject to that stock option. Unless the Compensation Committee determines otherwise, to the extent an SAR is exercisable, it will be exercised automatically for stock on its expiration date. The date of exercise of an SAR shall mean the date on which the Company shall have received notice from the holder of the SAR of the exercise of such SAR. SARs may be granted separately to an eligible person or in connection with a stock option granted under the Plan with respect to all or a portion of the shares of common stock subject to that option, as set forth in the Plan. No participant may be granted in any calendar year other than calendar year

2001 SARs covering more than 950,000 shares of the Company's common stock, and no participant may be granted in calendar year 2001 SARs covering more than 1,550,000 shares of the Company's common stock, in each case as such number may be adjusted for stock splits, reverse stock splits, reclassification or combination of such common stock as provided in the Plan.

     Restricted Shares. The Compensation Committee (as the committee administering the Plan) may from time to time grant shares of the Company's common stock or the right to receive shares of the Company's common stock to certain eligible individuals. These shares of the Company's common stock are referred to as "restricted shares" because at the time they are awarded to the participant, they are subject to certain terms and conditions governing, among other things, the custody and transfer thereof.

     The Compensation Committee will determine whether the restricted shares will be issued at the beginning or the end of the restricted period (the restricted period being the period of time beginning on the date of each award of restricted shares and ending on the vesting date (i.e., the date on which such restrictions generally lapse) with respect to such award), whether dividends or distributions will be paid on such restricted shares and the vesting date or dates for each award thereof. The Compensation Committee will also determine the price, if any, to be paid by the participant for such restricted shares. All determinations made by the Compensation Committee in connection with an award of restricted shares will be specified in an agreement governing the award thereof.

     If shares of common stock are issued at the beginning of the restricted period, the stock certificate or certificates representing such restricted shares shall be registered in the name of the participant to whom such restricted shares shall have been awarded. During the restricted period, certificates representing the restricted shares and any securities constituting retained dividends and distributions will bear a restrictive legend to the effect that ownership of the restricted shares (and any shares of common stock received upon any dividends or distribution on such restricted shares), and the enjoyment of all rights arising from such restricted shares, are subject to the restrictions, terms and conditions provided in the Plan and the applicable agreement. Such certificates will remain in the custody of the Company and the holder of the award of restricted shares will deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the restricted shares and any securities constituting shares of common stock received upon any dividend or distribution paid on such restricted shares that may be forfeited or otherwise not become vested in accordance with the Plan and the agreement governing the award of such restricted shares.

     Restricted shares issued at the beginning of the restricted period will constitute issued and outstanding shares of the Company's common stock for all corporate purposes. Unless otherwise directed by the Compensation Committee, a participant may not sell, assign, transfer, pledge or otherwise encumber the restricted shares during a restricted period. Except for such restrictions, the participant, as the owner of such stock, will have all the rights of a stockholder, including the right to vote such stock and receive dividends and distributions.

     The agreement in connection with an award of restricted shares may provide for the payment of a cash amount to the holder of such restricted shares at any time after such restricted shares become vested. Any such cash awards will be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Compensation Committee in the agreement governing the award of restricted shares and shall be in addition to any other salary, incentive, bonus or other compensation payments which such holder shall be otherwise entitled or eligible to receive from the Company.

     Stock Units. The Compensation Committee may award stock units from time to time to eligible individuals. Stock units may be granted in the form of shares of the Company's common stock or units, the value of which is based, in whole or in part, on the fair market value of shares of the Company's Class A common stock. Subject to the provisions of the Plan, including the rules governing the award of such stock units, stock units granted to eligible individuals will be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Compensation Committee may determine in its sole discretion, which need not be identical for each award. The determinations made by the Compensation Committee in connection with the grant of these stock units shall be specified in an agreement governing the award of such stock units, the form of which shall be subject to approval by the board of directors.

     Performance Awards. A performance award, as defined in the Plan, means an award of cash or property made pursuant to the Plan that will be paid, vested or otherwise deliverable subject to the attainment of one or more objective performance goals established by the Compensation Committee prior to the earlier to occur of:

     - 90 days after the commencement of the period of service to which the performance goal relates; and

     - the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.

     Performance goals may be based on one or more business or financial criteria that apply to the individual grantee, one or more business units of the Company, or the Company as a whole and must conform with Section 162(m) of the Internal Revenue Code. The test for deciding whether a performance goal is objective is if a third party having knowledge of the relevant facts could determine whether the goal has been met.

     Section 162(m) of the Internal Revenue Code states that performance goals may be based on a variety of measures including revenue, earnings, net income, stock price, market share, earnings per share, cash flow, free cash flow, depreciation and amortization, return on equity, return on assets, or decrease in costs. Each of the criteria listed above may be defined by the Compensation Committee prior to or concurrently with the establishment of such performance goal. Subject to Section 162(m) of the Internal Revenue Code, and unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

     Prior to the payment of any compensation based on the achievement of a performance goal, the Compensation Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any performance awards made pursuant to this Plan will be determined by the Compensation Committee.

     Except as otherwise permitted under the 2001 Incentive Plan, any performance awards made under the Plan will be limited so that no person may be granted performance awards consisting of cash or in any other form permitted under the Plan (other than awards consisting of stock options or SARs or otherwise consisting of shares of the Company's common stock or units denominated in such shares, or, in either case, additional cash amounts related to such an award) in respect of any one-year period having a value determined on the date of grants in excess of $17,500,000.

  HOW IS THE COMPANY'S 2001 INCENTIVE PLAN ADMINISTERED?


     The 2001 Incentive Plan is administered by the Compensation Committee of the board of directors (unless a different committee is appointed by the board). As discussed above in Proposal 1, the Compensation Committee consists of directors William Fitzgerald, Gary Howard, David Malm and Sydney Pollack. On November 8, 2001, Bernard Schotters was appointed as an alternate member of the Compensation Committee. The Compensation Committee has the authority to select the persons to whom awards are granted, based on the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Compensation Committee in its discretion deems relevant. The Compensation Committee will determine the terms of each award, including:


     - the number of shares of the Company's common stock covered by stock options;

     - the exercise price of stock options;

     - the duration of stock options;

     - the number of shares of common stock subject to any restricted stock or other stock-based awards, such as stock appreciation rights, stock units or performance awards, and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price; and

     - the shares of common stock or award of cash under performance awards and the terms and conditions of such performance awards, including the performance goal criteria upon which such performance award is based.

     If permitted in the applicable agreement governing the grant of an award, the Compensation Committee may grant or issue additional or replacement or alternative awards under the Plan upon the occurrence of specified events, including the exercise of the original award. The Compensation Committee may also accelerate the date on which an option, restricted stock award or a stock-based award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.

  WHO IS ELIGIBLE TO PARTICIPATE UNDER THE COMPANY'S 2001 INCENTIVE PLAN?


     The Company's employees and independent contractors (including employees and independent contractors who are officers or directors of the Company or any subsidiary) are eligible to participate and may be granted awards under the 2001 Incentive Plan, as the Compensation Committee shall from time to time determine. Awards may be made to any such employee, officer, director, or contractor whether or not he or she holds or has held awards under this Plan or under any other plan of the Company or any of its affiliates. Under present law, however, incentive stock options may be granted only to employees.



     As of October 15, 2001, the Company had approximately 3,200 full-time employees, including officers and directors who are employees, all of whom are eligible to participate in the 2001 Incentive Plan. Nonemployee directors are eligible to participate in the Company's 2000 Nonemployee Director Stock Option Plan. For a discussion of the Company's 2000 Nonemployee Director Stock Option Plan, see "Proposal 3 -- Approval of the Company's 2000 Nonemployee Director Stock Option Plan," beginning on page 40.



     The number of individuals who will receive awards under the 2001 Incentive Plan will vary from year to year and will depend on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot determine future award recipients. The following chart describes the benefits that will be received by or allocated to the named executive officers, the executive officers as a group, those directors who are not executive officers, as a group, and the non-executive officer employees as a group, based on grants to date, if the 2001 Incentive Plan is approved by the stockholders.


                               NEW PLAN BENEFITS

                              2001 INCENTIVE PLAN

                                                                                     NUMBER
NAME AND POSITION                                             DOLLAR VALUE($)(1)   OF UNITS(#)
-----------------                                             ------------------   -----------
Robert T. Walston                                                      --             775,000
  President and Chief Executive Officer.....................
Marcus O. Evans                                                        --             250,000
  Executive Vice President and General Counsel..............
Gavin W. Schutz                                                        --             185,000
  Executive Vice President and Chief Technology Officer.....
Executive Group.............................................           --           1,210,000
Non-Executive Director Group(2).............................           --             150,000
Non-Executive Officer Employee Group........................           --           5,500,000

---------------


(1) All options reflected in this table other than the Non-Executive Director Group options have an exercise price of $7.00 per share. See "Summary of the Company's 2001 Incentive Plan -- What type of awards may be granted under the 2001 Incentive Plan? -- Stock Options," on page 33 for a description of these options. The closing price of the Company's Class A common stock on The Nasdaq Stock Market at November 8, 2001 was $6.25 per share. Accordingly, there were no in-the-money options on that date, and thus no dollar value is shown in the table.

(2) See " -- Consulting Agreement of Salah Hassanein" on page 22 and "Certain Relationships and Related Transactions -- SMH Entertainment, Inc.," beginning on Page 29.


  HOW MAY THE PLAN BE AMENDED, MODIFIED OR TERMINATED?

     The 2001 Incentive Plan will remain in effect until August 2011 (except that certain terms and provisions of the plan will continue in effect as to equity-related securities outstanding on that date) unless earlier terminated by the board of directors. The board of directors may amend, modify, suspend or terminate the 2001 Incentive Plan or any portion thereof at any time. No such modification or amendment, however, shall be effective prior to approval thereof by the Company's stockholders to the extent such approval is then required by any applicable legal requirements.

     In addition, the Compensation Committee has the power to make grants to those persons eligible to participate under the 2001 Incentive Plan from time to time in accordance with the provisions of the Plan, and has a certain level of autonomy in determining the types, terms and conditions of such awards and to whom such awards will be granted. In addition, there is no fixed allocation of awards to specified groups under the Plan. If the board of directors, however, decides to terminate, modify or amend the Plan in such a manner as to adversely affect the rights of a person to whom the Compensation Committee has granted awards under the Plan with respect to such award, no termination, modification or amendment of the Plan may be made without the consent of that person. No modification, extension, renewal or other change in any award granted under the Plan shall be made after the grant of such award, unless the same is consistent with the provisions of the Plan. Subject to the terms of the Plan, the Compensation Committee may amend the agreement governing any awards granted with any holder of such award, including, without limitation, any amendment that would:

     - accelerate the time or times at which the awards may be exercised; and/or

     - extend the scheduled expiration date of the awards.

Without limiting the generality of the foregoing, the Compensation Committee may, but solely with the consent of the person granted the award, unless otherwise provided in the applicable agreement governing such award, agree to cancel any award under the Plan and issue a new award in substitution therefor, provided that the award so substituted satisfies all of the requirements of the Plan as of the date such new award is made.

 WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS OF AWARDS GRANTED UNDER THE COMPANY'S 2001 INCENTIVE PLAN?

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2001 Incentive Plan and with respect to the sale of the Company's common stock acquired under the 2001 Incentive Plan.

  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for more than two years from the date the option was granted and one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for more than two years from the date the option was granted and one year from the date the option was exercised (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonqualified Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonqualified stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonqualified stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the date the option was exercised over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale and will be short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.

  Restricted Shares


     A participant will not recognize taxable income upon the grant of an award of restricted shares unless the participant makes an election under Section 83(b) of the Internal Revenue Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date the restricted shares were granted, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the common stock at the time the award is granted over the purchase price paid for the common stock. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) Election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the common stock at the time of such lapse over the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized either at the time of the Section 83(b) Election is made or at the time the forfeiture provisions or transfer restrictions lapse, as applicable.



     Upon the disposition of the common stock acquired pursuant to an award of restricted shares, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the participant's tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or on the day after the award is granted if a Section 83(b) Election is made.


  Other Stock-Based Awards

     The tax consequences associated with any other stock-based award granted under the 2001 Incentive Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying common stock.

     The foregoing is a summary discussion of certain U.S. federal income tax consequences to certain participants under the Internal Revenue Code and should not be construed as legal, tax or investment advice. All Plan participants should consult their own tax advisors as to the specific tax consequences applicable to them, including federal, state, local and foreign tax laws.

  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY OF AWARDS GRANTED UNDER THE COMPANY'S 2001 INCENTIVE PLAN?


     The grant of an award under the 2001 Incentive Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 2001 Incentive Plan nor the sale of any common stock acquired under the 2001 Incentive Plan will have any tax consequences to the Company. The Company generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2001 Incentive Plan, including in connection with an award of restricted shares or as the result of the exercise of a nonqualified stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code, to the extent applicable.



     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE COMPANY'S 2001 INCENTIVE PLAN. THE COMPANY'S CONTROLLING STOCKHOLDER, LIBERTY MEDIA, HAS EXPRESSED ITS INTENTION TO VOTE "FOR" APPROVAL OF THE COMPANY'S 2001 INCENTIVE PLAN.

       PROPOSAL 3 -- APPROVAL OF THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

     The 2000 Nonemployee Director Stock Option Plan (also referred to as the "Plan" in this Proposal 3) was adopted by the board of directors effective as of November 28, 2000, subject to stockholder approval. At the annual meeting, you will be asked to consider and vote to approve the 2000 Nonemployee Director Stock Option Plan. Unless otherwise instructed on the proxy, a properly executed proxy will be voted in favor of the Plan. If the stockholders do not approve the Company's 2000 Nonemployee Director Stock Option Plan at the annual meeting, the Company will not be able to grant any stock options under the Plan and any options granted under the Plan prior to the date of the annual meeting will be null and void.

WHAT IS THE PURPOSE OF THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION
PLAN?

     The Company's 2000 Nonemployee Director Stock Option Plan is intended as an incentive to:

     - retain and attract persons of training, experience and ability to serve as independent directors on the Company's board of directors;

     - encourage the sense of proprietorship of such persons; and

     - stimulate the active interest of such persons in the development and financial success of the Company.

SUMMARY OF THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     The following is a summary of the material provisions of the Company's 2000 Nonemployee Director Stock Option Plan, and is qualified and incorporated by reference to the complete text of the Company's 2000 Nonemployee Director Stock Option Plan, which is attached to this proxy statement as Annex C.

  WHAT TYPE OF AWARDS WILL BE GRANTED AND HOW WILL SUCH AWARDS BE GRANTED UNDER THE 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN?

     Each independent director of the Company who is not an employee or an independent contractor of the Company or any subsidiary of the Company, and who is not an employee or independent contractor of Liberty Media or any of its affiliates (any such director being hereinafter referred to as a "Nonemployee Director") will be granted stock options, subject to stockholder approval of the Plan, as described below:

     - each Nonemployee Director who was a director as of November 28, 2000, was granted stock options to purchase 15,000 shares of the Company's Class A common stock on such date; and

     - any individual who subsequently becomes a Nonemployee Director after November 28, 2000 will automatically be granted stock options to purchase 15,000 shares of the Company's Class A common stock on the date such person first became or becomes a Nonemployee Director.

     Notwithstanding the foregoing, grants under the Plan will only be made if the number of shares then subject to future grants under this Plan is sufficient to make all automatic grants required to be made pursuant to this Plan on such date of grant. All stock options granted pursuant to the Plan will be nonqualified options within the meaning of Section 422 of the Internal Revenue Code.

     Each award of stock options granted under the Plan will be made pursuant to a written option agreement, which will be subject to the terms and conditions described above. The agreement will be signed by the Nonemployee Director awarded such options and by the Company's Chief Executive Officer, Chief Operating Officer or any Vice President, for and on behalf of the Company.

     The board of directors and the appropriate officers of the Company will from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of common stock covering the stock options granted under the Plan are listed or quoted in order to make such shares of common stock available for issuance to the Nonemployee Director granted options under the Plan. Common stock subject to options that are forfeited or terminated or expire unexercised will immediately become re-available for the granting of options under the Plan, to the extent that such forfeited, terminated or expired options were unexercised at the time of such forfeiture, termination or expiration and did not otherwise result in the issuance of any shares of common stock to the Nonemployee Director who held such options or any other person.


     The purchase price of each share of the Company's common stock that is subject to a stock option granted under this Plan shall be the fair market value of such share of common stock on the date the stock option is granted, generally defined as the last sale price (or, if no sale, the average of the high bid and low asked prices) per share of the Common Stock during regular trading hours on such day (or, if such day is not a trading day on the last preceding trading day) on The Nasdaq Stock Market. Such purchase price shall be payable on exercise and may be paid in cash, check, whole shares of common stock owned by the option holder immediately prior to the exercise of such option, promissory note, withholding of shares of common stock issuable upon such exercise, delivery of irrevocable instructions from the holder to a broker to sell or borrow against the shares and deliver proceeds to the Company or in any form or manner set forth in the stock option agreement governing the award of such options and authorized by the board of directors. Permissible methods of payment must be set forth in the form of option agreement relating to any option and may be subject to such restrictions as the board of directors may deem appropriate.


 WHEN DO THE STOCK OPTIONS GRANTED TO NONEMPLOYEE DIRECTORS UNDER THE PLAN TERMINATE?

     Each stock option granted pursuant to the Plan will terminate and will not be effective with respect to any shares of the Company's common stock not purchased by the director holding such options on the earliest to occur of the following:

     - the end of the day that immediately precedes the tenth anniversary of the date upon which the option was granted;

     - the end of the first business day following the expiration of the one-year period beginning on the date the holder of such option ceases to be a Nonemployee Director unless such termination was voluntary or the holder was removed from his position as director for cause;

     - the end of the first business day following the expiration of the three-month period beginning on the date the holder of the option voluntarily terminates his service as a director; or

     - immediately upon any removal of the Nonemployee Director for cause (as described in the Plan).

 WHEN WILL THE STOCK OPTIONS GRANTED UNDER THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN BE EXERCISABLE?

     Options granted pursuant to this Plan will be exercisable, on a cumulative basis, as to 20% of the number of shares of the Company's Class A common stock subject to the option from and after the first, second, third, fourth and fifth anniversary after the date the option was granted.

     An option may be exercised solely by the Nonemployee Director holding such options during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution, subject to any enforceable provisions of a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, as amended, or rules under that Act. If, absent the occurrence of certain events causing a change in control in the ownership or voting power in the Company, as outlined in the Plan, a Nonemployee Director holding options granted under the Plan voluntarily ceases his service as a director, an option granted to such Nonemployee Director may be exercised only to the extent such option was exercisable at the time he ceased to serve in such capacity.

     If a Nonemployee Director holding options granted under the Plan ceases to serve as a director for any reason (including, but not limited to, by reason of death or disability) other than voluntary termination or removal for cause (as discussed in the Plan), at a time when an option granted under the Plan is still in force and unexpired under the terms of the Plan, the vesting and exercisability of each such unmatured option will be automatically accelerated to the date of termination. Such acceleration will be effective as of immediately prior to the effective termination of director status and each option so accelerated will be exercisable in full for so long as it is still in force and unexpired under the terms of the Plan. Upon the occurrence of an event causing a change of control in the ownership or voting power in the Company, as outlined in the Plan, the vesting and exercisability of all options previously granted and still in force and unexpired under the terms of the Plan will be automatically accelerated effective as of such an event.

 HOW MANY SHARES OF THE COMPANY'S CLASS A COMMON STOCK ARE RESERVED FOR ISSUANCE UNDER THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN?

     Subject to certain adjustments for stock dividends, stock splits, reclassification or otherwise, a total of 150,000 shares of the Company's Class A common stock will be reserved for issuance upon the exercise of stock options granted under the Plan.

 ARE THE STOCK OPTIONS GRANTED UNDER THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN TRANSFERABLE?

     Stock options granted under the Company's 2000 Nonemployee Director Plan are not transferable or assignable (except by will, the laws of descent and distribution or pursuant to a domestic relations order). Any attempted assignment or transfer of an option in violation of the provisions of the Plan will be null and void.

 HOW MAY THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN BE AMENDED, MODIFIED OR TERMINATED?

     The Company's board of directors may amend, alter or discontinue this Plan at any time, except that:

     - no amendment or alteration that would impair the rights of any director that has been granted stock options under the Plan will be made without that director's consent;

     - no amendment or alteration will be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to any of the federal securities laws or to the extent stockholder approval is otherwise required by applicable legal requirements; and

     - the Plan will not be amended more than once every six months to the extent such limitation is required by the federal securities laws.

 WHAT ARE THE FEDERAL TAX CONSEQUENCES OF AWARDS GRANTED TO A NONEMPLOYEE DIRECTOR UNDER THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN?

     The following discussion of certain relevant federal income tax effects applicable to stock options granted under the Plan is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued under the Code for a complete statement of all relevant federal income tax consequences. This summary is not intended to be complete and does not describe state, local or foreign tax consequences.


     In general and as discussed in Proposal 2, a Nonemployee Director granted options under this Plan will not be subject to tax at the time a nonqualified stock option is granted. Upon exercise of a nonqualified stock option where the exercise is paid in cash, the holder of such option generally must include in ordinary income at the time of exercise (a) an amount equal to the excess, if any, of the fair market value of the Company's common stock at the time of exercise over (b) the exercise price, and will have a tax basis in such shares equal to the cash paid upon exercise plus the amount taxable as ordinary income to the holder of such stock option. For additional discussion of the federal income tax consequences to holders of nonqualified stock options, see "What are the federal income tax consequences to participants of awards granted under the Company's 2001 Incentive Plan - Nonqualified Stock Options," beginning on page 38.

 WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY OF STOCK OPTIONS GRANTED UNDER THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN?

     The Company generally will be entitled to a deduction in the amount of the Nonemployee Director's ordinary income at the time such income is recognized by the Nonemployee Director upon the exercise of the nonqualified stock option.

 WHICH OF THE COMPANY'S DIRECTORS ARE ELIGIBLE TO PARTICIPATE UNDER THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN?


     As mentioned above, only those directors on the Company's board of directors that are not employees or independent contractors of the Company, Liberty Media Corporation or any of their respective subsidiaries are eligible to participate under the Plan. Messrs. Malm and Pollack were granted, as of November 28, 2000, options to purchase 15,000 shares of the Company's Class A common stock, at an exercise price of $10.625 per share, which was the last sale price of the shares of the Company's Class A common stock as reported on The Nasdaq Stock Market on November 28, 2000. In addition, Mr. Schotters was automatically granted an option to acquire 15,000 shares of the Company's Class A common stock on November 8, 2001, the date of his appointment to the board, at an exercise price of $6.25 per share. Each of such options will be exercisable, on a cumulative basis, as to 20% of the number of shares subject to the option from and after the first, second, third, fourth and fifth anniversary after the date the option was granted, in each case subject to approval of the Plan at the annual meeting.



     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN. THE COMPANY'S CONTROLLING STOCKHOLDER, LIBERTY MEDIA, HAS EXPRESSED ITS INTENTION TO VOTE "FOR" APPROVAL OF THE COMPANY'S 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN.

     PROPOSAL 4 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors has renewed the Company's engagement of KPMG LLP to be its independent auditors for the year ending December 31, 2001, subject to the ratification of the appointment by stockholders. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

AUDIT FEES AND ALL OTHER FEES

     The Company paid KPMG LLP a total of $1,010,599 during 2000 for services rendered in connection with (1) the audit of the Company's annual financial statements and (2) the review of the financial statements included in the Company's quarterly reports filed with the Securities and Exchange Commission. The Company also paid $235,255 for services rendered by KPMG LLP through its tax department. The Audit Committee has considered whether the provision of services by KPMG LLP to the Company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such other services is incompatible with KPMG LLP maintaining its independence.

     The Audit Committee has approved an Audit Committee Charter which is attached to this proxy statement as Annex A.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001.

        PROPOSAL 5 -- APPROVAL OF THE FIRST AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF DECEMBER 22, 2000 BETWEEN THE COMPANY AND
     LIBERTY MEDIA CORPORATION, INCLUDING THE POTENTIAL ISSUANCE OF SHARES
       OF THE COMPANY'S CLASS B COMMON STOCK UNDER THAT CREDIT AGREEMENT.

     On June 10, 2000, the Company entered into a credit agreement with Liberty Media whereby Liberty Media agreed to lend the Company up to $125,000,000 to finance the acquisition of certain businesses and assets. On December 22, 2000, the Company entered into the First Amended and Restated Credit Agreement with Liberty Media which increased the maximum amount available under the original credit agreement with Liberty Media from $125,000,000 to $213,600,000. At the annual meeting, you will be asked to approve the credit agreement as so amended and restated (the "Credit Agreement"), including the issuance by the Company of shares of the Company's Class B common stock upon the conversion of convertible subordinated indebtedness of the Company issued under the Credit Agreement from time to time.

     The description of the Credit Agreement set forth below describes the material terms of such Agreement, but does not purport to describe all of the terms thereto. The full text of the Credit Agreement is attached as Annex D to this proxy statement and is incorporated by reference herein. The Company urges you to read the Credit Agreement in its entirety.

WHAT IS THE PURPOSE OF THIS PROPOSAL?


     The Company is asking its stockholders to approve the Credit Agreement because the terms of the Agreement provide for the issuance of shares of the Company's Class B common stock as interest on, and upon the conversion of, convertible subordinated indebtedness of the Company issued under the Credit Agreement, and certain issuances of the Company's common stock require stockholder approval under the rules of The Nasdaq Stock Market, Inc., on which the Company's stock is traded. The terms of the Credit Agreement gives Liberty Media the option of converting, in whole or in part, the principal amount of, and any accrued but unpaid interest on, any loan made to the Company under the Credit Agreement, into shares of the Company's Class B common stock, at a conversion price of $10.00 per share, subject to any adjustments specified in the Credit Agreement. Accordingly, the Company may be obligated to issue to Liberty Media up to 21,360,000 shares of the Company's Series B common stock to Liberty Media Corporation as repayment of the loans granted to the Company by Liberty Media, plus any additional issuances of the Company's Series B common stock paid to Liberty Media as interest on such loans.


     Because the Company's Class A Common Stock is listed on The Nasdaq Stock Market, the Company is subject to Nasdaq's corporate governance rules, including Rule 4310, which provides that an issuer obtain stockholder approval for the sale or issuance of that issuer's common stock (or securities convertible into or exercisable for the Company's common stock), at a purchase price less than the greater of book or market value of the stock, if the common stock issued would be more than 20% of the Company's common stock outstanding, or would have more than 20% of the voting power outstanding before the issuance. The conversion of the loans granted under the Credit Agreement may be made at a price less than the greater of book or market value of the Company's Class B common stock, and the loans may be convertible into more than 20% of the then currently outstanding shares of the Company's common stock.


     Notwithstanding any of the provisions in the Credit Agreement, until stockholder approval is obtained, the loans granted to the Company under the Credit Agreement will not be convertible into shares of the Company's Class B common stock, except to the extent that the issuance of such shares upon such conversion would not require stockholder approval under the rules of The Nasdaq Stock Market or any applicable law or regulation. Stockholder approval may not be required for each conversion of a loan made under the Credit Agreement, or each payment of interest by delivery of shares; whether or not approval would be required in any particular instance could depend on various factors, including without limitation, the market price of the Company's common stock on the date of the conversion or on the date the relevant convertible loan was made or committed. Upon obtaining stockholder approval of the Credit Agreement as sought by this Proposal 5, no further authorization will be solicited for any issuances of the Company's stock thereunder.

     The Company entered into the Credit Agreement with Liberty Media because Liberty Media was willing to lend money to the Company (i) under what the Company believes are extremely favorable terms and (ii) under terms that would comply with the conditions of the Company's senior credit facility with Bank of America and certain other lenders pursuant to that certain credit agreement dated as of December 22, 2000 (hereinafter referred to as the "Senior Credit Agreement"). Financing provided under the Credit Agreement, together with other sources of liquidity available to the Company, was used in connection with:



     - the acquisition of 100% of the outstanding capital stock of Video Services Corporation ("VSC") from Liberty Media, pursuant to the Contribution Agreement dated as of November 28, 2000 between the Company and Liberty Media, including (i) the repayment or refinancing of existing indebtedness of VSC and (ii) the satisfaction of (or the financing of the satisfaction of) certain stock options of VSC. The total amount borrowed for the acquisition of VSC was $92,453,571 on December 22, 2000, the closing date of that acquisition (see "Certain Relationships and Related Transactions -- Contribution of Video Services Corporation from Liberty Media to the Company," on page 30 for a description of this transaction).


     - the acquisition of Group W Network Services ("GWNS") from Viacom, Inc., pursuant to the Purchase Agreement dated as of October 23, 2000, including the repayment or refinancing of existing indebtedness of GWNS. The total amount borrowed for the acquisition of GWNS was $82,000,000 on February 1, 2001, the closing date of that acquisition.


     - the acquisition of the assets of the network services division of Ascent Entertainment Group, an affiliate of Liberty Media. The total amount borrowed for the acquisition of Ascent Network Services was $31,738,165 on September 6, 2001, the closing date of that acquisition (see "Certain Relationships and Related Transactions -- Ascent Network Services," on page 31 for a description of this transaction).


WHAT ARE THE MATERIAL TERMS OF THE CREDIT AGREEMENT AND UNDER WHAT CIRCUMSTANCES ARE SHARES OF THE COMPANY'S CLASS B COMMON STOCK ISSUED UNDER THE CREDIT AGREEMENT?

     Under the Credit Agreement, Liberty Media agreed to make certain loans to the Company from time to time or before March 31, 2004 for the purposes of funding the Company's acquisition of the assets or businesses described above. The Company may borrow up to an aggregate maximum principal amount of $213,600,000 under the Credit Agreement, provided that the Company has not exceeded its borrowings under the Senior Credit Agreement. Liberty Media may, in its sole and absolute discretion, elect to increase the amount available for borrowing under the Credit Agreement, up to a maximum of $100,000,000, subject to the Company's consent to such increase and any applicable limitations set forth in the Senior Credit Agreement. If the amounts available under the Credit Agreement are increased pursuant to the provision described in the preceding sentence, the approval of the Credit Agreement by the Company's stockholders at the annual meeting will also constitute approval of the issuance of any and all additional shares of the Company's Class B common stock that may be issued upon conversion of loans made under the Credit Agreement or in payment of interest accrued thereunder.

     The Company may request a loan from Liberty Media under the Credit Agreement by delivering a written request for borrowing, in the manner specified in the Credit Agreement, at least seven business days prior to the date the loan is to be made by Liberty Media. The loans made by Liberty Media are or will be evidenced by one or more notes, the terms of which are as follows.

     The Company is required to repay the principal amount of the loan covered by a note, plus any interest accrued thereon on, to Liberty Media, or its successors or assigns, on June 30, 2008, which is the maturity date of the loans granted under the Credit Agreement. Liberty Media will, at any time and from time to time, have the option of converting the principal amount of, and any accrued, unpaid interest on, any note evidencing a loan made under the Credit Agreement, into shares of the Company's Class B common stock at a conversion price of $10.00 per share. The conversion price will be subject to adjustments from time to time for stock dividends, stock splits, reverse stock splits, reclassifications and the like, and for additional issuances of the Company's common stock at an effective consideration per share less than the average market price per share on the date of issuance (other than shares issued upon the exercise of certain options and warrants or as consideration for certain business combinations or as provided for under the Credit Agreement itself), as set forth in the Credit Agreement.


     The Company is required to pay interest on the unpaid principal amount of each loan at a rate of 10% per annum on the last business day of each calendar quarter and at maturity. If any amount, be it principal or interest, payable by the Company in connection with any loans granted under the Credit Agreement, is not paid when due, without regard to any applicable grace periods, then from and after the date such amount was due, such amount will bear interest at the rate of 12% per annum instead of 10% per annum. Accrued and unpaid interest on past due amounts, including, without limitation, interest on past due interest payments, will be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable laws, and shall be payable upon demand, until the date of actual payment.


     Interest payments on any loans granted to the Company under the Credit Agreement may be paid either:

     - in cash, subject to the Subordination Agreement (as defined below);

     - in shares of the Company's Class B common stock; or

     - in any combination of cash, subject to the Subordination Agreement (as defined below), and shares of the Company's Class B common stock.

The terms of the Credit Agreement are subject to certain limitations under the Senior Credit Agreement and limitations under the subordination provisions set forth in that certain subordination agreement between the Company, Liberty Media and Bank of America, N.A., as administrative agent, in favor of the lenders under the Senior Credit Agreement (referred to herein as the "Subordination Agreement"). If circumstances arise whereby the Subordination Agreement would prohibit the payment of interest to Liberty Media under the Credit Agreement in cash, any interest payment or a portion thereof may be paid in shares of the Company's Class B common stock at a discounted rate such that the number of shares of Class B common stock received by Liberty Media will be equal to:

     (a)  the amount of interest to be so paid, divided by

     (b) a price per share equal to 95% of the average of the daily closing sale prices or the average of the reported high and low bid prices, whichever is applicable, per share of the Company's Class A common stock for the ten consecutive trading days immediately prior to the date of the interest payment.

     Under the Registration Rights Agreement between Liberty Media and the Company dated as of November 28, 2000, the Company has agreed to file and maintain the effectiveness of a registration statement for the resale by Liberty Media of the shares which it acquires in connection with the conversion of any principal and interest payable on the loans granted under the Credit Agreement.

WHAT IS THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF THE LOANS, AND HOW MANY SHARES OF THE COMPANY'S CLASS B COMMON STOCK HAVE BEEN ISSUED TO LIBERTY MEDIA, UNDER THE CREDIT AGREEMENT?

     As of October 15, 2001, the Company has borrowed approximately $206,191,736 and has issued 2,011,774 shares of the Company's Class B common stock as interest payments on the principal amount borrowed under the Credit Agreement. As discussed above under "Certain Relationships and Related
Transactions -- Liberty LWR, Inc. and Liberty Livewire Holdings, Inc.", beginning on page 28, Liberty Media has assigned some of its rights and obligations under the Original Credit Agreement and the Credit Agreement to two of its subsidiaries, Liberty LWR and Liberty Livewire Holdings, pursuant to the terms of certain contribution and participation agreements. The total amount of principal currently outstanding, and the total amount of shares of the Company's Class B common stock that has been issued to each of Liberty Media, Liberty LWR and Liberty Livewire Holdings, are as follows:

                                                                                NUMBER OF WHOLE SHARES
PARTICIPANT                                      PRINCIPAL OUTSTANDING($)   ISSUED AS INTEREST PAYMENTS(#)
-----------                                      ------------------------   ------------------------------
Liberty Media Corporation......................         81,191,736                      537,356
Liberty LWR, Inc. .............................         84,000,000                    1,370,855
Liberty Livewire Holdings, Inc. ...............         41,000,000                      103,563

IF PROPOSAL 5 IS APPROVED, HOW WILL IT EFFECT MY RIGHTS AS A STOCKHOLDER?

     Although the Credit Agreement and transactions contemplated thereby will not have any direct effect on your rights as a stockholder, the issuance of shares of the Company's Class B common stock as payment of interest or upon conversion of loans made under the Credit Agreement, could have a dilutive effect under certain circumstances on the Company's earnings per share and book value per share, and on the relative voting power of existing stockholders. The shares of Class B common stock delivered pursuant to the Credit Agreement will be free of preemptive rights to subscribe for any additional shares of any of the Company's capital stock proposed to be issued.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE FIRST AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF DECEMBER 22, 2000 BETWEEN THE COMPANY AND LIBERTY MEDIA, AND THE ISSUANCE OF SHARES OF THE COMPANY'S CLASS B COMMON STOCK UNDER THE CREDIT AGREEMENT.

                             STOCKHOLDER PROPOSALS


     The Company currently expects that next year's Annual Meeting of Stockholders will be held in July, 2002. In order to be eligible for inclusion in the Company's proxy materials for this meeting, any stockholder proposal (other than a nomination for the board of directors) must be submitted in writing and received at the Company's executive office at 520 Broadway, 5th Floor, Santa Monica, California 90401 by the close of business on March 1, 2002 or such later date as the Company may determine in connection with the actual scheduling of the annual meeting. The procedure for nominating candidates for the board of directors is described above under "Meetings and Committees of the Board of Directors -- Is there a due date for stockholder nominations?"


     All stockholder proposals for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any stockholder proposal (regardless of whether it is included in the Company's proxy materials), the Company's Restated Certificate of Incorporation, Bylaws and Delaware law.

                                 OTHER MATTERS

     The board of directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (referred to in this section as the SEC). You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-8330 for further information on the public references rooms. The Company's SEC filings are also available to the public from various commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

     The SEC allows the Company to incorporate by reference information into this document, which means that the Company can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

     This document incorporates by reference the following SEC filings of the Company (Commission File No. 0-21317):

     - Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001, as amended by the Annual Report on Form 10-K/A for the year ended December 31, 2000, filed on April 30, 2001. A copy of this report has been included in the package containing this proxy statement.

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001, as amended by Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001, filed on May 29, 2001.

     - Quarterly Report on Form 10-Q for quarter ended June 30, 2001, filed on August 14, 2001.


     - Quarterly Report on Form 10-Q for quarter ended September 30, 2001, filed on November 14, 2001.


     - Current Report on Form 8-K, filed April 20, 2001 as amended by Current Report on Form 8-K/A filed on May 15, 2001, and May 25, 2001.

     Any additional documents that the Company may file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this document and the date of the stockholder's meetings are also incorporated by reference.

     The Company undertakes to provide the documents incorporated by reference and listed above (excluding all exhibits to such documents unless the exhibits have specifically been incorporated by reference in this document), without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request. Stockholders may obtain such documents by requesting them at the following address or telephone number:

              Liberty Livewire Corporation
              520 Broadway, 5th Floor
              Santa Monica, California 90401
              (310) 434-7000
              Attention: Chief Financial Officer

     If you would like to request documents from us, please do so as soon as possible, so that you may receive them before the stockholders' meeting. You should rely on the information contained in this document to vote on the proposals submitted by the Company's board of directors. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 19, 2001. You should not assume that the information contained in this document is accurate as of any date other than such date, and the mailing of this document to stockholders of the Company should not create any implication to the contrary.

                                                                         ANNEX A

                          LIBERTY LIVEWIRE CORPORATION

                            AUDIT COMMITTEE CHARTER

     There shall be a committee of the board of directors of Liberty Livewire Corporation (the "Corporation") to be known as the Audit Committee (also referred to herein as the "Committee"). The Audit Committee shall be composed of directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a Committee member.

STATEMENT OF PURPOSE

     The purpose of the Audit Committee is to provide assistance to the board of directors in fulfilling the board's responsibilities to the Corporation and its shareholders relating to accounting and financial reporting. To that end, the Audit Committee shall oversee management's processes and activities relating to:

     - maintaining the reliability and integrity of the Corporation's accounting policies and financial reporting practices;

     - confirming the functioning and adequacy of the Corporation's internal controls; and

     - confirming compliance with U.S. Federal laws and regulations, and the requirements of any stock exchange or quotation system on which the Corporation's securities may be listed, regarding accounting and financial reporting.

FUNCTIONS AND RESPONSIBILITIES

     In furtherance of the purposes set forth above, the Audit Committee shall perform the following functions and responsibilities as appropriate, and shall have all powers of the board of directors necessary or desirable to perform such functions and responsibilities as may be delegated to a committee of the board under applicable law. Notwithstanding the enumeration of specific functions and responsibilities herein, the Audit Committee believes that its policies and procedures should remain flexible, in order to best respond to changing circumstances and conditions in fulfilling its responsibilities to the Corporation and its stockholders. The Committee shall by resolution establish its own rules and regulations, including notice and quorum requirements for all meetings.

           1. The Committee shall review the performance of the Corporation's independent accountants; make recommendations to the board regarding the appointment or termination of independent accountants; and review and approve the independent accountants' annual engagement letter, including compensation.

           2. The Committee shall confirm the independence of the Corporation's internal auditors, if any, and of the Corporation's independent accountants, including an annual review of all consulting and other non-audit services provided to the Corporation by outside accountants and related fees.

           3. The Committee shall meet with the Corporation's internal auditors (if any), independent accountants, and financial management prior to each audit to review the scope of the proposed audit and the procedures to be utilized, and shall meet again with them after the audit to assess the audit process, including a discussion of any material deviations from the audit plan, any material difficulties or disputes with management encountered during the course of the audit, any other matters relating to the conduct of the audit that are to be communicated by the auditors under generally accepted auditing standards, and any changes or proposed changes in accounting principles. Any changes or proposed changes in accounting principles shall also be reviewed by either the Audit Committee or the independent accountants with senior management and the board of directors.

           4. The Committee shall review the financial statements to be contained in SEC filings and other reports to shareholders prior to the filing or publication of such documents and shall confirm that the independent accountants are satisfied with the content of such financial statements and related disclosures.

           5. The Committee shall review with independent accountants and internal audit staff the adequacy and effectiveness of the Corporation's accounting and financial controls and elicit any recommendations for the improvement of such controls and other matters relating to accounting procedures and shall review the correction of any controls or procedures deemed deficient.

           6. The Committee shall provide sufficient opportunity for the internal auditors (if any), the independent accountants, and management to meet with the Committee in separate executive sessions to discuss any matters that the Committee or any of such groups believe should be discussed privately with the Audit Committee. The Committee shall also encourage free and open communications at all times among the directors, the independent accountants, the internal auditors (if any), and management of the Corporation.

           7. The Committee shall review and discuss with management and the board of directors, as appropriate, the Corporation's accounting and financial human resources and succession planning.

           8. The Committee shall report Committee actions to the board of directors from time to time, with any recommendations the Committee finds appropriate.

           9. The Committee shall prepare a letter for inclusion in the Corporation's annual report to stockholders that describes the Committee's composition and responsibilities and how such responsibilities were discharged.

          10. The Committee shall consider such other matters in relation to the financial affairs of the Corporation and its books of account and other records and disclosures, and in relation to the internal and external audit of the Corporation, as the Committee, in its judgment, from time to time finds advisable. In that connection, the Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and to retain such independent counsel, accountants or other persons or entities as the Committee finds appropriate to assist the Committee in any such investigation or other responsibility.

                                                                         ANNEX B

                          LIBERTY LIVEWIRE CORPORATION

                              2001 INCENTIVE PLAN

                     (AS AMENDED THROUGH NOVEMBER 8, 2001)


                                   ARTICLE I

                           PURPOSE AND EFFECTIVENESS

     1.1 Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company or its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company's businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company or its Subsidiaries. The Plan is also intended to aid in (i) attracting persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company.


     1.2 Effective Date. The Plan first became effective on November 28, 2000, and was amended on August 6, 2001, and November 8, 2001, but shall be subject to approval by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Company represented in person or by proxy and entitled to vote at the 2001 annual meeting of stockholders of the Company. Any Awards under the Plan made prior to such stockholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained.


                                   ARTICLE II

                                  DEFINITIONS

     2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

          "Affiliate" of a person or an Entity means any other person or Entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person or Entity; provided, however, that prior to the Liberty Redemption neither AT&T Corp. nor any direct or indirect subsidiary of AT&T Corp., other than Liberty Media Corporation and its direct and indirect subsidiaries, shall be deemed to be an Affiliate of Liberty Media Corporation or any of its direct or indirect subsidiaries.

          "Agreement" means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement or performance award agreement, or an agreement evidencing more than one type of Award, specified in Section 11.5, as any such Agreement may be supplemented or amended from time to time.

          "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons or Entities who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

          "Award" means a grant of Options, SARs, Restricted Shares, Stock Units, Performance Awards and/or cash under this Plan.

          "Board" means the Board of Directors of the Company.

          "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by (i) Liberty or (ii) the vote of a majority of the directors then still in office who were directors at the beginning of the period (or whose nomination for election was so approved).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

          "Committee" means the committee of the Board appointed pursuant to
     Section 3.1 to administer the Plan, or if no such committee shall have been appointed, the Board.

          "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

          "Company" means Liberty Livewire Corporation, a Delaware corporation.

          "Control Purchase" means any transaction (or series of related transactions) in which (i) any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or other person or Entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, or any Liberty Entity) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) pursuant to a tender offer or exchange offer (other than any such purchase that, alone and together with any other such purchase of common stock by such "person" or Entity, or any of its respective affiliates, represents less than 5% of the outstanding common stock or voting power of the Company), without the prior consent of the Board, or (ii) any person (as such term is so defined), or other person or Entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, any Liberty Entity, or any Enumerated Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of transactions) (A) to which any Liberty Entity is a party or (B) that is approved by the Board. For purposes of this definition, "Enumerated Person" means each of the Chairman of the Board of Liberty as of the Effective Date of this Plan and his respective family members, estates and heirs and any trust or other investment vehicle for the primary benefit of any of such Entities or persons or such persons' respective family members or heirs. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person. Anything contained herein to the contrary notwithstanding, neither the Liberty Redemption nor any transaction effected in connection with the Liberty Redemption (as determined by the Board in its sole discretion) shall constitute a "Control Purchase" or "Approved Transaction" for any purposes of this Plan.

          "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          "Dividend Equivalents" means, with respect to Restricted Shares to be issued at the end of the Restriction Period, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.

          "Domestic relations order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

          "Effective Date" means the date on which the Plan originally became effective.

          "Entity" means any partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of any nature.

          "Equity security" has the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

          "Fair Market Value" of a share of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on Nasdaq, or, if not reported on Nasdaq, as quoted by the National Quotation Bureau Incorporated, or if Common Stock is listed on an exchange, on the principal exchange on which the Common Stock is listed. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means (or if the Committee determines for any purpose that the Fair Market Value of a share of Common Stock should be determined on an intra-day basis), then the Fair Market Value for such day (or at a given time on such day) shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

          "Free Standing SAR" has the meaning ascribed thereto in Section 7.1.

          "Holder" means an employee of the Company or a Subsidiary or an independent contractor who has received an Award under this Plan.

          "Incentive Stock Option" means a stock option granted under Article VI with respect to shares of Common Stock that is intended to be an incentive stock option within the meaning of Section 422 of the Code.

          "Liberty" means Liberty Media Corporation and any direct or indirect successor by merger, consolidation, binding share exchange, transfer or otherwise to all or substantially all of the assets of Liberty Media Corporation.

          "Liberty Entity" means (i) Liberty, (ii) any Affiliate of Liberty, or
     (iii) any employee benefit plan sponsored by Liberty or any Affiliate of Liberty .

          "Liberty Media Group" means Liberty Media Group as defined in the charter of AT&T Corp.

          "Liberty Redemption" means the proposed redemption of AT&T Corp. Liberty Media Group tracking stock in exchange for shares of Liberty common stock.

          "Nasdaq" means The Nasdaq Stock Market.

          "Nonqualified Stock Option" means a stock option granted under Article VI with respect to shares of Common Stock that is designated a nonqualified stock option.

          "Option" means any Incentive Stock Option or Nonqualified Stock
     Option.

          "Performance Award" means an award of cash or property made pursuant to this Plan that is subject to the attainment of one or more Performance Goals and otherwise conforms in all respects with the standards and requirements of Section 162(m).

          "Performance Goal" means a standard established by the Committee, in conformity with Section 162(m), to determine in whole or in part whether a Performance Award shall be earned.

          "Plan" has the meaning ascribed thereto in the Recitals hereto.

          "Restricted Shares" means shares of Common Stock or the right to receive shares of Common Stock, as the case may be, awarded pursuant to
     Article VIII.

          "Restriction Period" means a period of time beginning on the date of each award of Restricted Shares and ending on the Vesting Date with respect to such award.

          "Retained Distribution" has the meaning ascribed thereto in Section
     8.3.

          "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor Rule. References to paragraphs of Rule 16b-3 shall include the comparable provisions of any successor Rule.

          "SARs" means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of Common Stock.

          "Section 162(m)" means Section 162(m) of the Code and all Treasury Regulations promulgated thereunder, including without limitation Treasury Regulation sec. 1.162-27(e)(2)(i) and any successor Treasury Regulation.

          "Stock Unit Award" has the meaning ascribed thereto in Section 9.1.

          "Subsidiary" of the Company means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Company or any Entity in which the Company owns directly or indirectly, 50% or more of the voting, capital or profits interests. An Entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

          "Tandem SARs" has the meaning ascribed thereto in Section 7.1.

          "Vesting Date" with respect to any Restricted Shares awarded hereunder means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such award of Restricted Shares pursuant to
     Article VIII. If more than one Vesting Date is designated for an award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

                                  ARTICLE III

                                 ADMINISTRATION

     3.1 Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two persons. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. With respect to Awards granted to a person subject to Rule 16b-3, unless otherwise determined by the Board, the Committee granting such Award (a) shall be the entire Board or (b) shall be comprised solely of two or more "non-employee directors" as defined by Rule 16b-3. With respect to Awards granted to a "covered employee" under Section 162(m), unless otherwise determined by the Board, the Committee granting such Award shall be comprised solely of two or more "outside directors" as defined by
Section 162(m). With respect to Awards granted to a person subject to both Rule 16b-3 and Section 162(m), unless otherwise determined by the Board, all grants will be made in a manner that complies with both Rule 16b-3 and Section 162(m). The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     3.2 Powers. The Committee shall have full power and authority to grant to eligible persons Options under Article VI of the Plan and, subject to the last sentence of this Section 3.2 shall have full power and authority to grant to eligible persons SARs under Article VII of the Plan, Restricted Shares under
Article VIII of the Plan, Stock Units under Article IX of the Plan, and/or Performance Awards under Article X of the Plan, to determine (subject to the express provisions of the Plan) the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, and to supervise the administration of the Plan. If provided in the applicable form of Agreement, the Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee in its discretion deems relevant. Anything contained herein to the contrary notwithstanding, the Committee shall not grant any Awards in the form of Tandem SARs, Free Standing SARs, Restricted Shares, Stock Units and/or Performance Awards (other than Performance Awards consisting solely of Options) in any calendar year unless the Board (taking into account tax and accounting consequences and other relevant circumstances) shall first have determined that Awards in such form may be granted in such calendar year and shall have approved a form of Agreement applicable to such Award, and any and all such Awards shall be subject to such terms and conditions as the Board shall adopt at or before such determination and approval.

     3.3 Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan.

                                   ARTICLE IV

                           SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan (whether as Options, SARs, Restricted Shares, Stock Units or Performance Awards) shall be 7,000,000 shares. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan that shall be exercised for cash and (iii) any Award of Restricted Shares or Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited), shall again be available for purposes of the Plan.

     4.2 Adjustments. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those that constitute Approved Transactions) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of shares which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan,
(ii) the number and kind of shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with or in lieu of any adjustment made pursuant to this Section 4.2.

                                   ARTICLE V

                                  ELIGIBILITY

     The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such employees and independent contractors of the Company and its Subsidiaries (including employees or independent contractors who are officers or directors of the Company or any Subsidiary) as the Committee shall select. Awards may be made to any such employee or independent contractor whether or not he or she holds or has held Awards under this Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

                                   ARTICLE VI

                                 STOCK OPTIONS

     6.1 Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the number of shares of Common Stock subject to such Option, whether such Option is an Incentive Stock Option or a Nonqualified Stock Option and, subject to
Section 6.2, the purchase price of the shares of Common Stock subject to such Option. Subject to the other provisions of the Plan, the same person may receive Incentive Stock Options and Nonqualified Stock Options at the same time and pursuant to the same Agreement, provided that Incentive Stock Options and Nonqualified Stock Options are clearly designated as such.

     6.2 Option Price. The price at which shares may be purchased upon exercise of an Option ("Exercise Price") shall be fixed by the Committee and may be more than, less than or equal to the Fair Market Value per share of the Common Stock on the date the Option is granted; provided, however, that the per share Exercise Price of an Option shall not be less than the Fair Market Value per share of the Common Stock on the date the Option is granted (or, if the Committee determines to measure Fair Market Value for this purpose on an intra-day basis, at the time the Option is granted) without the prior approval of the Board.

     6.3 Limitation on Grants. Without limiting the provisions of Section 11.1, no person may be granted in any calendar year other than calendar year 2001 Options covering more than 950,000 shares of Common Stock, and no person may be granted in calendar year 2001 Options covering more than 1,550,000 shares of Common Stock, in each case as such number may be adjusted hereafter as provided in Section 4.2.

     6.4 Term of Options. Subject to the provisions of the Plan and the applicable Agreement with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement, but shall in no event be longer than 10 years from the date of grant.

     6.5 Exercise of Options. Each Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan; provided, however, that no Option shall be exercisable prior to the second anniversary of the date of grant, or become exercisable as to more than 25% of the shares subject thereto (on a cumulative basis) on each of the second, third, fourth and fifth anniversaries of the date of grant, without the prior approval of the Board. Unless the Agreement otherwise provides, each Option granted under this Plan may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during the term of such Option; provided, however, that subsequent to the grant of an Option, the Board (or, if the Board expressly provides, the Committee), at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option except as otherwise provided herein).

     6.6  Manner of Exercise.

     (a) Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 11.10 shall be as set forth in the applicable Agreement and may consist of the following:

          (i) cash,

          (ii) check,

          (iii) whole shares of Common Stock owned by such Holder immediately prior to the exercise of such Option,

          (iv) promissory note,

          (v) the withholding of shares of Common Stock issuable upon such exercise of the Option,

          (vi) the delivery, together with such other documentation as the Company in its sole and absolute discretion shall require, of irrevocable instructions from the Holder to a broker to (A) promptly sell or make a loan against the shares issuable upon exercise of the Option and (B) promptly deliver to the Company the amount of sale or loan proceeds required to pay the purchase price for such exercise,

          (vii) any combination of the foregoing methods of payment, or

          (viii) such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law.

     The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions and/or limitations as the Committee (or, if applicable, the Board) deems appropriate. Without limiting the generality of the foregoing, if a Holder is permitted to elect to have shares of Common Stock issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with such exercise, then the Committee or the Board may each reserve the discretion to approve or disapprove such election.

     (b) Value of Shares. Shares of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, if permitted, shall be valued for such purpose at their Fair Market Value as of the exercise date (or, if the Committee determines to measure Fair Market Value for this purpose on an intra-day basis, at the time of exercise).

     (c) Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.10, and within a reasonable time thereafter such transfer shall be evidenced on the books of the Company. No Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

     6.7 Nontransferability. Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

                                  ARTICLE VII

                                      SARS

     7.1 Grant of SARs. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing SAR awards pursuant thereto, SARs may be granted by the Committee to such eligible persons in such numbers, and at such times during the term of the Plan as the Committee shall determine. An SAR may be granted to a Holder of an Option (hereinafter called a "related Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible person (a "Free Standing SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement. Without limiting the provisions of Section 11.1, no person may be granted in any calendar year other than calendar year 2001 SARs covering more than 950,000 shares of Common Stock and no person may be granted in calendar year 2001 SARs covering more than 1,550,000 shares of Common Stock, in each case as such number may be adjusted from time to time as provided in Section 4.2.

     7.2 Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide), and in no event after the complete termination or full exercise of the related Option. Upon any exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the related Option purchase price per share (or, if the Committee determines to measure Fair Market Value for this purpose on an intra-day basis, at the time of exercise); provided, however, that the Committee may, in any Agreement granting Tandem SARs, provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the related Option purchase price.

     7.3 Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Free Standing SAR. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the base price per share of such Free Standing SAR.

     7.4 Consideration. The consideration to be received upon the exercise of an SAR by the Holder shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of such SAR, or at any time on such date as determined by the Committee) or a combination of cash and shares of Common Stock as specified in the Agreement, or, if so provided in the Agreement, either as determined by the Committee in its sole discretion or as elected by the Holder, provided that the Committee (and/or the Board, if it so provides in connection with any action pursuant to the last sentence of Section 3.2 hereof) shall have the power to approve or disapprove the election by a Holder to receive cash in full or partial settlement of an SAR, which approval or disapproval may be given at any time. The Company's obligation arising upon the exercise of an SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Committee may determine. No fractional shares of Common Stock shall be issuable upon exercise of an SAR and, unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee (or the Board) shall otherwise determine, to the extent an SAR is exercisable, it will be exercised automatically for stock on its expiration date.

     7.5 Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number or aggregate value of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs and for such other limits on the rights of the Holder and such other terms and conditions of the SAR as the Committee (or the Board) may determine, including, without limitation, a condition that the SAR may be exercised only in accordance with rules and regulations adopted by the Committee or the Board from time to time. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

     7.6 Exercise. For purposes of this Article VII, the date of exercise of an SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR.

     7.7 Nontransferability. Unless otherwise determined by the Committee and provided in the applicable Agreement, SARs shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

                                  ARTICLE VIII

                               RESTRICTED SHARES

     8.1 Grant. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing Restricted Share awards pursuant thereto, the Committee shall designate those eligible persons to be granted awards of Restricted Shares, shall determine the time when each such Award shall be granted, whether shares of Common Stock covered by awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event shares of Common Stock are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each award of Restricted Shares and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee (or the Board) shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to constitute fully paid and nonassessable shares. All determinations made by the Committee and/or the Board pursuant to this Section
8.1 shall be specified in the Agreement.

     8.2  Issuance of Restricted Shares at Beginning of the Restriction
Period. If shares of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company and the Holder shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

     8.3 Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions paid or distributed on such Restricted Shares as the Committee (or the Board) may designate, and to exercise all other rights, powers and privileges of a Holder of shares of Common Stock with respect to such Restricted Shares; except, that(a) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (c) other than such dividends and distributions as the Committee or the Board may designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (d) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (e) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee (or the Board) with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

     8.4 Issuance of Stock at End of the Restriction Period. Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of Common Stock and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an award of Restricted Shares, in each case until such shares shall have been transferred to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby (if at all) to such extent, at such time and in such manner as the Committee or the Board may specify in the Agreement.

     8.5 Cash Awards. The Agreement in connection with an award of Restricted Shares may provide for the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested. Any such cash awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee or the Board in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

     8.6 Completion of Restriction Period. On the Vesting Date with respect to each award of Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions (a) all or the applicable portion of such Restricted Shares shall become vested, (b) any Retained Distributions and (to the extent specified in the Agreement) any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested and (c) any cash award to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee or the Board may provide that the delivery of any Restricted Shares, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any cash awards that shall have become payable, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide.

                                   ARTICLE IX

                                  STOCK UNITS

     9.1 Grant. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing Stock Unit awards pursuant thereto, the Committee shall have authority to grant to eligible persons awards of Stock Units, which may be in the form of shares of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of shares of Common Stock. Subject to the provisions of the Plan, including rules established pursuant to Section 9.2, awards of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee (or Board) may determine in its sole discretion, which need not be identical for each Award. The determinations made by the Committee (and/or Board) pursuant to this Section 9.1 shall be specified in the applicable Agreement.

     9.2 Rules. The Committee may, in its sole discretion, establish any or all of the following rules for application to an award of Stock Units:

          (a) Any shares of Common Stock that are part of an award of Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or if later, the date provided by the Committee at the time of the Award.

          (b) Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an award of Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

          (c) Awards of Stock Units may relate in whole or in part to performance or other criteria established by the Committee at the time of grant.

          (d) Awards of Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts with respect to the number of shares of Common Stock covered by the Award, and elections by the person to defer payment of the Award or the lifting of restrictions on the Award, if any.

          (e) If the Board action required by the last sentence of Section 3.2 of this Plan expressly authorizes, in such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Stock Unit Award was made subject at the time of grant.

                                   ARTICLE X

                               PERFORMANCE AWARDS

     10.1 Terms of Performance Awards. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing Performance Awards pursuant thereto, without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more objective Performance Goals established by the Committee prior to the earlier to occur of
(i) 90 days after the commencement of the period of service to which the Performance Goal relates and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.

     10.2 Performance Goal Criteria. Subject to Section 162(m), a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: revenue, net income, stock price, market share, earnings per share, cash flow, free cash flow, EBIT, EBITDA, return on equity, return on assets or decrease in costs, in each case as such criteria may be defined by the Committee prior to or concurrently with the establishment of such Performance Goal. Subject to Section 162(m), unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

     10.3 Committee Certification. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

     10.4 Certain Limitations. Notwithstanding anything to the contrary contained in this Plan, any Performance Awards made hereunder shall be limited so that no person may be granted Performance Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares, or, in either case, additional cash amounts related to such an Award) in respect of any one-year period having a value determined on the date of grant in excess of $17,500,000.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.1 Acceleration of Options, SARs, Restricted Shares, Stock Units and Performance Awards.

          (a) Death or Disability. If a Holder's employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and (to the extent provided in the applicable Agreement) any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, (iii) in the case of Stock Units, each such award of Stock Units shall become vested in full, and (iv) in the case of Performance Awards, each such Performance Award shall become vested in full.

          (b) Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise, but subject in any event to the last sentence of this Section 11.1(b): (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; (iii) in the case of Stock Units, each such award of Stock Units shall become vested in full; and (iv) in the case of Performance Awards, all Performance Goals shall thereupon be deemed to have been achieved, and all Performance Awards shall thereupon be deemed to be fully vested and immediately payable, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction; provided, however, that any Options, SARs or, if applicable, Stock Units not theretofore exercised shall terminate upon consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Board (or, if the Board expressly provides, the Committee) may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis, that Performance Goals will not be deemed to have been achieved in connection with an Approved Transaction, and/or that any or all outstanding Awards of any or all types will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall have taken, or made effective provision for the taking of, such action as in the opinion of the Board (or, if the Board expressly provides, the Committee) is equitable and appropriate to substitute a new Award for such Award or to assume such Award and in order to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (without giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

     11.2  Termination of Employment.

     (a) General. If a Holder's employment shall terminate prior to the complete exercise of an Option or SAR (or deemed exercise thereof, as provided in Section 7.2) or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Stock Units or prior to the vesting of any Performance Award, then such Option, SAR, or Stock Unit shall thereafter be exercisable, such Performance Award shall thereafter vest, and the Holder's rights to any unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and cash amounts and any such unvested Stock Units shall thereafter vest, solely to the extent provided in the applicable Agreement; provided, however, that (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder's employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination by the Company for cause will be treated in accordance with the provisions of Section 11.2(b).

     (b) Termination by Company for Cause. If a Holder's employment with the Company or a Subsidiary shall be terminated by the Company or such Subsidiary during the Restriction Period with respect to any Restricted Shares, or prior to the exercise of any Option or SAR, or prior to the vesting or complete exercise of any Stock Unit, or prior to the vesting of any Performance Award, for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that, unless the Agreement (or such an employment agreement) otherwise provides, if such termination occurs within 12 months after an Approved Transaction, a Control Purchase or a Board Change, termination for cause shall mean only the commission of a fraud, misappropriation, embezzlement or other material act of dishonesty or bad faith, as determined by the Board in good faith and confirmed by the final judgment of any civil or criminal court of proper jurisdiction, which confirmation may be obtained after the effective date of any such termination), then (i) all Options and SARs and all unvested or unexercised Stock Units held by such Holder shall immediately terminate, (ii) such Holder's rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any cash awards shall be forfeited immediately and (iii) such Holder's interest in all unvested Performance Awards shall be forfeited immediately.

     (c) Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, if the employee's right to reemployment following such leave is guaranteed either by statute or contract, shall not be deemed a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or any Subsidiary.

     11.3 Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company, the Board or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Holder at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary.

     11.4 Nonalienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

     11.5 Written Agreement. Each grant of an Option under the Plan shall be evidenced by a stock option agreement which shall designate the Options granted thereunder as Incentive Stock Options or Nonqualified Stock Options; each SAR shall be evidenced by a stock appreciation rights agreement; each award of Restricted Shares shall be evidenced by a restricted shares agreement; each award of Stock Units shall be evidenced by a stock units agreement; each Performance Award shall be evidenced by a performance award agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board (or, if the Board expressly provides, the Committee) from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Stock Units or Performance Awards shall be notified promptly of such grant and a written agreement shall be promptly executed and delivered by the Company and the grantee, provided that, in the discretion of the Committee, such grant of Options, SARs, Restricted Shares, Stock Units or Performance Award shall terminate if such written agreement is not signed by such grantee (or his attorney) and delivered to the Company within 60 days after the date the Committee approved such grant. Any such written agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate
(i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or (ii) if the Board expressly so authorizes, to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.8(b).

     11.6 Designation of Beneficiaries. Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

     11.7 Right of First Refusal. The Agreements may contain such provisions as the Committee shall determine to the effect that if a Holder elects to sell all or any shares of Common Stock that such Holder acquired upon the exercise of an Option or SAR or upon the vesting of Restricted Shares or Stock Units awarded under the Plan, then such Holder shall not sell such shares unless such Holder shall have first offered in writing to sell such shares to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than ten business days following the date of such offer). In any such event, certificates representing shares issued upon exercise of Options or SARs and the vesting of Restricted Shares or Stock Units shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Agreement and the Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

     11.8  Termination and Amendment.

     (a) General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Board may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; except that no such modification or amendment shall be effective prior to approval by the Company's stockholders to the extent such approval is then required by any applicable legal requirements.

     (b) Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 11.8(a), the last sentence of Section 3.2, and any terms and conditions imposed by the Board in connection with any Board action pursuant to Section 3.2), the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment that would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and issue a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.8(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee (or the Board) may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

     11.9 Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any of the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

     11.10 Withholding. The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Stock Units, as appropriate, may, in the discretion of the Board (or, if the Board expressly provides, the Committee), be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including, without limitation, the conditions referenced in Section 6.6) as the Board (or the Committee) shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Board and the Committee for the payment to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award, as determined by the Committee on such basis as the Committee shall deem appropriate.

     11.11 Separability. It is the intent of the Company that Awards under this Plan comply with certain exemptive provisions of Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act and with certain exemptive provisions of Section 162(m) of the Code with respect to persons covered thereby, unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intentions, and that if any provision of this Plan is found not to be consistent with the availability of either of such exemptive provisions or with any other requirement of law, such provision shall be null and void to the extent required to comply with such exemptive provisions and/or applicable law.

     11.12 Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     11.13 Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder that is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

     11.14 Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VIII with respect to awards of Restricted Shares and except as expressly set forth in writing, no person shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any Subsidiary to any person pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     11.15 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     11.16 Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.10.

     11.17 Legends. In addition to any legend contemplated by Section 11.7, each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

     11.18 Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

                                                                         ANNEX C

                  2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                       OF

                          LIBERTY LIVEWIRE CORPORATION

     1. Purpose of the Plan. This Nonemployee Director Stock Option Plan (the "Plan") is intended as an incentive to retain and attract persons of training, experience and ability to serve as independent directors on the Board of Directors of Liberty Livewire Corporation, a Delaware corporation (the "Company"), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. Capitalized terms used herein and not otherwise defined are used as defined in Paragraph 16 hereof.

     2. Effective Date. This Plan shall be effective as of November 28, 2000 (the "Effective Date"); provided however, that all options granted pursuant to this Plan are subject to the approval of the Plan by the stockholders of the Company.

     3. Designation of Participants; Automatic Grant of Options. Each director of the Company who is not an employee of the Company or any Subsidiary (as hereinafter defined) of the Company, and who is not an employee of any Liberty Entity (any such director being hereinafter referred to as a "Nonemployee Director") shall be granted Options as described hereunder. Each Nonemployee Director who is a director as of the Effective Date shall automatically be granted Options to purchase 15,000 shares of the Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock") at the Effective Date. Thereafter, each individual who becomes a Nonemployee Director shall automatically be granted Options to purchase 15,000 shares of Common Stock (subject to adjustment as provided in Paragraph 10) on the date such person first becomes a Nonemployee Director. Notwithstanding the foregoing, in the case of any grant of Options made on a date subsequent to the Effective Date, such grant shall only be made if the number of shares then subject to future grant under this Plan is sufficient to make all automatic grants required to be made pursuant to this Plan on such date of grant. All options granted pursuant to this Plan (the "Options") shall be nonqualified options within the meaning of
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

     4. Option Agreement. Each Option granted hereunder shall be embodied in a written option agreement ("Option Agreement"), which shall be subject to the terms and conditions set forth above and shall be signed by the Optionee (as hereinafter defined) and by the Chief Executive Officer, the Chief Operating Officer, or any Vice President of the Company for and on behalf of the Company.

     5. Common Stock Reserved for the Plan. Subject to adjustment as provided in Paragraph 10 hereof, a total of 150,000 shares of Common Stock shall be reserved for issuance upon the exercise of Options granted pursuant to this Plan. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance to an Optionee pursuant to this Plan. Common Stock subject to Options that are forfeited or terminated or expire unexercised shall immediately become re-available for the granting of Options hereunder, to the extent that such forfeited, terminated or expired Options were unexercised at the time of such forfeiture, termination or expiration and did not otherwise result in the issuance of any shares of Common Stock to the Optionee or any other person.

     6. Option Price. The purchase price of each share of Common Stock that is subject to an Option granted pursuant to this Plan shall be the Fair Market Value (as defined in Paragraph 16(h)) of such share of Common Stock on the date the Option is granted.

     7. Option Period. Each Option granted pursuant to this Plan shall terminate and be of no force and effect with respect to any shares of Common Stock not purchased by the Optionee on the earliest to occur of the following: (a) 11:59 p.m., New York City time, on the day that immediately precedes the tenth anniversary of the date upon which the Option is granted; (b) 11:59 p.m., New York City time, on the first business day following the expiration of the one-year period beginning on the date the Optionee ceases to be a Director for any reason (including, but not limited to, by reason of death or disability) other than voluntary termination or removal for Cause (as hereinafter defined); (c) 11:59 p.m., New York City time, on the first business day following the expiration of the three-month period beginning on the date the Optionee voluntarily terminates his service as a Director; or (d) immediately upon any removal of a Director for Cause (as hereinafter defined).

     8.  Exercise of Options.

     (a) Options granted pursuant to this Plan shall be exercisable, on a cumulative basis, as follows:

          i. From and after the first anniversary of the Grant Date, the Option shall be exercisable as to 20% of the number of shares of Common Stock initially subject to such Option;

          ii. From and after the second anniversary of the Grant Date, the Option shall be exercisable as to 40% of the number of shares of Common Stock initially subject to such Option;

          iii. From and after the third anniversary of the Grant Date, the Option shall be exercisable as to 60% of the number of shares of Common Stock initially subject to such Option;

          iv. From and after the fourth anniversary of the Grant Date, the Option shall be exercisable as to 80% of the number of shares of Common Stock initially subject to such Option; and

          v. From and after the fifth anniversary of the Grant Date, the Option shall be exercisable as to 100% of the number of shares of Common Stock initially subject to such Option.

     (b) An Option may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution, subject to any enforceable provisions of a QDRO as defined in Section 9 below.

     (c) If, absent the occurrence of a Change of Control, an Optionee voluntarily ceases his service as a Director, an Option granted to such Optionee may be exercised only to the extent such Option was exercisable at the time he ceased to serve in such capacity.

     (d) If an Optionee ceases to serve as a Director for any reason (including, but not limited to, by reason of death or disability) other than voluntary termination or removal for Cause (as hereinafter defined), at a time when an Option granted hereunder is still in force and unexpired under the terms of Paragraph 7 hereof, the vesting and exercisability of each such unmatured Option shall be automatically accelerated to the date of termination. Such acceleration shall be effective as of immediately prior to the effective termination of Director status and each Option so accelerated shall be exercisable in full for so long as it is still in force and unexpired under the terms of Paragraph 7 hereof.

     (e) Upon the occurrence of a Change in Control, as defined in Paragraph 16, the vesting and exercisability of all Options previously granted and still in force and unexpired under the terms of Paragraph 7 hereof shall be automatically accelerated effective as of such Change in Control.

     (f) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option shall be as set forth in the applicable Agreement and may consist of the following:

          (i)  cash,

          (ii)  check,

          (iii) whole shares of Common Stock owned by such Optionee immediately prior to the exercise of such Option,

          (iv)  promissory note,

          (v) the withholding of shares of Common Stock issuable upon such exercise of the Option,

          (vi) the delivery , together with such other documentation as the Company in its sole and absolute discretion shall require, of irrevocable instructions from the Optionee to a broker to (A) promptly sell or make a loan against the shares issuable upon exercise of the Option and (B) promptly deliver to the Company the amount of sale or loan proceeds required to pay the purchase price for such exercise,

          (vii)  any combination of the foregoing methods of payment, or

          (viii) such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law.

The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions and/or limitations as the Board of Directors deems appropriate. Without limiting the generality of the foregoing, if an Optionee is permitted to elect to have shares of Common Stock issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with such exercise, then the Board of Directors may reserve the discretion to approve or disapprove such election.. No holder of an Option shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares subject to any Option unless and until certificates evidencing such shares shall have been issued by the Company to such holder.

     9. Assignability. No Option shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any attempted assignment of an Option in violation of this Paragraph 9 shall be null and void.

     10.  Adjustments.

     (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred stock or other debt or equity securities (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Board of Directors determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, merger, consolidation, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Board of Directors shall, in its sole discretion and in such manner as the Board of Directors may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of shares reserved under this Plan, (ii) the number and kind of shares subject to any outstanding Options, and (iii) the exercise price with respect to any outstanding Options, provided, however, that the number of shares subject to any Option shall always be a whole number. The Board of Directors may, if deemed appropriate, provide for a cash payment to any Optionee in connection with any adjustment made pursuant to this Section 10(b). In the event of a corporate merger, consolidation, acquisition of property or stock, reorganization, liquidation or similar transaction, the Board of Directors shall be authorized to issue or assume stock options by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, the termination of unexercised options in connection with such transaction.

     11. Purchase for Investment. Unless the Options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

     12. Taxes. The Company may make such provisions as it may deem appropriate for the withholding of any taxes that it determines is required in connection with any Options granted to any Optionee hereunder. Federal, state and local withholding tax due upon any exercise of the Option may, in the discretion of the Board of Directors be paid in shares of Common Stock already owned by Optionee or through the withholding of shares otherwise issuable to Optionee, upon such terms and conditions as the Board of Directors shall determine. If Optionee shall fail to pay, or make arrangements satisfactory to the Board of Directors for the payment to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Optionee an amount equal in value to any federal, state or local taxes of any kind required to be withheld by the Company with respect to any exercise of the Option.

     13. Amendments or Termination. The Board of Directors of the Company may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Optionee under any Option that he has been granted shall be made without his consent, (b) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 (or any successor provision) under the Exchange Act in order to preserve the applicability of any exemption provided by such Rule to any Option then outstanding (unless the holder of such Option consents) or to the extent stockholder approval is otherwise required by applicable legal requirements, and
(c) the Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3 (or any successor provision) under the Exchange Act as then in effect.

     14. Government Regulations. This Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals on the part of any governmental agencies or national securities exchanges or transaction reporting systems as may be required.

     15. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

     16. Defined Terms. As used in this Plan, the following terms have the corresponding meanings:

          (a) "Affiliate" of a person or an Entity means any other person or Entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person or Entity; provided, however, that prior to the Liberty Redemption neither AT&T Corp. nor any direct or indirect subsidiary of AT&T Corp., other than Liberty Media Corporation and its direct and indirect subsidiaries, shall be deemed to be an Affiliate of Liberty Media Corporation or any of its direct or indirect subsidiaries.

          (b) "Approved Transaction" means any transaction in which the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons or Entities who are common stockholders of the Company immediately prior thereto shall have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

          (c) "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by (i) Liberty or (ii) the vote of a majority of the directors then still in office who were directors at the beginning of the period (or whose nomination for election was so approved).

          (d)  "Cause" means, with respect to any Person, any of the following:
     (i) engagement by such Person in illegal or other wrongful conduct substantially detrimental to the business or reputation of the Company or any of its Affiliates, (ii) such Person being charged with or convicted of a felony, or (iii) engagement by such Person in any fraud, embezzlement, misappropriation or similar conduct against the Company or any of its Affiliates.

          (e) "Change in Control" means the occurrence of any Approved Transaction, Board Change, or Control Purchase; provided, however, that notwithstanding anything herein to the contrary, neither the Liberty Redemption nor any transaction effected in connection with the Liberty Redemption (as determined by the Board of Directors in its sole discretion) shall constitute a "Change in Control" for any purposes of this Plan.

          (f) "Control Purchase" means the occurrence of any transaction (or series of related transactions) in which

             (i) any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or other person or Entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, or any Liberty Entity) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) pursuant to a tender offer or exchange offer (other than any such purchase that, alone and together with any other such purchase of common stock by such "person" or Entity, or any of its respective affiliates, represents less than 5% of the outstanding common stock or voting power of the Company), without the prior consent of the Board, or

             (ii) any person (as such term is so defined), or other person or Entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, any Liberty Entity, or any Enumerated Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of transactions) (1) to which any Liberty Entity is a party or (2) that is approved by the Board.

          (g) "Enumerated Person" means each of the Chairman of the Board of Liberty as of the Effective Date of this Plan and his respective family members, estates and heirs and any trust or other investment vehicle for the primary benefit of any of such Entities or persons or such persons' respective family members or heirs.

          (h) "Entity" means any partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of any nature.

          (i) "Fair Market Value" of a share of Common Stock on any day means the last sale price during regular trading hours (or, if no such last sale price is reported, the average of the high bid and low asked prices during regular trading hours) for a share of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on The Nasdaq Stock Market, or, if not reported on The Nasdaq Stock Market, as quoted by the National Quotation Bureau Incorporated, or if Common Stock is listed on an exchange, on the principal exchange on which the Common Stock is listed. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means (or if the Board of Directors determines for any purpose that the Fair Market Value of a share of Common Stock should be determined on an intra-day basis), then the Fair Market Value for such day (or at a given time on such day) shall be determined in good faith by the Board of Directors on the basis of such quotations and other considerations as the Committee deems appropriate.

          (j) "family member" means, with respect to any natural person, the spouse, siblings and lineal descendants of such person.

          (k) "Liberty" means Liberty Media Corporation and any direct or indirect successor by merger, consolidation, binding share exchange, transfer or otherwise to all or substantially all of the assets of Liberty Media Corporation.

          (l) "Liberty Entity" means (i) Liberty, (ii) any Affiliate of Liberty, or (iii) any employee benefit plan sponsored by Liberty or any Affiliate of Liberty.

          (m) "Liberty Redemption" means the proposed redemption of AT&T Corp. Liberty Media Group tracking stock in exchange for shares of Liberty common stock.

          (n) "Optionee" means any Nonemployee Director to whom Options are granted hereunder.

          (o) "Subsidiary" of the Company means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Company or any Entity in which the Company owns directly or indirectly, 50% or more of the voting, capital or profits interests. An Entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

     17. Miscellaneous. The granting of any Option shall not impose upon the Company, the Board of Directors of the Company or any other directors of the Company any obligation to nominate any Optionee for election as a director, and the right of the stockholders of the Company to remove any person as a director of the Company shall not be diminished or affected by reason of the fact that an Option has been granted to such person.

                                                                         ANNEX D

                  FIRST AMENDED AND RESTATED CREDIT AGREEMENT

     This FIRST AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 22, 2000 (the "Agreement") is entered into by and between Liberty Livewire Corporation, a Delaware corporation ("Borrower") and Liberty Media Corporation ("Liberty").

                                    RECITALS

     A. Borrower is a public company and a majority-owned subsidiary of Liberty.

     B. Borrower and Liberty are parties to a Credit Agreement dated as of June 10, 2000 (the "Original Credit Agreement").

     C. Borrower and Liberty desire to amend and restate the Original Credit Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   SECTION 1.

                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 Terms. The following terms used in this Agreement and in any exhibits annexed hereto shall have the following meanings unless the context otherwise requires.

     "Affiliate" means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition and the definition of Subsidiary, 'control' (and the correlative terms, 'controlled by' and 'under common control with') mean possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

     "Agreement" means this Agreement, either as amended and restated as of the date written above or as the same may from time to time hereafter be supplemented, modified, amended, restated or extended.

     "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

     "Average Market Price per Share" means the average of the daily Closing Prices per share of the Class A Common Stock for the 10 consecutive trading days immediately prior to the date in question. Notwithstanding the foregoing, if the "ex" date (as hereinafter defined) for any event that requires an adjustment to the Conversion Price pursuant to Section 8.03 occurs during such 10 consecutive trading days, the Closing Prices during such period shall be appropriately adjusted, as determined by the board of directors of the Borrower in good faith, to effectuate the intent of this Agreement and to avoid any unjust or inequitable results relating thereto. For purposes of this definition, the term "ex" date (i) when used with respect to any issuance, distribution or transaction, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution or to participate in such transaction, and (ii) when used with respect to any subdivision, combination or other change in shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision, combination or other change becomes effective.

     "Borrower" has the meaning given such term in the introduction hereof.

     "Borrowing" and "Borrow" each mean, a borrowing hereunder consisting of Loans made on the same day.

     "Borrowing Date" means the date that a Loan is made by Lender, which shall be a Business Day.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Capital Lease" means any monetary obligation of a Person under any leasing or similar arrangement that, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

     "Class A Common Stock" means Borrower's Class A Common Stock, par value $.01 per share.

     "Class B Common Stock" means Borrower's Class B Common Stock, par value $.01 per share.

     "Closing Price" with respect to any securities on any day means the closing sale price as of 4:00 p.m. Eastern Time on such day or any earlier final closing on such day or, if no such sale takes place on such day, the average of the reported high and low bid prices on such day, in each case on The Nasdaq Stock Market, or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the national stock exchange or Commission recognized trading market in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national stock exchange or Commission recognized trading market in the United States, the average of the high and low bid prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau, Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, the average of the closing bid and asked prices as furnished by any market maker in such securities who is a member of the National Association of Securities Dealers, Inc.

     "Code" means the Internal Revenue Code of 1986, as amended, as from time to time in effect.

     "Commission" means the Securities and Exchange Commission, or any successor agency administering the principal United States federal securities laws.

     "Commitment" means Lender's commitment to make Loans to Borrower in accordance with this Agreement in an aggregate amount up to the Maximum Amount, as such commitment may be reduced or adjusted pursuant to the terms of this Agreement.

     "Common Stock" means the Class A Common Stock or the Class B Common Stock.

     "Common Stock Record Date" means, with respect to any dividend, distribution or other transaction or event in which holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the board of directors of the Borrower or by statute, contract or otherwise).

     "Conversion Price" means a conversion price of $10.00 per share of Class B Common Stock, subject to, and as adjusted pursuant to, Section 8 hereof.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Default" means any event or circumstance that, with the passing of time, giving of notice, or both would become an Event of Default.

     "Default Rate" means the Interest Rate plus 2%.

     "Dollars" and the sign "$" means dollars in lawful currency of the United States of America.

     "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters applicable to any property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time in effect.

     "Event of Default" has the meaning provided for in Section 7.01.

     "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States as in effect from time to time, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

     "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, central bank or comparable authority, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

     "Interest Payment" means, for each Interest Payment Date, the aggregate amount of all interest due and payable on such date on outstanding Loans hereunder.

     "Interest Payment Date" means the last Business Day of each calendar quarter and the Maturity Date.

     "Interest Rate" means a rate per annum equal to 10.00%.

     "Lender" means Liberty or any of its successors or assigns under this Agreement.

     "Liberty" has the meaning given such term in the introduction hereof.

     "Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance.

     "Loan" means a loan made to Borrower by Lender pursuant to this Agreement.

     "Loan Documents" means, collectively, this Agreement, the Notes, any Request for Borrowing and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to Lender in any way relating to or in furtherance of this Agreement, in each case, either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

     "Maturity Date" means June 30, 2008.

     "Maximum Amount" means $213,600,000; provided that (i) if aggregate commitments under the Senior Credit Agreement are more than $415,000,000 (and commitments under the Senior Credit Agreement in excess of $415,000,000 are available for immediate borrowing by Borrower without conflict with any covenant or other provision of the Senior Credit Agreement) the Maximum Amount will be decreased by the amount of such immediately available excess senior borrowing capacity, (ii) if one or more of the pending or proposed transactions described on Schedule I are terminated or abandoned, the Maximum Amount will be decreased by the amount set forth opposite such transaction on such Schedule, and (iii) the Maximum Amount (as so adjusted) shall in no event be less than $145,000,000 or more than $213,600,000.

     "Note" means a promissory note made by Borrower to Lender evidencing the Loans made by Lender, substantially in the form of Exhibit B, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted (collectively, the "Notes").

     "Obligations" means all present and future obligations of every kind and nature of Borrower or any Subsidiary at any time and from time to time owed to Lender, any Person entitled to indemnification, or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

     "Person" means an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture or any other entity of any type whatsoever, or any government or any agency or political subdivision thereof.

     "Property" means all types of real, personal, tangible, intangible or mixed property.

     "Request for Borrowing" means a written request substantially in the form of Exhibit A duly completed and signed by a Responsible Officer, or a telephonic request followed by such a written request, in each case delivered to Lender by Requisite Notice. Any Request for Borrowing received prior to 3:00 p.m. New York City time on a Business Day shall be effective as of such Business Day; any Request for Borrowing received at or after 3:00 p.m. New York City time, or at any time on a day that is not a Business Day, shall be effective as of the next Business Day.

     "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified in Section 9.05 hereof or as otherwise designated by the intended recipient by Requisite Notice to the Person giving such notice and
(ii) if made by Borrower, given or made by a Responsible Officer. Any written notice shall be in the form, if any, prescribed in the applicable section hereof or thereof and may be delivered as provided in Section 9.05. Any notice sent by other than hard copy shall be promptly confirmed by a telephone call to the recipient and, if requested by the Lender, by a manually-signed hard copy thereof.

     "Responsible Officer" means the Chairman, Chief Executive Officer, President, Chief Financial Officer, or Controller of Borrower.

     "Senior Credit Agreement" means the Credit Agreement dated as of December 22, 2000, by and among Borrower, the financial institutions parties thereto as "Lenders", Bank of America, N.A., as swingline lender, issuer and administrative agent, Salomon Smith Barney, Inc., as syndication agent, The Bank of New York Company, Inc., as documentation agent and Banc of America Securities LLC, as lead arranger and book manager, as such Credit Agreement may from time to time be amended, renewed, refunded, restructured, refinanced or expanded in whole or in part, and with the same or other lenders.

     "Senior Creditor" has the meaning given such term in the Subordination Agreement.

     "Subordination Agreement" means the Subordination Agreement dated as of December 22, 2000, by and among Liberty, Borrower and Bank of America, N.A., as Administrative Agent, in favor of each of the Senior Creditors (as defined therein), substantially in the form of Exhibit C attached hereto.

     "Subsidiary" means any Person (whether now existing or hereafter organized or acquired) of which Borrower owns, directly or indirectly, more than fifty percent (50%) of the securities or other equity interests or which Borrower otherwise controls (collectively "Subsidiaries").

     1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles. When used herein, the term "financial statements" shall include the notes and schedules thereto, but need not include such notes or schedules when used in reference to such statements of any Person as of any date other than the end of a fiscal year of such Person.

     1.03 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference and hereby made an integral part of this Agreement.

     1.04 Miscellaneous Terms. The term "or" is non-exclusive, unless the context requires otherwise. The term "shall" is mandatory; the term "may" is permissive. The term "including" is by way of example and not limitation.

                                   SECTION 2.

                COMMITMENTS; INTEREST; FEES; PAYMENT PROCEDURES

     2.01  The Commitments.

     (a) Subject to the terms and conditions set forth in this Agreement, Lender hereby agrees to make Loans to Borrower hereunder from time to time on or before March 31, 2004, for the purposes described on Schedule I hereto, up to an aggregate maximum principal amount outstanding at any time equal to the Maximum Amount.

     (b) Loans made by Lender shall be evidenced by one or more Notes. Lender may endorse on the schedules, if any, annexed to any Note the date, amount and maturity of any Loans made and payments received with respect thereto.

     (c) All Notes hereunder shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any errors in executing any Notes shall not limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

     (d) In addition to the commitment set forth in Section 2.01(a), Lender may, in its sole and absolute discretion, elect to increase the amount available for borrowing under this Agreement, up to a maximum of $100,000,000, subject to the consent of Borrower to such increase and any applicable limitations in the Senior Credit Agreement. Any amounts loaned to Borrower pursuant to this Section 2.01(d) shall constitute Loans for all purposes of this Agreement and shall be subject to all applicable terms and conditions of this Agreement and the Subordination Agreement. If Lender, in its sole and absolute discretion, elects to increase the amount available for Borrowing pursuant to this Section 2.01(d), the aggregate amount of such increased availability, the permitted uses thereof and any conditions or restrictions on Borrowing relating thereto (in addition to the conditions in Section 4.02) shall be set forth in a supplement to this Agreement, in such form as Lender and Borrower shall mutually agree, and any such supplement shall form a part of this Agreement for all purposes hereof.

     2.02  Borrowings.

     (a) Borrower may request a Borrowing by delivering a duly completed Request for Borrowing therefor by Requisite Notice to Liberty at least seven Business Days prior to the Borrowing Date. Borrowings may be made solely for the purposes described on Schedule I attached hereto. Each Request for Borrowing shall indicate the purpose for which such Borrowing shall be used, and the aggregate principal amount of Borrowings drawn for any category on Schedule I shall not exceed, in the aggregate, the maximum principal amount available for such category set forth on Schedule I. Funds available for any one category on
Schedule I may not be used for any other such category.

     (b) Lender shall make available to Borrower the funds for each Loan in Dollars not later than 3:00 p.m. New York City time on the Business Day specified as the proposed Borrowing Date in the relevant Request for Borrowing, subject to the prior satisfaction or waiver of the applicable conditions to such Borrowing set forth in Section 4 hereof.

     2.03  Prepayments.

     (a) Borrower may not voluntarily prepay any Loans without the prior written consent of Lender, except as otherwise expressly provided in this Section 2.03.

     (b) Subject to the Subordination Agreement and to subsection (f) of this
Section 2.03, Borrower shall have the right to prepay all or any portion of the Loans, on the terms and conditions set forth in this Section 2.03, by giving Requisite Notice to Lender in writing of Borrower's election to make such prepayment, specifying (i) the aggregate principal amount of Loans to be prepaid (which shall be an integral multiple of $25,000,000) and (ii) the date fixed for such prepayment (which shall be a Business Day at least 15 and not more than 20 Business Days after the date of any such notice).

     (c) A notice of prepayment pursuant to Section 2.03(b) may only be given during the 30 day period commencing on the 2nd anniversary of this Agreement and shall be irrevocable when given. If a notice of prepayment is given pursuant to
Section 2.03(b), then the principal amount to be prepaid, plus all accrued unpaid interest on such principal amount and the fees required by Section 2.03(d), shall be due and payable in full in cash on the date fixed for prepayment, subject in any event to the Subordination Agreement.

     (d) In the event of any prepayment hereunder, as a condition to and concurrently with such prepayment, Borrower shall pay Lender a prepayment fee in the form of cash and shares of Class B Common Stock determined as follows:

          (i) an amount of cash equal to the amount by which the aggregate interest payments made by Borrower to Lender on all Loans hereunder during the periods such Loans were outstanding (whether in cash or in shares of Class B Common Stock, calculated as if always paid in cash) was less than the cash interest that would have been required to be paid during such periods if the interest rate under the Loans for such period was 15% per annum; and

          (ii) that number of shares of Class B Common Stock equal to 10% of the number of shares of Class B Common Stock that would be issuable on the date fixed for prepayment if the aggregate principal amount of Loans to be prepaid on such date, together with all accrued unpaid interest thereon, were converted by Lender into shares of Class B Common Stock pursuant to
     Section 8 of this Agreement, effective as of such date.

     (e) Anything contained herein to the contrary notwithstanding, Lender shall have the right, in its sole discretion, to convert into shares of Class B Common Stock pursuant to Section 8 hereof, in whole or in part, any Loans that Borrower shall elect to prepay under this Section 2.03, by giving notice thereof to Borrower at any time on or before the fifth Business Day preceding the day fixed for such prepayment pursuant to Section 2.03(b).

     (f) Nothing in this Section 2.03 is intended to waive, or shall be construed as a waiver of, any provision of the Subordination Agreement or any rights of any Senior Creditor thereunder, all of which are hereby expressly reserved for the benefit of the Senior Creditors, and the provisions of this
Section 2.03 are in all respects subject to and limited by the Subordination Agreement. The Subordination Agreement prohibits any prepayment of the Loans until the Senior Indebtedness (as defined in the Subordination Agreement) has been indefeasibly paid in full in cash, and nothing in this Agreement is intended or should be construed to indicate that the Senior Creditors (or the Required Lenders, as defined in the Senior Credit Agreement) have waived or agreed to waive such prohibition. No portion of any Loans shall be prepaid at any time that such prepayment and/or the payment by Borrower to Lender of all fees relating to such prepayment pursuant to this Section 2.03 (and the acceptance and retention by Lender for its own account of all such fees and the full amounts prepaid by Borrower hereunder) would conflict with, violate or constitute a breach of or default under, the Subordination Agreement.

     2.04  Principal and Interest.

     (a) Borrower shall pay, and hereby promises to pay, the outstanding principal amount of each Loan on the Maturity Date.

     (b) Borrower shall pay, and hereby promises to pay, interest on the unpaid principal amount of the Loans (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Interest Payment Date for each Loan at the Interest Rate (or, as provided in Section 2.04(c), the Default
Rate).

     (c) If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), then from and after the date such amount was due, such amount shall bear interest at the Default Rate instead of the Interest Rate. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable laws and payable upon demand.

     (d) Notwithstanding subsections 2.04(b) and (c), all interest payable hereunder shall be paid either:

     - in cash (subject to the Subordination Agreement)

     - in shares of Class B Common Stock pursuant to Section 2.04(d)(iii), or

     - in any combination of cash (subject to the Subordination Agreement) and shares of Class B Common Stock.

The manner in which such form of payment shall be determined is as follows:

          (i) Borrower shall pay interest in cash to the extent permitted under the Subordination Agreement and the Senior Credit Agreement, without resulting in any breach or violation thereof. If Borrower elects to pay all or any portion of an Interest Payment in cash, Borrower shall give written notice of such election to Lender at least 15 and no more than 60 days prior to the relevant Interest Payment Date, stating the aggregate amount of such Interest Payment to be paid in cash. If no such notice is provided by Borrower, Borrower shall be required to pay the entire Interest Payment due on such Interest Payment Date in shares of Class B Common Stock pursuant to Section 2.04(d)(iii).

          (ii) An election by Borrower pursuant to Section 2.04(d)(i) to pay all or any portion of an Interest Payment in cash shall be irrevocable, subject to the Subordination Agreement. However, if the Subordination Agreement would prohibit Borrower from paying to Lender (or prohibit Lender from accepting and retaining for its own account) any portion of any Interest Payment that would otherwise be paid or payable in cash, Borrower shall nevertheless pay such portion of such Interest Payment to Lender in shares of Class B Common Stock pursuant to Section 2.04(d)(iii).

          (iii) In the case of any Interest Payment or portion thereof to be paid in shares of Class B Common Stock, such Interest Payment or portion thereof shall be paid by delivery of a certificate in proper form, dated as of such Interest Payment Date, representing that whole number of shares of Class B Common Stock as shall equal the amount of interest to be so paid, divided by a price per share equal to 95% of the Average Market Price per Share of the Class A Common Stock on such Interest Payment Date, plus cash in lieu of any fractional share in accordance with Section 8.04.

     2.05 Computation of Interest. Computation of interest on all Loans under this Agreement shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable laws shall not accrue or be payable hereunder, and any amount paid as interest hereunder which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

     2.06 Manner and Treatment of Payments between Borrower and Lender.

     (a) Unless otherwise provided herein, all payments by Borrower shall be made to Lender at Lender's office (as set forth herein) no later than 3:00 p.m. New York City time on the date due. All payments received after such time on any Business Day (or on a day that is not a Business Day) shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America, or as otherwise expressly provided in this Agreement.

     (b) If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest.

     2.07  Funding Sources.

     Nothing in this Agreement shall be deemed to obligate Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                                   SECTION 3.

                                     TAXES

     3.01 Taxes. Each payment of any amount payable by Borrower under this Agreement or any other Loan Document (and each delivery by Borrower hereunder or thereunder of shares of Class B Common Stock) shall be made free and clear of, and without reduction by reason of, any applicable taxes. To the extent that Borrower is obligated by applicable laws to make any deduction or withholding on account of applicable taxes from any amount payable (or any shares of Class B Common Stock issuable) to Lender under this Agreement, Borrower shall promptly notify Lender of such fact and shall (a) make such deduction or withholding and pay the same to the relevant Governmental Authority and (b) pay such additional amount directly to Lender as is necessary to result in Lender's receiving a net after-applicable tax amount equal to the amount to which Lender would have been entitled under this Agreement absent such deduction or withholding. Notwithstanding the foregoing, Borrower shall not be liable for any income tax or similar obligation of Lender or any penalty or other amount in respect thereof.

                                   SECTION 4.

                                   CONDITIONS

     4.01  Initial Extension of Credit.

     The obligation of Lender to make the initial Loan to be made by it is subject to the prior delivery to Lender of the following, in form and substance satisfactory to Lender (unless Lender, in its sole and absolute discretion, shall agree otherwise):

          (a) This Agreement duly executed by Borrower and Lender;

          (b) A Note executed by Borrower in favor of Lender, in a principal amount equal to the amount of the initial Loan;

          (c) A certificate signed by a Responsible Officer certifying (i) that all representations and warranties of Borrower contained in Section 5 are true and correct, (ii) that Borrower is in compliance with all the terms and provisions of the Loan Documents to which it is a party, and (iii) that, after giving effect to the initial Loan, no Default or Event of Default exists.

          (d) Such other evidence as Lender may reasonably request to establish compliance with the conditions set forth in this Agreement and the taking of all proceedings in connection herewith.

     Any document required or requested pursuant to this Section 4.01 may be furnished by facsimile transmission provided that original documents (where applicable) are furnished within five Business Days after the facsimile transmission.

     4.02  Conditions of Lending.

     The obligations of Lender to make any Loan are subject to the fulfillment of the following conditions precedent:

          (a) On each Borrowing Date, and after giving effect to the Loans to be made on each such Borrowing Date:

             (i) there shall exist no Default or Event of Default;

             (ii) the representations and warranties contained in this Agreement shall be true, correct and complete in all material respects on and as of such date to the same extent as though made on and as of such date;

             (iii) Borrower is in compliance with all the terms and provisions of this Agreement and each other Loan Document to which it is a party;

             (iv) there shall exist no Default or Event of Default under (and, in each case, as such term is defined in) the Senior Credit Agreement, other than any such Default or Event of Default that would reasonably be expected to be cured by the making of such Loan and the consummation of the transaction for which such Loan is being requested, as set forth in the applicable Request for Borrowing; and

             (iv) the most recent financial statements delivered to Lender by Borrower pursuant to Section 6.01 shall have been prepared in accordance with Generally Accepted Accounting Principles and shall fairly present the financial condition and results of operations of Borrower and its Subsidiaries as of the dates and for the periods indicated.

          (b) All documents required by the provisions of this Agreement to be executed or delivered to Lender on or before the applicable Borrowing Date shall have been executed and shall have been delivered to Lender on or before such Borrowing Date;

          (c) Lender shall have timely received a duly completed Request for Borrowing; and

          (d) Lender shall have received, in form and substance satisfactory to Lender, a certificate signed by a Responsible Officer certifying (i) that the conditions to borrowing in Section 4.02(a) have been satisfied and (ii) that the transaction for which such Loan is being requested (as set forth in the Request for Borrowing) is scheduled and expected to close within five Business Days after the applicable Borrowing Date, and such other assurances, certificates, documents or consents related to the foregoing as Lender reasonably may require.

                                   SECTION 5.

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that:

     5.01 Due Incorporation; Good Standing. Borrower is a Delaware corporation duly organized and existing under the laws of Delaware, and, to the best of Borrower's knowledge, is properly licensed and in good standing in, and where necessary to maintain Borrower's rights and privileges has complied with the fictitious name statute of, every jurisdiction in which Borrower is doing business. Each of Borrower's Subsidiaries is a corporation, limited liability company, partnership, limited partnership or other legal entity duly organized and existing under the laws of the jurisdiction in which it was formed, and, to the best of Borrower's knowledge, is properly licensed and in good standing in, and where necessary to maintain Borrower's rights and privileges has complied with the fictitious name statute of, every jurisdiction in which Borrower is doing business, except for any such case in which the failure to be so licensed, or to be in good standing, or to comply with such fictitious name statute would not, individually or in the aggregate, have a material adverse effect on Borrower and its Subsidiaries, taken as a whole.

     5.02 Corporate Power; Authorization. The execution, delivery and performance of this Agreement and each other Loan Document to which Borrower is a party are within Borrower's powers, have been duly authorized, and are not in conflict with the terms of any charter, bylaw or other organization papers of Borrower, or any instrument or agreement to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound or affected.

     5.03 Government Action. No approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or any other Loan Document to which Borrower is a party, except as may have been obtained and certified copies of which have been delivered to Lender and except as provided in Section 8.07 of this Agreement.

     5.04 No Legal Bar. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Borrower that would be contravened by the execution, delivery, performance or enforcement of this Agreement or any other Loan Document.

     5.05 Enforceable Obligation. This Agreement and each other Loan Document to which Borrower is a party is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms.

                                   SECTION 6.

                                   COVENANTS

     Borrower covenants and agrees that so long as any Loan remains outstanding, and until the full and final payment of all Obligations hereunder, it will, and will cause each of its Subsidiaries to, unless Lender waives compliance in writing:

     6.01  Financial and Other Information.  Deliver to Lender:

          (a) as soon as available but no later than 50 days after the end of each of its first three fiscal quarters in each fiscal year, the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related unaudited statements of operations, stockholders equity and cash flows of Borrower and its Subsidiaries for such fiscal quarter and that portion of the fiscal year through the end of such quarter, and setting forth in each case in comparative form the figures from the budget for such fiscal year most recently furnished to Lender pursuant to Section 6.02 and the actual figures for the corresponding date or period in the previous year. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, shall be complete and correct, shall fairly present the financial condition and results of operations of Borrower and its Subsidiaries at the dates and for the periods presented, and shall be so certified by a Responsible Officer of Borrower; and

          (b) as soon as available but no later than 95 days after the end of each of its fiscal years, a complete copy of an audit report of Borrower and its Subsidiaries which shall include at least the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the close of such year, and the related statements of operations, stockholders equity and cash flows for the year then ended, setting forth in each case in comparative form the figures as of the end of and for the previous year. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, shall fairly present the financial position and results of operations of Borrower and its Subsidiaries at the dates and for the periods presented, and shall be certified by KPMG Peat Marwick, or other independent public accounting firm of recognized national standing selected by Borrower and satisfactory to Lender. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of Borrower's records or otherwise or contain any exceptions with respect to possible errors generated by financial reporting.

     6.02 Certificates, Notices and Other Information. Deliver to Lender in form and detail satisfactory to Lender such statements, lists of property and accounts, budgets, forecasts or reports as Lender may reasonably request from time to time.

     6.03  Prompt Notice.  Immediately give written notice to Lender of:

          (a) any and all litigation affecting Borrower or any of its Subsidiaries as a defendant and where the amount claimed in a single litigation action is in excess of $2,000,000 or when the aggregate amount claimed in all litigation actions is in excess of $10,000,000;

          (b) any substantial dispute that may exist between Borrower and any Governmental Authority;

          (c) any proposal by any public authority to acquire the assets or business of Borrower or to compete with Borrower;

          (d) any Event of Default or Default

          (e) any Event of Default under (and as defined in) the Senior Credit Agreement, or any event or circumstance that, with the passing of time, giving of notice, or both would become such an Event of Default; and

          (f) any other matter that has resulted or that might result in a material adverse change in Borrower's financial condition or operations or impairment in Borrower's ability to perform its obligations hereunder or under any other Loan Document to which Borrower is a party.

     6.04 Maintain Existence. Maintain and preserve its existence and all rights, privileges and franchises now enjoyed, and keep all its properties in good working order and condition.

     6.05 Compliance With Legal Requirements. At all times comply with all laws, rules, regulations, orders and directions of any Governmental Authority having jurisdiction over it or its business (including without limitation ERISA and all regulations of any Governmental Authority promulgated thereunder) and conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

     6.06 Insurance. Maintain and keep in force on all of its property such insurance as is normal for the industry in which Borrower conducts its business and is satisfactory to Lender as to amount, nature and carrier covering fire damage (including use and occupancy), public liability, product liability, property damage and workers' compensation, and deliver to Lender upon request a schedule certified to be correct by a Responsible Officer of Borrower setting forth all insurance in force as of the date of such schedule.

     6.07 Books and Records. Maintain adequate books, accounts and records in accordance with Generally Accepted Accounting Principles, and permit employees or agents of Lender at any reasonable time and as often as may reasonably be desired to inspect its properties, and to examine or audit its books, accounts and records and make copies and memoranda thereof and to discuss the business, operations, properties and financial and other conditions of Borrower and its Subsidiaries with officers of Borrower.

     6.08  Use of Proceeds.  Use the proceeds of the Loans as provided for on
Schedule I hereto, or in the case of any Loans made pursuant to Section 2.01(d), as provided for in any supplement to this Agreement entered into by Borrower and Lender pursuant to Section 2.01(d).

     6.09  Incurrence of Debt after Payment of Senior Debt.

     Not create, incur, assume or suffer to exist any Indebtedness (as defined in the Senior Credit Agreement) during the period (x) from and after the satisfaction and discharge in full of all obligations of Borrower and its Subsidiaries under the Senior Credit Agreement and (y) prior to the date that all obligations of Borrower and its Subsidiaries under the Senior Credit Agreement have been "indefeasibly paid in full" within the meaning of the Subordination Agreement.

                                   SECTION 7.

              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

     7.01 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder ("Event of Default"):

          (a) Borrower shall fail to pay any principal when due, whether at maturity, on demand, upon acceleration or otherwise; or

          (b) Borrower shall fail to pay any amount of cash interest, fees, expenses, indemnity payments or any other amount payable by Borrower to Lender under this Agreement within 20 days after the date when such amounts are due, whether at maturity, on a specified date, on demand, upon acceleration or otherwise; or

          (c) Borrower shall fail to pay any non-cash interest pursuant to
     Section 2.04(d)(iii) within two Business Days after written notice to Borrower of such failure; or

          (d) Any representation or warranty hereunder or any other Loan Document or in connection with any transaction contemplated hereby or in any financial statement furnished to Lender shall prove to have been false or misleading in any material respect when made or when deemed to have been made; or

          (e) Borrower shall breach, or default under, any other term, condition, provision or covenant contained in this Agreement or any other Loan Document and such breach or default is not remedied to Lender's satisfaction within 31 days after the occurrence thereof; or

          (f) Borrower or any of its Subsidiaries, without prior written consent of Lender, commences or consents to the commencement of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is commenced without the consent of that Person and continues undismissed or unstayed for 60 calendar days (it being understood that the filing of a petition for relief under any Debtor Relief Law by any person entitled to do so thereunder shall be deemed to commence a proceeding under such Debtor Relief Law, for all purposes of this Section 7.01(f)); or

          (g) Any Default or Event of Default shall occur under (and as defined in) the Senior Credit Agreement, and, following the occurrence thereof, all or substantially all of the principal amount of indebtedness owed by Borrower under the Senior Credit Agreement shall be or become immediately due and payable.

     7.02 Remedies Upon Event of Default. Without limiting any other rights or remedies of Lender provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable law, or in equity, or otherwise:

          (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 7.01(f):

             (i) the Commitments and all other obligations of Lender and all rights of Borrower under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that Lender may, in its sole discretion, waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to Lender, as the case may be, and in its sole discretion, to reinstate the Commitments; and

             (ii) Lender may terminate the Commitments by written notice to Borrower; and

             (iii) subject to the Subordination Agreement, Lender may declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

          (b) Upon the occurrence of any Event of Default described in Section 7.01(f):

             (i) the Commitments and all other obligations of Lender and all rights of Borrower under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that Lender may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to Lender in its sole discretion, to reinstate the Commitments; and

             (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

          (c) Subject to the Subordination Agreement, upon the occurrence of any Event of Default, Lender, without notice to or demand upon Borrower, which are hereby expressly waived by Borrower, may proceed to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and such other rights and remedies as are provided by law or equity.

          (d) Subject to the Subordination Agreement, the order and manner in which Lender' rights and remedies are to be exercised shall be determined by Lender in its sole discretion. Regardless of how Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder, payments shall be applied first, to the costs and expenses of Lender, as provided in Section 9.03 hereof, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to Lender under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Lender hereunder or thereunder or at laws or in equity.

                                   SECTION 8.

                               CONVERSION RIGHTS

     8.01 Conversion Privilege. Upon the written request of Lender, Borrower shall be obligated to convert, in whole or in part, the principal amount of, and any accrued unpaid interest under, any Loan (as stated in such written request) into that number of duly authorized, validly issued, fully paid and nonassessable shares of Borrower's Class B Common Stock at the Conversion Price. Lender's written request shall (i) state the name or names (with addresses) in which the certificate or certificates for shares of Class B Common Stock which shall be issuable upon such conversion shall be issued and (ii) enclose the Notes(s) representing such Loans being converted for cancellation. Borrower shall issue and deliver to Lender as soon as possible after receipt of such written request, at Borrower's expense, (i) certificate(s) for the number of shares of Class B Common Stock due on such conversion and (ii) in the case of any Note which is converted in part only, a new Note in principal amount equal to the unconverted portion of such Note. In addition, all shares of Class B Common Stock to be delivered pursuant to this Section 8.01 will be free of preemptive rights and free from all taxes payable by Borrower and Liens (except for any Liens created or suffered to be created by Lender), and will not be subject to any restrictions on voting or transfer thereof that are created by Borrower except for such restrictions on voting or transfer provided in this Agreement or any of the Loan Documents, Borrower's Certificate of Incorporation and Bylaws, or as otherwise provided by law. The conversion of any Loan(s) (or portion thereof) shall be deemed to have been effected as soon as the Note(s) relating thereto shall have been surrendered for conversion in the manner herein provided, so that the rights of Lender under such Note(s) (or with respect to the portion thereof converted, in the case of any partial conversion) shall cease at such time, and Lender shall be treated for all purposes as having become the holder of such shares of Class B Common Stock at such time; and at the same time of any such conversion, Borrower's obligations pursuant to this Agreement or any of the Loan Documents, insofar as such obligations pertain to the Loans or portions thereof so converted, shall cease and terminate.

     8.02 Registration Rights Agreement. For the avoidance of doubt, any and all shares of Class B Common Stock issued pursuant to this Section 9 shall constitute Registrable Shares under the Registration Rights Agreement between Lender and Borrower dated as of November 28, 2000.

     8.03  Antidilution Provisions.

     (a) The Conversion Price shall be adjusted from time to time by Borrower as follows:

          (i) If Borrower shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Class A Common Stock and Class B Common Stock outstanding at the close of business on the Common Stock Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 8.03(a)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (ii) In case Borrower shall issue or sell any Common Stock, or securities convertible into or exercisable or exchangeable for shares of Common Stock (other than Common Stock, or securities convertible into or exercisable or exchangeable for shares of Common Stock, issued (A) pursuant to Borrower's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan or arrangement of Borrower approved by the Board of Directors (provided that, with respect to any stock option or other right granted after November 28, 2000, the per share exercise price of such option or right is equal to or greater than the per share Closing Price of the Class A Common Stock on the date of the grant thereof), (B) as consideration for the acquisition of a business or of assets (provided that the fair market value of such business or assets, as determined by the board of directors of the Borrower in good faith, divided by the number of shares of Common Stock so issued is equal to or greater than the Average Market Price per Share (in each case determined at the time Borrower enters into a binding agreement with respect to such acquisition), (C) pursuant to warrants outstanding on the date hereof, (D) upon the conversion of any Notes pursuant to this Section 8, or (E) upon exercise, conversion or exchange of any security the issuance of which caused an adjustment under the provisions hereof or the issuance of which did not require adjustments hereunder), for effective consideration per share (or, in the case of options, warrants, or convertible or exchangeable securities having an effective exercise, conversion or exchange price per share of Common Stock) less than the Average Market Price per Share on the date of such issuance, the Conversion Price in effect immediately prior to such issuance or sale shall be reduced effective as of immediately following such issuance or sale by multiplying such Conversion Price by a fraction, (1) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by Borrower for the total number of additional shares of Common Stock so issued or sold (or issuable on conversion, exercise or exchange) would purchase at the Average Market Price per Share in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible or exchangeable securities, issuable on conversion, exercise or exchange).

          (iii) If Borrower shall offer or issue rights or warrants to all holders of its outstanding shares of Class A Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price per Share on the Common Stock Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Common Stock Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such rights or warrants would purchase at such Average Market Price per Share and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the total number of additional shares of Common Stock subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Stock Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Average Market Price per Share, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account (x) any consideration received for such rights or warrants and (y) the amount of any exercise price or subscription price required to be paid upon exercise of such warrants or rights, with the value of such consideration and the amount of such exercise or subscription price, if other than cash, to be determined by the board of directors of Borrower.

          (iv) If the outstanding shares of the Class A Common Stock and/or the outstanding shares of the Class B Common Stock shall be subdivided into a greater number of shares of such Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall in either case be proportionately reduced, and, conversely, if the outstanding shares of the Class A Common Stock and/or the outstanding shares of the Class B Common Stock shall be combined into a smaller number of shares of such Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall in either case be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective, but any such subdivision or combination affecting both the Class A Common Stock and the Class B Common Stock shall only result in a single adjustment to the Conversion Price.

          (v) If Borrower shall, by dividend or otherwise, distribute to holders of shares of Common Stock any class of capital stock of Borrower (other than any dividends or distributions to which Section 8.03(a)(i) applies) or evidences of indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 8.03(a)(iii) and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 8.03(b) applies) (the foregoing hereinafter in this Section 8.03(a)(v) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Common Stock Record Date with respect to such distribution by a fraction of which the numerator shall be the Average Market Price per Share on such date less the fair market value (as determined by the board of directors of Borrower, whose good faith determination shall be conclusive and described in a resolution of such board) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be such Average Market Price per Share, such reduction to become effective immediately prior to the opening of business on the day following the Common Stock Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Average Market Price per Share on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such Note (or portion thereof) into Class B Common Stock (and had converted such shares of Class B Common

     Stock into shares of Class A Common Stock, if such distribution shall have been made only on shares of Class A Common Stock (and no comparable distribution shall be been made concurrently on shares of Class B Common Stock)), immediately prior to the Common Stock Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 8.03(a)(v) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Average Market Price per Share pursuant to Section 1.01, to the extent possible.

          Rights or warrants distributed by Borrower to all holders of shares of Class A Common Stock and Class B Common Stock entitling the holders thereof to subscribe for or purchase shares of Borrower's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"):
     (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.03(a)(v) (and no adjustment to the Conversion Price under this Section 8.03(a)(v) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 8.03(a)(v) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Agreement, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 8.03(a)(v) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution to which this Section 8.03(a)(v) were applicable, equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

          Notwithstanding any other provision of this Section 8.03(a)(v) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 8.03(a)(v) if Borrower makes proper provision so that each holder of Notes on the date fixed for determination of shareholders entitled to receive such distribution shall receive upon such distribution, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Note into shares of Class B Common Stock (and had converted such shares of Class B Common Stock into shares of Class A Common Stock, if such distribution shall have been made only on shares of Class A Common Stock (and no comparable distribution shall be been made concurrently on shares of Class B Common Stock)).

          For purposes of this Section 8.03(a)(v) and Sections 8.03(a)(i), (ii) and (iii), any dividend or distribution to which this Section 8.03(a)(v) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 8.03(a)(ii) or (iii) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 8.03(a)(ii) or (iii) applies (and any Conversion Price reduction required by this Section 8.03(a)(v) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 8.03(a)(i), (ii) or (iii) with respect to such dividend or distribution shall then be made), except that (1) the Common Stock Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the Common Stock Record Date fixed for such determination" and "the Common Stock Record Date" within the meaning of Section 8.03(a)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Stock Record Date fixed for the determination of the share holders entitled to receive such rights or warrants" and "such Common Stock Record Date" for purposes of Section 8.03(a)(ii) or (iii), and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of
     Section 8.03(a)(i).

          (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
     Section 8.03(a)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8.03 shall be made by Borrower and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of any Common Stock.

          (vii) Whenever the Conversion Price is adjusted as herein provided, Borrower shall promptly deliver to the Lender an Officer's Certificate setting forth the Conversion Price after such adjustment, a brief statement of the facts requiring such adjustment and the date on which each adjustment becomes effective. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (viii) In any case in which this Section 8.03(a) provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, Borrower may defer until the occurrence of such event issuing to the holder of any Note converted after such Common Stock Record Date and before the occurrence of such event the additional shares of Class B Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Class B Common Stock issuable upon such conversion before giving effect to such adjustment.

          (ix) For purposes of this Section 8.03(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Borrower or by any of its Subsidiaries. Borrower shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Borrower or by any of its Subsidiaries.

          (x) In the event that the holder of any Note would be entitled to receive upon conversion thereof any Redeemable Capital Stock and Borrower redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of Notes then outstanding shall be entitled to receive upon conversion of such Notes, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such Notes could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Notes shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock. For purposes of this Section 8.03(a)(x) "Redeemable Capital Stock" means a class or series of capital stock of Borrower that provides by its terms a right in favor of Borrower to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

     (b) In case of any consolidation of Borrower with, or merger of Borrower into, any other Person, or in case of any merger of another Person into Borrower (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or in case of any sale, conveyance or transfer of all or substantially all the assets of Borrower, a holder any Note shall have the right thereafter to convert such Note into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Class B Common Stock into which such Note might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of shares of Class B Common Stock failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Class B Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section 8 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The above provisions of this Section 8 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

     (c) In case:

          (i) Borrower shall declare a dividend (or any other distribution) on its Class A Common Stock or Class B Common Stock payable otherwise than in cash out of its earned surplus; or

          (ii) Borrower shall authorize the granting to all holders of its shares of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (iii) of any reclassification of the Common Stock (other than a subdivision or combination of Borrower's outstanding shares of Common Stock), or of any consolidation or merger to which Borrower is a party and for which approval of any shareholders of Borrower is required, or the sale, conveyance or transfer of all or substantially all the assets of Borrower; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of Borrower; or

          (v) Borrower shall take any other action referred to in this Section
     8;

then Borrower shall deliver to Lender, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Any failure to give the notice required by this
Section 8.03(c) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

     8.04 Fractional Shares. No fractional shares of Class B Common Stock shall be issued or delivered as interest hereunder pursuant to Section 2.04(d)(iii) or upon conversion of any Loan. If any fractional interest in a share of Class B Common Stock would otherwise be deliverable as interest or upon conversion of a Loan, Borrower shall deliver to Lender, in lieu of a fraction of a share, an amount in cash equal to the Average

Market Price per Share of the Class A Common Stock on the date such delivery would otherwise be due, times such fraction.

     8.05 Reservation of Shares. Borrower shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance upon conversion of any Loan as herein provided, and as payment of interest pursuant to Section 2.04(d)(iii), (a) a number of shares of Class B Common Stock equal to the sum of (i) the number of shares of Class B Common Stock issuable upon conversion of all Loans hereunder, assuming that the Commitment is at all times fully drawn and (ii) the number of shares of Class B Common Stock issuable as interest thereon through maturity pursuant to Section 2.04(d)(iii) assuming that the Average Price per Share of the Class A Common Stock on any date of determination remains constant through maturity, and (b) such number of shares of Class A Common Stock as would be issuable upon the conversion of all such shares of Class B Common Stock.

     8.06 No impairment. Borrower will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Borrower but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Lender against impairment.

     8.07 Stockholder Approval. If required by the Marketplace Rules of The Nasdaq Stock Market or any applicable law or regulation, Borrower shall submit this Agreement (or the relevant provisions hereof) for approval at the next annual or special meeting of stockholders of Borrower (or by written consent in lieu of such meeting). Notwithstanding any other provision of this Agreement, unless and until such approval has been obtained, the Loans shall not be convertible into shares of Class B Common Stock, except to the extent that the issuance of shares of Class B Common Stock upon such conversion would not require stockholder approval under the Marketplace Rules of The Nasdaq Stock Market or any applicable law or regulation.

                                   SECTION 9.

                                 MISCELLANEOUS

     9.01 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of Lender provided herein or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by laws or equity. No failure or delay on the part of Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy.

     9.02 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom, may in any event be effective unless in writing signed by Lender (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a party, signed by Borrower), and then only in the specific instance and for the specific purpose given.

     9.03 Attorney Costs, Expenses and Taxes. Borrower shall pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of Lender in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include Attorney Costs and other out-of-pocket expenses incurred by Lender, and independent public accountants and other outside experts retained by Lender. Borrower shall pay any and all applicable taxes and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of Borrower to perform any of its Obligations. Any amount payable to Lender under this Section shall bear interest from the date incurred by Lender at the Interest Rate.

     9.04 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of Borrower to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of any Notes, and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on its behalf.

     9.05 Notices. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be transmitted by Requisite Notice to the number and address set forth below:

     (a) If to Liberty:

        Liberty Media Corporation
        9197 South Peoria Street
        Englewood, CO 80112
        Attention: Elizabeth M. Markowski, Esq.
        Facsimile: (720) 875-5382

     (b) If to Borrower:

        Liberty Livewire Corporation
        520 Broadway, 5th floor
        Santa Monica, CA 90401
        Attention: Marcus O. Evans, General Counsel
        Facsimile: (310) 434-7005

     (c) In either case, with a copy to:

        Baker Botts, L.L.P.
        599 Lexington Avenue
        New York, NY 10022
        Attention: Marc A. Leaf
        Facsimile: (212) 705-5125

These notices may be delivered by the following modes of delivery and shall be effective, except as otherwise provided for herein, as follows:

MODE OF DELIVERY                           EFFECTIVE ON EARLIER OF ACTUAL RECEIPT AND:
----------------                           -------------------------------------------
Courier..................................  Scheduled delivery date
Facsimile................................  When transmission in legible form complete
Mail.....................................  Fourth Business Day after deposit in U.S.
                                           mail first class postage pre-paid
Personal delivery........................  When received
Electronic mail/digital transmission.....  When received
Telephone (if permitted hereunder).......  When conversation completed

Lender shall be entitled to rely and act on any notice purportedly given by or on behalf of Borrower even if such notice (i) was not made in a manner specified herein, (ii) was incomplete, (iii) was not preceded or followed by any other notice specified herein, or (iv) the terms of such notice as understood by the recipient varied from any subsequent related notice provided for herein. Borrower shall indemnify Lender from any loss, cost, expense or liability as a result of relying on any notice permitted herein.

     9.06  Execution of Loan Documents.

     Unless Lender otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and
(b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     9.07  Binding Effect; Assignment.

     (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender. Lender may at any time pledge any Note or any other instrument evidencing its rights as Lender under this Agreement to any other party, but no such pledge shall release Lender from its obligations hereunder.

     (b) Subject to the Subordination Agreement, from time to time following the date hereof, Lender may assign to one or more parties all or any portion of its rights and obligations under this Agreement, subject to the prior written consent of Borrower (which consent shall not unreasonably be withheld). Borrower agrees that, upon an assignment pursuant to the sentence above, it shall execute and deliver any documents requested by Lender to effectuate such assignment.

     9.08 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless Lender and its respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of their officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and Lender under this Agreement; (b) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) above; and (c) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

     9.09  Nonliability of Lender.  Borrower acknowledges and agrees that:

          (a) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender; and

          (b) Lender shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Borrower's property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnify and hold Lender harmless from any such loss, damage, liability or claim.

     9.10 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Loans, and is made for the sole benefit of Borrower, Lender and their respective successors and assigns.

     9.11 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to Lender, do, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     9.12 Integration. This Agreement, together with the other Loan Documents and the Subordination Agreement, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document (other than the Subordination Agreement, which limits the rights of Lender hereunder in accordance therewith, for the benefit of the Senior Creditors, as such term is defined therein), the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Without limiting the generality of the foregoing, this Agreement subsumes and supersedes any agreement, commitment or understanding, whether written or oral, with respect to a $20,000,000 subordinated debt facility between Borrower and Lender (or a subsidiary or affiliate thereof) in support of Borrower's pending acquisition of Group W Network Services, which facility was discussed at the November 28, 2000 meeting of Borrower's board of directors.

     9.13 Failure to Charge Not Subsequent Waiver. Any decision by Lender not to require payment of any interest, fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of Lender's right to require full payment of any interest, fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

     9.14 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

     9.15 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.16 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     9.17  Time of the Essence.  Time is of the essence of the Loan Documents.

     9.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     9.19 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF LENDER THAT DOES NOT COMPLY WITH SECTION 9.02 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     9.20 Certain Provisions Relating to Subordination. (a) Nothing contained in the Subordination Agreement is intended to or shall impair as among Borrower, Lender and Borrower's creditors other than the Senior Creditors, the obligation of Borrower, which shall be absolute and unconditional, to pay to Lender the principal of, interest on and fees with respect to the Loans, as and when the same shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents, and otherwise to perform its obligations hereunder or is intended to or shall affect the relative rights of Lender and the creditors of Borrower other than the Senior Creditors.

     (b) Borrower shall give prompt written notice to Lender of any fact known to Borrower that would prohibit the making of any payment to Lender pursuant to any provision of the Subordination Agreement.

     (c) After the prior indefeasible payment in full in cash of all Senior Indebtedness (as defined in the Subordination Agreement), to the extent that any amounts paid or required to be paid to Lender hereunder shall have been applied to satisfy any Senior Indebtedness pursuant to the Subordination Agreement, Lender shall be subrogated to any rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of Borrower made on such Senior Indebtedness until the principal of and interest on the Loans shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which Lender would have been entitled except for the Subordination Agreement shall, as among Borrower, its creditors other than Senior Creditors, and Lender, be deemed to be a payment by Borrower to or on account of any Senior Indebtedness, it being understood that the Subordination Agreement is and is intended solely for the purpose of defining the relative rights of the Lender, on the one hand, and the Senior Creditors, on the other hand.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          LIBERTY LIVEWIRE CORPORATION,
                                          a Delaware corporation

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          LIBERTY MEDIA CORPORATION,
                                          a Delaware corporation

                                          By:
                                          --------------------------------------
                                            Name: Elizabeth M. Markowski
                                            Title:   Senior Vice President

                                   SCHEDULE I

                                 PERMITTED USES

                      CATEGORY OF PERMITTED USES                   AVAILABLE TO BORROW
                      --------------------------                   -------------------
 1.  Acquisition of 100% of the outstanding capital stock of
     Video Services Corporation ("VSC") from Liberty Media
     Corporation, pursuant to the Contribution Agreement dated as of November 28, 2000, including (i) repayment or refinancing of existing indebtedness of VSC and (ii) the satisfaction of
     (or the financing of the satisfaction of) the VSC Stock
     Options and Carryover Options (as such terms are defined in the VSC Contribution Agreement dated as of November 28,
     2000, between Liberty and Borrower); provided that no more than an aggregate of $2,500,000 may be Borrowed to satisfy or finance the satisfaction of VSC Options and Carryover
     Options.....................................................     $100,100,000
 2.  Acquisition of Group W Network Services ("GWNS") from
     Viacom, Inc., pursuant to the Purchase Agreement dated as of
     October 23, 2000, including repayment or refinancing of
     existing indebtedness of GWNS; provided that such
     acquisition is consummated by December 31, 2001, and that
     all Loans hereunder for such purpose are funded by such
     date........................................................     $ 82,000,000
 3.  Direct or indirect acquisition of assets and/or equity of
     Ascent Network Systems ("ANS") from Liberty Media
     Corporation or a direct or indirect affiliate thereof.......     $ 31,500,000
                                                                      ============

                          LIBERTY LIVEWIRE CORPORATION
                                REVOCABLE PROXY


              ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 19, 2001


  THIS PROXY IS SOLICITED ON BEHALF THE BOARD OF DIRECTORS OF LIBERTY LIVEWIRE
                                  CORPORATION



    The undersigned hereby appoints Gavin W. Schutz and William E. Niles as proxies with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of common stock of the Company held of record by the undersigned at the close of business on October 29, 2001, at the Annual Meeting of Stockholders, to be held on December 19, 2001 and or at any and all adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH HEREIN. The board of directors recommends a vote "FOR" the election of the nominees named herein as directors of the Company and "FOR" each of the other proposals set forth below.


1. Election of the following persons as directors of Liberty Livewire
   Corporation:

  [ ] FOR                           [ ] WITHHELD

  NOMINEES: Salah M. Hassanein, David P. Malm, Bernard W. Schotters, Gary S.
            Howard, Sydney Pollack, Robert T. Walston


Instructions: Write, on the line, the name of any Nominee(s) for whom you wish your vote withheld.

-------------------------------

2. Approval of the 2001 Incentive Plan of Liberty Livewire Corporation.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

3. Approval of the 2000 Nonemployee Director Stock Option Plan of Liberty Livewire Corporation.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

4. Ratification of the appointment of KPMG LLP as independent auditors for Liberty Livewire Corporation.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

5. Approval of the First Amended and Restated Credit Agreement dated as of December 22, 2000 between the Company and Liberty Media Corporation, including the potential issuance of shares of the Company's Class B common stock under that credit agreement.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN




                  (continued, and to be signed, on other side)

                          (continued from other side)


   THE UNDERSIGNED ACKNOWLEDGES RECEIPT, PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, A PROXY STATEMENT DATED NOVEMBER 19, 2001 AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.


            [ ] CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                              DATED: ------------------------

                                              ----------------------------------
                                                  PRINT NAME OF STOCKHOLDER




                                              ----------------------------------
                                                   SIGNATURE OF STOCKHOLDER




                                              ----------------------------------
                                                  PRINT NAME OF STOCKHOLDER




                                              ----------------------------------
                                                   SIGNATURE OF STOCKHOLDER

                                              Please sign exactly as your name
                                              appears above on this card. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.

                                              PLEASE PROMPTLY COMPLETE, DATE,
                                              SIGN AND MAIL THIS PROXY IN THE
                                              ENCLOSED POSTAGE-PAID ENVELOPE.